                                                                     Exhibit 4.2




                                CREDIT AGREEMENT

                                  by and among

                               PEPSIAMERICAS, INC.
                                       and
                                   DAKBEV, LLC
                                  as Borrowers,

                             BANK OF AMERICA, N.A.,
                     as Administrative Agent and as Lender,

                                       and

                           FIRST UNION NATIONAL BANK,
                                       and
                          NORWEST BANK MINNESOTA, N.A.,
                           as Co-Documentation Agents

                                       and

                   THE LENDERS PARTY HERETO FROM TIME TO TIME
                                October 15, 1999

                         BANC OF AMERICA SECURITIES LLC,
                   as Sole Lead Arranger and Sole Book Manager

                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                              Definitions and Terms

         1.1      Definitions                                                  2
         1.2      Rules of Interpretation                                     29
         1.3      Acquisition Accounting                                      31

                                   ARTICLE II

                              The Credit Facilities

         2.1      Term Loan                                                   32
         2.2      Revolving Loans                                             35
         2.3      Use of Proceeds                                             37
         2.4      Notes                                                       37
         2.5      Swing Line                                                  38
         2.6      Joint and Several Liability, Contribution Rights            39

                                   ARTICLE III

                                Letters of Credit

         3.1      Letters of Credit 41
         3.2      Reimbursement and Participations                            41

                                   ARTICLE IV

                Eurodollar Funding, Fees, and Payment Conventions

         4.1      Interest Rate Options                                       44
         4.2      Conversions and Elections of Subsequent Interest Periods    44
         4.3      Payment of Interest                                         45
         4.4      Prepayments of Eurodollar Rate Loans                        46
         4.5      Manner of Payment                                           46
         4.6      Fees                                                        46
         4.7      Pro Rata Payments                                           47
         4.8      Computation of Rates and Fees                               47
         4.9      Deficiency Advances; Failure to Purchase Participations     47
         4.10     Intraday Funding                                            48

                                    ARTICLE V

                                    Security

         5.1      Security                                                    50
         5.2      Further Assurances                                          50
         5.3      Information Regarding Collateral                            51

                                   ARTICLE VI

                             Change in Circumstances

         6.1      Increased Cost and Reduced Return                           52
         6.2      Limitation on Types of Loans                                53
         6.3      Illegality                                                  53
         6.4      Treatment of Affected Loans                                 54
         6.5      Compensation                                                54
         6.6      Taxes                                                       55

                                   ARTICLE VII

            Conditions to Making Loans and Issuing Letters of Credit

         7.1      Conditions of Term Loans and Initial Advance                57
         7.2      Conditions of Revolving Loans and Letter of Credit          59

                                  ARTICLE VIII

                         Representations and Warranties

         8.1      Organization and Authority                                  61
         8.2      Loan Documents                                              61
         8.3      Solvency                                                    62
         8.4      Subsidiaries and Stockholders                               62
         8.5      Ownership Interests                                         62
         8.6      Financial Condition                                         62
         8.7      Title to Properties                                         63
         8.8      Taxes                                                       63
         8.9      Other Agreements                                            63
         8.10     Litigation                                                  63
         8.11     Margin Stock                                                63
         8.12     Investment Company                                          64
         8.13     Patents, Etc                                                64
         8.14     No Untrue Statement                                         64
         8.15     No Consents, Etc                                            64
         8.16     Employee Benefit Plans                                      64

         8.17     No Default                                                  66
         8.18     Environmental Laws                                          66
         8.19     Employment Matters                                          66
         8.20     RICO                                                        66
         8.21     Year 2000 Compliance                                        66

                                   ARTICLE IX

                              Affirmative Covenants

         9.1      Financial Reports, Etc                                      68
         9.2      Maintain Properties                                         69
         9.3      Existence, Qualification, Etc                               69
         9.4      Regulations and Taxes                                       69
         9.5      Insurance                                                   70
         9.6      True Books                                                  70
         9.7      Year 2000 Compliance                                        70
         9.8      Right of Inspection                                         70
         9.9      Observe all Laws                                            70
         9.10     Governmental Licenses                                       70
         9.11     Covenants Extending to Other Persons                        71
         9.12     Officer's Knowledge of Default                              71
         9.13     Suits or Other Proceedings                                  71
         9.14     Notice of Environmental Complaint or Condition              71
         9.15     Environmental Compliance                                    71
         9.16     Indemnification                                             72
         9.17     Further Assurances                                          72
         9.18     Employee Benefit Plans                                      72
         9.19     Continued Operations                                        73
         9.20     New Subsidiaries                                            73

                                    ARTICLE X

                               Negative Covenants

         10.1     Financial Covenants                                         77
         10.2     Capital Expenditures                                        77
         10.3     Liens                                                       77
         10.4     Indebtedness                                                78
         10.5     Transfer of Assets                                          79
         10.6     Investments and Acquisitions                                79
         10.7     Merger or Consolidation                                     80
         10.8     Restricted Payments                                         80
         10.9     Transactions with Affiliates                                80
         10.10    Compliance with ERISA, the Code and Foreign Benefit Laws    81
         10.11    Fiscal Year                                                 81

         10.12    Dissolution, etc                                            81
         10.13    Change in Control                                           82
         10.14    Rate Hedging Obligations                                    82
         10.15    Negative Pledge Clauses                                     82
         10.16    Prepayments, Etc. of Indebtedness                           82

                                   ARTICLE XI

                       Events of Default and Acceleration

         11.1     Events of Default                                           83
         11.2     Administrative Agent to Act                                 86
         11.3     Cumulative Rights                                           86
         11.4     No Waiver                                                   86
         11.5     Allocation of Proceeds                                      86

                                   ARTICLE XII

                            The Administrative Agent

         12.1     Appointment, Powers, and Immunities                         88
         12.2     Reliance by Administrative Agent                            88
         12.3     Defaults                                                    89
         12.4     Rights as Lender                                            89
         12.5     Indemnification                                             89
         12.6     Non-Reliance on Administrative Agent and Other Lenders      90
         12.7     Resignation of Administrative Agent                         90

                                  ARTICLE XIII

                                  Miscellaneous

         13.1     Assignments and Participations                              91
         13.2     Notices                                                     92
         13.3     Right of Set-off; Adjustments                               93
         13.4     Survival                                                    94
         13.5     Expenses                                                    94
         13.6     Amendments and Waivers                                      94
         13.7     Counterparts; Facsimile Signatures                          95
         13.8     Termination                                                 95
         13.9     Indemnification; Limitation of Liability                    96
         13.10    Severability                                                96
         13.11    Entire Agreement                                            97
         13.12    Agreement Controls                                          97
         13.13    Usury Savings Clause                                        97
         13.14    Payments                                                    97

         13.15    Confidentiality                                             98
         13.16    Governing Law; Waiver of Jury Trial                         98

EXHIBIT A         Applicable Commitment Percentages                          A-1
EXHIBIT B         Form of Assignment and Acceptance                          B-1
EXHIBIT C         Notice of Appointment (or Revocation) of Authorized
                    Representative                                           C-1
EXHIBIT D-1       Form of Borrowing Notice                                 D-1-1
EXHIBIT D-2       Form of Borrowing Notice--Swing Line Loans               D-2-1
EXHIBIT E         Form of Interest Rate Selection Notice                     E-1
EXHIBIT F-1       Form of Revolving Note                                   F-1-1
EXHIBIT F-2       Form of Term A Note                                      F-2-1
EXHIBIT F-3       Form of Term B Note                                      F-3-1
EXHIBIT F-4       Form of Swing Line Note                                  F-4-1
EXHIBIT G         Form of Opinion of Borrowers' Counsel                      G-1
EXHIBIT H         Compliance Certificate                                     H-1
EXHIBIT I         Form of Facility Guaranty                                  I-1
EXHIBIT J         Form of Security Agreement                                 J-1
EXHIBIT K         Form of Pledge Agreement                                   K-1

                                CREDIT AGREEMENT

     THIS CREDIT AGREEMENT, dated as of October 15, 1999 (the "Agreement"), is made by and among PEPSIAMERICAS, INC., a Delaware corporation having its principal place of business in Toa Baja, Puerto Rico (the "Parent"), DAKBEV, LLC, a limited liability company organized under the laws of Delaware having its principal place of business in Minneapolis, Minnesota ("DakBev" and together with the Parent, collectively the "Borrowers" and individually, a "Borrower"), BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States, in its capacity as a Lender ("Bank of America"), and each other financial institution executing and delivering a signature page hereto and each other financial institution which may hereafter execute and deliver an instrument of assignment with respect to this Agreement pursuant to Section 13.1 (hereinafter such financial institutions may be referred to individually as a "Lender" or collectively as the "Lenders"), and BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States, in its capacity as administrative agent for the Lenders (in such capacity, and together with any successor agent appointed in accordance with the terms of Section 12.7, the "Administrative Agent");

                              W I T N E S S E T H:

     WHEREAS, the Borrowers have requested that the Lenders make available to the Borrowers Term Loan facilities in the principal amount of $95,000,000, the proceeds of which are to be used to repay and refinance existing indebtedness and a revolving credit facility of up to $90,000,000, the proceeds of which are to be used to fund a portion of the cost and the expenses of the Acquisition Transaction, for Permitted Acquisitions and for general corporate purposes and which shall include a letter of credit facility of up to $2,500,000 for the issuance of standby letters of credit and a swing line facility of up to $5,000,000; and

     WHEREAS, the Lenders are willing to make such Term Loans, revolving credit and letter of credit facilities available to the Borrowers upon the terms and conditions set forth herein;

     NOW, THEREFORE, the Borrowers, the Lenders and the Administrative Agent hereby agree as follows:

                                    ARTICLE I

                             Definitions and Terms

     1.1 Definitions. For the purposes of this Agreement, in addition to the definitions set forth above, the following terms shall have the respective meanings set forth below:

                  "Acquisition" means the acquisition of (i) a controlling equity interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, or (ii) assets of another Person which constitute all or any material part of the assets of such Person or of a line or lines of business conducted by such Person.

                  "Acquisition Transaction" means the series of transactions provided for in the Transaction Documents whereby DakBev and Delta become Subsidiaries of the Parent substantially as described in the Proxy Statement.

                  "Advance" means any of (i) the borrowing under the Term Loan Facilities or (ii) a borrowing under the Revolving Credit Facility consisting of a Base Rate Loan or a Eurodollar Rate Loan.

                  "Affiliate" means any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with the Parent; or (ii) which beneficially owns or holds 5% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of the Parent; or 5% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Parent. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise.

                  "Applicable Commitment Fee" means that percent per annum set forth on the Pricing Grid which shall be based upon (i) the
         Consolidated Leverage Ratio or (ii) after the Closing Date and the making of a Rating Election the Rating, as determined pursuant to
         Section 4.3(b).

                  "Applicable  Commitment  Percentage" means, for each Lender at any time, a fraction, (i) with respect to the Revolving Credit Facility and the Letter of Credit Facility the numerator of which shall be such Lender's Revolving Credit Commitment and the denominator of which shall be the Total Revolving Credit Commitment, and (ii), with respect to each of the Term Loan Facility A and Term Loan Facility B, as the case may be, the numerator of which shall be such Lender's Term Loan A Commitment or Term Loan B Commitment, as applicable, and the denominator shall be the Total Term Loan A Commitment or Total Term Loan B Commitment, as applicable, which Applicable Commitment Percentage in each case for each Lender as of the Closing Date is as set forth in Exhibit A; provided that the Applicable Commitment Percentage of each Lender shall be increased or decreased to reflect any assignments to or by such Lender effected in accordance with
         Section 13.1.

                  "Applicable Lending Office" means, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or an affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrowers by written notice in accordance with the terms hereof as the office by which its Loans of such Type are to be made and maintained.

                  "Applicable Margin" means for each Loan of each Type that percent per annum set forth on the Pricing Grid under the applicable heading for such Loan of such Type which shall be based upon (i) the Consolidated Leverage Ratio for the Four-Quarter Period most recently ended or (ii) after the Closing Date and the making of a Rating Election the Rating, as determined pursuant to Section 4.3(b).

                  "Applications and Agreements for Letters of Credit" means, collectively, the Applications and Agreements for Letters of Credit, or similar documentation, executed by the Borrowers from time to time and delivered to the Issuing Bank to support the issuance of Letters of Credit.

                  "Approved Fund" means, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans, and is managed by either or both of the same investment advisor as such Lender or by an affiliate of such investment advisor.

                  "Approved Stock Option Plan" means (a) each stock option plan (whether relating to employees or directors) or agreement more particularly described on Schedule 1.1(a) and (b) any executive or employee stock option or incentive plan hereafter adopted by the board of directors of the Parent.

                  "Asset Disposition" means any voluntary disposition, whether by sale, lease or transfer, of (a) any of the assets, excluding cash and cash equivalents and inventory sold in the ordinary course of business, of the Parent or its Restricted Subsidiaries, and (b) any of the capital stock, or securities or investments exchangeable, exercisable or convertible for or into, or otherwise entitling the holder to receive any of the Subsidiary Securities, of any Restricted Subsidiary (other than a disposition to either Borrower or a Guarantor); excluding, however, (i) any brand related assets acquired in the Jamaica Transaction which are sold within thirty (30) days of the date of the Jamaica Transaction and (ii) all or a portion of any brand related assets which are acquired in a Permitted Acquisition which are sold within thirty (30) days of such Acquisition so long as the proceeds from the sale of such assets are paid directly or indirectly to the Borrower or a Restricted Subsidiary and are used to repay outstanding Revolving Loans.

                  "Assignment and Acceptance" shall mean an Assignment and Acceptance in the form of Exhibit B (with blanks appropriately filled in) delivered to the Administrative Agent in connection with an assignment of a Lender's interest under this Agreement pursuant to
         Section 13.1.

                  "Authorized Representative" means any of the Chief Executive Officer or Chief Financial Officer of the Parent or any other Person expressly designated by the Board of Directors of the Parent (or the appropriate committee thereof) as an Authorized Representative of the Parent, as set forth from time to time in a certificate in the form of Exhibit C.

                  "BAS" means Banc of America Securities LLC and its successors.

                  "Bank of America" means Bank of America, N.A. and its successors.

                  "Base Rate" means, for any day, the rate per annum equal to the sum of (a) the higher of (i) the Federal Funds Rate for such day plus one-half of one percent (0.5%) and (ii) the Prime Rate for such day plus (b) the Applicable Margin. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

                  "Base Rate Loan" means a Loan (including a Segment) for which the rate of interest is determined by reference to the Base Rate.

                  "Base Rate Refunding Loan" means a Base Rate Loan or Swing Line Loan made either to (i) satisfy Reimbursement Obligations arising from a drawing under a Letter of Credit or (ii) pay Bank of America in respect of Swing Line Outstandings.

                  "Base Rate Segment" means a Segment bearing interest or to bear interest at the Base Rate.

                  "Beverage Agreement" means an agreement between the Parent or one or more of its Subsidiaries and a Person, whereby the Person grants to the Parent or its Subsidiary an exclusive right or license (a) to the use of a trademark in connection with the bottling, distribution and sale of a beverage product within a defined geographic area and (b) to manufacture, sell and distribute fountain syrup to customers within a defined geographic area.

                  "Beverage Plastics Company Management Stock" means shares of restricted, non-voting common stock, held by management employees of Beverage Plastics Company, the dividends on which are paid to management employees of Beverage Plastics Company consistent with past practice and in an aggregate annual amount not to exceed $500,000.

                  "Board" means the Board of Governors of the Federal Reserve System (or any successor body).

                  "Borrower's Account" means (a) with respect to the Parent, a demand deposit account with the Administrative Agent and (b) with respect to DakBev, a demand deposit account with the Administrative Agent, which may be maintained at one or more offices of the Administrative Agent or an agent of the Administrative Agent.

                  "Borrowing Notice" means the notice delivered by an Authorized Representative in connection with an Advance under the Revolving Credit Facility or a Swing Line Loan, in the forms of Exhibits D-1 and D-2, respectively.

                  "Business Day" means, (i) except as expressly provided in clause (ii), any day which is not a Saturday, Sunday or a day on which banks in the States of New York and North Carolina are authorized or obligated by law, executive order or governmental decree to be closed and, (ii) with respect to the selection, funding, interest rate, payment, and Interest Period of any Eurodollar Rate Loan, any day which is a Business Day, as described above, and on which the relevant international financial markets are open for the transaction of business contemplated by this Agreement in London, England, New York, New York and Charlotte, North Carolina.

                  "Capital Expenditures" means, with respect to the Parent and its Restricted Subsidiaries, for any period the sum of (without duplication) (i) all expenditures (whether paid in cash or accrued as liabilities) by the Parent or any Restricted Subsidiary during such period for items that would be classified as "property, plant or equipment" or comparable items on the consolidated balance sheet of the Parent and its Restricted Subsidiaries, including without limitation all transactional costs incurred in connection with such expenditures provided the same have been capitalized, excluding, however, the amount of any Capital Expenditures paid for with proceeds of casualty insurance as evidenced in writing and submitted to the Administrative Agent together with any compliance certificate delivered pursuant to
         Section 9.1(a) or (b), and (ii) with respect to any Capital Lease entered into by the Borrower or its Restricted Subsidiaries during such period, the present value of the lease payments due under such Capital Lease over the term of such Capital Lease applying a discount rate equal to the interest rate provided in such lease (or in the absence of a stated interest rate, that rate used in the preparation of the financial statements described in Section 9.1(a)), all the foregoing in accordance with GAAP applied on a Consistent Basis.

                  "Capital Leases" means all leases which have been or should be capitalized in accordance with GAAP as in effect from time to time including Statement No. 13 of the Financial Accounting Standards Board and any successor thereof.

                  "Change of Control" means, at any time:

     (i) any "person" or "group" (each as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than Persons owned directly or indirectly by Pohlad Companies or PepsiCo. either (A) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act ), directly or indirectly, of Voting Securities of the Borrower (or securities convertible into or exchangeable for such Voting Securities) representing 25% or more of the combined voting power of all Voting Securities of the Parent (on a fully diluted basis) or (B) otherwise has the ability, directly or indirectly, to elect a majority of the board of directors of the Parent;

     (ii) during any period of up to 12 consecutive months, commencing on the Closing Date, individuals who at the beginning of such 12-month period were directors of the Parent shall cease for any reason (other than the death, disability or retirement of an officer of the Parent that is serving as a director at such time so long as another officer of the Parent replaces such Person as a director) to constitute a majority of the board of directors of the Parent;

     (iii) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence on the management or policies of the Parent; or

     (iv) if the Pohlad Companies and Pepsi, directly or indirectly, shall own in the aggregate less than 51% of the combined voting power of all Voting Securities of the Parent.

                  "Closing Date" means the date as of which this Agreement is executed by the Borrowers, the Lenders and the Administrative Agent and on which the conditions set forth in Section 7.1 have been satisfied.

                  "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

                  "Collateral"   means,   collectively,   all  property  of  the
         Borrowers, any Subsidiary or any other Person in which the Administrative Agent or any Lender is granted a Lien as security for all or any portion of the Obligations under any Security Instrument.

                  "Commitments" means the Revolving Credit Commitment, the Letter of Credit Commitment, the Term Loan A Commitment and the Term Loan B Commitment of each Lender.

                  "Compliance Certificate" means a certificate in the form of Exhibit H furnished to the Administrative Agent and Lenders by the Parent pursuant to Section 9.1 hereof.

                  "Consistent Basis" in reference to the application of GAAP means the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the audited financial statements of the Parent referred to as of the Closing Date in Section 8.6(a).

                  "Consolidated  EBITDA"  means,  subject to Section  1.3,  with respect to the Parent and its Restricted Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the sum of, without duplication, (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) taxes on income, (iv) amortization, (v) depreciation and (vi) up to $10,100,000 of non-recurring charges incurred in the Four-Quarter Period ended December 31, 1999, adjusted for Federal income taxes, if any, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis less advances made to Delta pursuant to Section 10.6(h).

                  "Consolidated Fixed Charge Ratio" means, with respect to the Parent and its Restricted Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the ratio of (i) Consolidated EBITDA to (ii) Consolidated Fixed Charges for such period.

                  "Consolidated  Fixed Charges"  means,  subject to Section 1.3, with respect to the Parent and its Restricted Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the sum of, without duplication, (i) the cash portion of Consolidated Interest Expense and (ii) scheduled principal payments of Consolidated Indebtedness, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

                  "Consolidated  Indebtedness"  means  all  Indebtedness  of the
         Parent  and  its   Restricted   Subsidiaries,   all   determined  on  a
         consolidated basis.

                  "Consolidated Interest Expense" means, with respect to any period of computation thereof, the gross interest expense of the Parent and its Restricted Subsidiaries, including without limitation (i) the current amortized portion of debt discounts to the extent included in gross interest expense, (ii) the current amortized portion of all fees (including fees payable in respect of any Rate Hedging Obligation) payable in connection with the incurrence of Indebtedness to the extent included in gross interest expense and (iii) the portion of any payments made in connection with Capital Leases allocable to interest expense, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis; provided, however, for the purpose of determining Consolidated Interest Expense for the one, two and three fiscal quarter periods of the Parent and its Subsidiaries following a Permitted Acquisition, Consolidated Interest Expense for such periods shall be multiplied by four, two and four-thirds, respectively.

                  "Consolidated Leverage Ratio" means, as of the date of computation thereof, the ratio of (i) Consolidated Indebtedness (determined as at such date) to (ii) Consolidated EBITDA (for the Four-Quarter Period ending on (or most recently ended prior to) such date).

                  "Consolidated  Net Income" means,  subject to Section 1.3, for any period of computation thereof, the gross revenues from operations of the Parent and its Restricted Subsidiaries (including payments received by the Parent and its Restricted Subsidiaries of (i) interest income, including as income (x) for the periods prior to and ending March 31, 2000 that amount that would have been received by the holders of the Delta Subordinated Notes for the Four Quarter Period ended March 31, 2000 assuming such payments were made in cash, (y) for the Four Quarter Periods ending June 30, 2000 and September 30, 2000 the actual amount of cash payments received on April 1, 2000 multiplied by two and
         (z) thereafter, cash payments received by the Parent with respect to the Delta Subordinated Notes and (ii) dividends and distributions of cash made in the ordinary course of their businesses by Persons in which investment is permitted pursuant to this Agreement and not related to an extraordinary event), less all operating and non-operating expenses of the Parent and its Restricted Subsidiaries including taxes on income, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis; but excluding (for all purposes other than (x) compliance with Section 10.1(a) hereof) as income: (i) net gains on the sale, conversion or other disposition of capital assets, (ii) net gains on the acquisition, retirement, sale or other disposition of capital stock and other securities of the Parent or its Restricted Subsidiaries, (iii) net gains on the collection of proceeds of life insurance policies, (iv) any write-up of any asset,
         (v) any other net gain or credit of an extraordinary nature as determined in accordance with GAAP applied on a Consistent Basis and
         (vi) the amount of income from operations or otherwise of any Person, including any Subsidiary, whose right to distribute such income is subject to the prior approval of any other governmental or regulatory authority which approval has not been received.

                  "Consolidated Net Worth" means, as of any date on which the amount thereof is to be determined, Consolidated Shareholders' Equity minus (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings) all reserves (other than contingency reserves not allocated to any particular purpose), including without limitation reserves for depreciation, depletion, amortization, obsolescence, deferred income taxes, insurance and inventory valuation, all as determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

                  "Consolidated Shareholders' Equity" means, as of any date on which the amount thereof is to be determined, the sum of the following in respect of the Parent and its Restricted Subsidiaries (determined on a consolidated basis and excluding any upward adjustment after the Closing Date due to revaluation of assets): (i) the amount of issued and outstanding share capital, plus (ii) the amount of additional paid-in capital and retained earnings (or, in the case of a deficit, minus the amount of such deficit), plus (iii) the amount of any foreign currency translation adjustment (if positive, or, if negative, minus the amount of such translation adjustment), minus (iv) the amount of any treasury stock, all as determined in accordance with GAAP applied on a Consistent Basis.

                  "Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, guaranty, letter of credit or other obligation (each a "primary obligation") of another Person (the "primary obligor"), whether or not contingent, (a) to purchase, repurchase or otherwise acquire any such primary obligation or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor in respect of any such primary obligation or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of such primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor thereof to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof.

                  "Continue," "Continuation," and "Continued" shall refer to the continuation pursuant to Section 4.2 hereof of a Eurodollar Rate Loan of one Type as a Eurodollar Rate Loan of the same Type from one Interest Period to the next Interest Period.

                  "Convert," "Conversion," and "Converted" shall refer to a conversion pursuant to Section 4.2 of one Type of Loan into another Type of Loan.

                  "Cost of Acquisition" means, with respect to any Acquisition, as at the date of entering into any agreement therefor, the sum of the following (without duplication): (i) the value of the capital stock, warrants or options to acquire capital stock or other securities of the Parent or any Subsidiary to be transferred in connection therewith,
         (ii) the amount of any cash and fair market value of other property (excluding property described in clause (i) and the unpaid principal amount of any debt instrument) given as consideration, (iii) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of any Indebtedness incurred, assumed or acquired by the Parent or any Subsidiary in connection with such Acquisition,
         (iv) all additional purchase price amounts in the form of earnouts and other contingent obligations that should be recorded at the time of such Acquisition on the financial statements of the Parent and its Subsidiaries in accordance with GAAP, (v) all amounts paid in respect of covenants not to compete, consulting agreements that should be recorded on financial statements of the Parent and its Subsidiaries at the time of such Acquisition in accordance with GAAP, and other affiliated contracts in connection with such Acquisition, (vi) the aggregate fair market value of all other consideration given by the Parent or any Subsidiary in connection with such Acquisition, and (vii) out of pocket transaction costs for the services and expenses of attorneys, accountants and other consultants incurred in effecting such transaction, and other similar transaction costs so incurred. For purposes of determining the Cost of Acquisition for any transaction,
         (A) the capital stock of the Parent shall be valued (I) in the case of capital stock that is then designated as a national market system security by the National Association of Securities Dealers, Inc. ("NASDAQ") or is listed on a national securities exchange, the average of the last reported bid and ask quotations or the last prices reported thereon, and (II) with respect to any other shares of capital stock, as determined by the Board of Directors of the Parent and, if requested by the Administrative Agent, determined to be a reasonable valuation by the independent public accountants referred to in Section 9.1(a), (B) the Subsidiary Securities of any Subsidiary shall be valued as determined by the Board of Directors of such Subsidiary and, if requested by the Administrative Agent, determined to be a reasonable valuation by the independent public accountants referred to in Section 9.1(a), and (C) with respect to any Acquisition accomplished pursuant to the exercise of options or warrants or the conversion of securities, the Cost of Acquisition shall include both the cost of acquiring such option, warrant or convertible security as well as the cost of exercise or conversion.

                  "Credit Parties" means, collectively, the Borrowers, each Guarantor and each other Person providing Collateral pursuant to any Security Instrument.

                  "DakBev" has the meaning set forth in the preambles to this Agreement.

                  "Dakota" means Dakota Beverage Company, Inc., a Minnesota corporation.

                  "Dakota   Exchange   Agreement"   means  the  Dakota  Exchange
         Agreement dated as of June 28, 1999 between the Parent and Dakota, including all schedules and exhibits thereto.

                  "Debt Offering" means a public or private offering of Indebtedness (including, without limitation, any security constituting Indebtedness which is exchangeable, exercisable or convertible for or into, or otherwise entitling the holder to receive, equity securities) of the Parent or any Restricted Subsidiary (other than Indebtedness among the Parent and any Restricted Subsidiary or one Restricted Subsidiary and another Restricted Subsidiary) not otherwise permitted under Section 10.4 and which is approved by the Required Lenders.

                  "Default" means any event or condition which, with the giving or receipt of notice or lapse of time or both, would constitute an Event of Default hereunder.

                  "Default Rate" means (i) with respect to each Eurodollar Rate Loan, until the end of the Interest Period applicable thereto, a rate of two percent (2%) above the Eurodollar Rate applicable to such Loan, and thereafter at a rate of interest per annum which shall be two percent (2%) above the Base Rate, (ii) with respect to Base Rate Loans, Swing Line Loans, Reimbursement Obligations, fees, and other amounts payable in respect of Obligations or (except as otherwise expressly provided therein) the obligations of any other Credit Party under any of the other Loan Documents, a rate of interest per annum which shall be two percent (2%) above the Base Rate and (iii) in any case, the maximum rate permitted by applicable law, if lower.

                  "Delta" means Delta Beverage Group, Inc., a Delaware corporation.

                  "Delta Exchange Agreement" means the Delta Exchange Agreement dated June 28, 1999 among the Parent and Delta and the shareholders of Delta, including all schedules and exhibits thereto.

                  "Delta Preferred Stock" means the Delta Preferred Stock Series AA.

                  "Delta Subordinated Notes" means the Delta 11% Subordinated Notes due September 23, 2003.

                  "Direct Foreign Subsidiary" means a Subsidiary other than a Domestic Subsidiary a majority of whose Voting Securities, or a majority of whose Subsidiary Securities, are owned by the Borrower or a Domestic Subsidiary.

                  "Dollars" and the symbol "$" means dollars constituting legal tender for the payment of public and private debts in the United States of America.

                  "Domestic Subsidiary" means any Restricted Subsidiary of the Parent organized under the laws of the United States of America, any state or territory thereof or the District of Columbia.

                  "Eligible Assignee" means (i) a Lender, (ii) an affiliate or Approved Fund of a Lender, and (iii) any other Person approved by the Administrative Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with
         Section 13.1, the Parent, such approval not to be unreasonably withheld (provided that the incurrence by the Borrowers of additional costs pursuant to Section 6.6 as a result of such assignment shall constitute a reasonable basis for withholding such consent) or delayed by the Parent and such approval to be deemed given by the Parent (in the absence of notice to the contrary, effective upon receipt) within two Business Days after notice of such proposed assignment has been provided by the assigning Lender to the Parent; provided, however, that neither the Parent nor an affiliate of the Parent shall qualify as an Eligible Assignee.

                  "Eligible Securities" means the following obligations and any other obligations previously approved in writing by the Administrative
         Agent:



     (a) Government Securities;

     (b) obligations of any corporation organized under the laws of any state of the United States of America or under the laws of any other nation, payable in the United States of America, expressed to mature not later than 92 days following the date of issuance thereof and rated in an investment grade rating category by S&P and Moody's;

     (c) interest bearing demand or time deposits issued by any Lender or certificates of deposit maturing within one year from the date of issuance thereof and issued by a bank or trust company organized under the laws of the United States or of any state thereof having capital surplus and undivided profits aggregating at least $400,000,000 and being rated "A" or better by S&P or "A" or better by Moody's;

     (d) Repurchase Agreements;

     (e) Municipal Obligations;

     (f) Pre-Refunded Municipal Obligations;

     (g) shares of mutual funds which invest in obligations described in paragraphs (a) through (f) above, the shares of which mutual funds are at all times rated "AAA" by S&P ;

     (h) tax-exempt or taxable adjustable rate preferred stock issued by a Person having a rating of its long term unsecured debt of "A-" or better by S&P or "A-3" or better by Moody's; and

     (i) asset-backed remarketed certificates of participation representing a fractional undivided interest in the assets of a trust, which certificates are rated at least "A-1" by S&P and "P-1" by Moody's.

                  "Employee Benefit Plan" means (i) any employee benefit plan, including any Pension Plan, within the meaning of Section 3(3) of ERISA which (A) is maintained for employees of the Parent or any of its ERISA Affiliates, or any Restricted Subsidiary or is assumed by the Parent or any of its ERISA Affiliates, or any Restricted Subsidiary in connection with any Acquisition or (B) has at any time been maintained for the employees of the Parent, any current or former ERISA Affiliate, or any Restricted Subsidiary and (ii) any plan, arrangement, understanding or scheme maintained by the Parent or any Restricted Subsidiary that provides retirement, deferred compensation, employee or retiree medical or life insurance, severance benefits or any other benefit covering any employee or former employee and which is administered under any Foreign Benefit Law or regulated by any Governmental Authority other than the United States of America.

                  "Environmental Laws" means any federal, state or local statute, law, ordinance, code, rule, regulation, order, decree, permit or license regulating, relating to, or imposing liability or standards of conduct concerning, any environmental matters or conditions, environmental protection or conservation, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Superfund Amendments and Reauthorization Act of 1986, as amended; the Resource Conservation and Recovery Act, as amended; the Toxic Substances Control Act, as amended; the Clean Air Act, as amended; the Clean Water Act, as amended; together with all regulations promulgated thereunder, and any other "Superfund" or "Superlien" law.

                  "Equity Offering" means a public or private offering of equity securities (including, without limitation, any security or investment not constituting Indebtedness exchangeable, exercisable or convertible for or into, or otherwise entitling the holder to receive, equity securities) of the Borrower or any Restricted Subsidiary (other than securities issued to the Parent or another Restricted Subsidiary); provided, however, the term "Equity Offering" shall not include any issuance of equity securities which issuance is in connection with the exercise of stock options or warrants granted to, or purchase of restricted stock by, eligible participants under an Approved Stock Option Plan or in connection with a Permitted Acquisition.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

                  "ERISA Affiliate," as applied to the Parent, means any Person or trade or business which is a member of a group which is under common control with the Parent, who together with the Parent, is treated as a single employer within the meaning of Section 414(b) and (c) of the Code.

                  "Eurodollar Rate Loan" means a Loan (including a Segment) for which the rate of interest is determined by reference to the Eurodollar Rate.

                  "Eurodollar Rate" means the interest rate per annum calculated according to the following formula:

                  Eurodollar   =    Interbank Offered Rate        + Applicable
                                 -------------------------------
                   Rate             1- Reserve Requirement            Margin

                  "Eurodollar Rate Segment" means a Segment bearing interest or to bear interest at the Eurodollar Rate.

                  "Event of Default" means any of the occurrences set forth as such in Section 11.1.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

                  "Existing Indebtedness" means the Indebtedness of the Parent or certain of its Subsidiaries described on Schedule 1.1(b) hereto.

                  "Facilities" means the Revolving Credit Facility and the Term Loan Facilities.

                  "Facility Guaranty" means each Guaranty Agreement between one or more Guarantors and the Administrative Agent for the benefit of the Administrative Agent and the Lenders, delivered as of the Closing Date and otherwise pursuant to Section 9.20, as the same may be amended, modified or supplemented.

                  "Facility Termination Date" means such date as all of the following shall have occurred: (a) the Borrowers shall have permanently terminated the Revolving Credit Facility and the Swing Line by payment in full of all Revolving Credit Outstandings and Letter of Credit Outstandings and Swing Line Outstandings, together with all accrued and unpaid interest thereon, except for the undrawn portion of Letters of Credit as have been fully cash collateralized in a manner consistent with the terms of Section 11.1(B), (b) the Borrowers shall have paid all Term Loan Outstandings in full, together with all accrued and unpaid interest thereon, (c) all Swap Agreements shall have been terminated, expired or cash collateralized, (d) all Term Loan Commitments, Revolving Credit Commitments and Letter of Credit Commitments shall have terminated or expired and (e) the Borrowers shall have fully, finally and irrevocably paid and satisfied in full all Obligations (other than Obligations consisting of continuing indemnities and other contingent Obligations of the Borrowers or any Guarantor that may be owing to the Lenders pursuant to the Loan Documents and expressly survive termination of this Agreement);

                  "FASB 133 Adjustments" means entries on or adjustments to any balance sheet or statement of income in respect of derivatives or hedging instruments as required or permitted by Statement of Financial Accounting Standards No. 133.

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and
         (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent (in its individual capacity) on such day on such transactions as determined by the Administrative Agent.

                  "Fiscal Year" means the twelve month fiscal period of the Parent and its Subsidiaries commencing on January 1 of each calendar year and ending on December 31 of such calendar year.

                  "Foreign Benefit Law" means any applicable statute, law, ordinance, code, rule, regulation, order or decree of any foreign nation or any province, state, territory, protectorate or other political subdivision thereof regulating, relating to, or imposing liability or standards of conduct concerning, any Employee Benefit Plan.

                  "Four-Quarter Period" means a period of four full consecutive fiscal quarters of the Parent and its Restricted Subsidiaries, taken together as one accounting period.

                  "GAAP" or "Generally Accepted Accounting Principles" means generally accepted accounting principles, being those principles of accounting set forth in pronouncements of the Financial Accounting
         Standards Board, the American Institute of Certified Public Accountants, or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report.

                  "Government   Securities"  means  direct  obligations  of,  or
         obligations the timely payment of principal and interest on which are fully and unconditionally guaranteed by, the United States of America.

                  "Governmental   Authority"  shall  mean  any  Federal,  state,
         municipal, national or other governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

                  "Guarantors" means, at any date, all Domestic Subsidiaries which are Restricted Subsidiaries, all of which are required to be parties to a Facility Guaranty at such date.

                  "Hazardous Material" means and includes any pollutant, contaminant, or hazardous, toxic or dangerous waste, substance or material (including without limitation petroleum products, asbestos-containing materials and lead), the generation, handling, storage, transportation, disposal, treatment, release, discharge or emission of which is subject to any Environmental Law.

                  "Historical Financial Statements" means (i) the consolidated balance sheets and related consolidated statements of income and cash flows for each of the Parent, Dakota and Delta and their respective Subsidiaries for the fiscal years ended 1996, 1997 and 1998, audited by independent public accountants of recognized standing and prepared in accordance with GAAP and interim unaudited consolidated balance sheets and related consolidated statements of income for each of the Parent, Dakota and Delta and their respective Subsidiaries for the interim period ended June 30, 1999 and (ii) the unaudited historical proforma financial statements (balance sheet and statement of income) prepared on a combined basis of the Parent, Dakota and Delta and their Subsidiaries, giving pro forma effect to the Acquisition Transaction during the periods covered by such financial statements for the Fiscal Year ended 1998 and for the interim period most recently ended June 30, all such financial statements being contained in the Proxy Statement.

                  "Historical Pro Forma Financial Statements" means the unaudited historical pro forma statements of income and certain cash flow items prepared on a combined basis of the Parent, and its Restricted Subsidiaries (giving pro forma effect to the Acquisition Transaction during the periods covered thereby) for the Fiscal Years ended 1998 and for the period ended June 30, 1999.

                  "Indebtedness"  means as to any Person,  without  duplication,
         (a) all Indebtedness for Money Borrowed of such Person, (b) all Rate Hedging Obligations of such Person, (c) all indebtedness secured by any Lien on any property or asset owned or held by such Person regardless or whether the indebtedness secured thereby shall have been assumed by such Person or is non-recourse to the credit of such Person, and (d) all Contingent Obligations of such Person.

                  "Indebtedness for Money Borrowed" means with respect to any Person, without duplication, all indebtedness in respect of money borrowed, including without limitation, all obligations under Capital Leases, the deferred purchase price of any property or services, the aggregate face amount of all surety bonds, letters of credit, and bankers' acceptances, and (without duplication) all payment and reimbursement obligations in respect thereof whether or not matured, evidenced by a promissory note, bond, debenture or similar written obligation for the payment of money (including reimbursement agreements and conditional sales or similar title retention agreements), other than trade payables and accrued expenses incurred in the ordinary course of business.

                  "Interbank Offered Rate" means, with respect to any Eurodollar Rate Loan for the Interest Period applicable thereto, the rate per annum (rounded upwards, if necessary), to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Interbank Offered Rate" shall mean, with respect to any Eurodollar Rate Loan for the Interest Period applicable thereto, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period, provided, however; if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

                  "Interest Period" means, for each Eurodollar Rate Loan, a period commencing on the date such Eurodollar Rate Loan is made or Converted or Continued and ending, at the Borrower's option, on the date one, two, three or six months thereafter as notified to the Administrative Agent by the Authorized Representative in accordance with the terms hereof; provided that,


     (i) if an Interest Period for a Eurodollar Rate Loan would end on a day which is not a Business Day, such Interest Period shall be extended to the next Business Day (unless such extension would cause the applicable Interest Period to end in the succeeding calendar month, in which case such Interest Period shall end on the next preceding Business Day); and

     (ii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

                  "Interest Rate Selection Notice" means the written notice delivered by an Authorized Representative in connection with the election of a subsequent Interest Period for any Eurodollar Rate Loan or the Conversion of any Eurodollar Rate Loan into a Base Rate Loan or the Conversion of any Base Rate Loan into a Eurodollar Rate Loan, in the form of Exhibit E.

                  "Issuing Bank" means Bank of America as issuer of Letters of Credit under Article III.

                  "Jamaica Transaction" means the acquisition of (a) the right to distribute cola beverages including those bearing the "Pepsi-Cola" or "Pepsi" trademark, in Jamaica and (b) the manufacturing and other assets used in conjunction with manufacturing and distributing such beverages in Jamaica, with a Cost of Acquisition of not more than $29,000,000.

                  "LC Account Agreement" means the LC Account Agreement dated as of the date hereof among the Borrowers and the Administrative Agent, as amended, modified or supplemented from time to time.

                  "Letter of Credit" means a standby letter of credit issued by the Issuing Bank pursuant to Article III hereof for the account of either or both of the Borrowers in favor of a Person advancing credit or securing an obligation on behalf of a Borrower.

                  "Letter of Credit Commitment" means, with respect to each Lender, the obligation of such Lender to acquire Participations in respect of Letters of Credit and Reimbursement Obligations up to an
         aggregate amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Letter of Credit Commitment as the same may be increased or decreased from time to time pursuant to this Agreement.

                  "Letter of Credit  Facility"  means the facility  described in
         Article III hereof providing for the issuance by the Issuing Bank for the account of either or both of the Borrowers of Letters of Credit in an aggregate stated amount at any time outstanding not exceeding the Total Letter of Credit Commitment minus outstanding Reimbursement Obligations.

                  "Letter of Credit Outstandings" means, as of any date of determination, the aggregate amount available to be drawn under all Letters of Credit plus Reimbursement Obligations then outstanding.

                  "Lien" means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, the Borrowers and any Restricted Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

                  "Loan" or "Loans" means any of the Revolving Loans or the Term Loans, including any Segment, made under the Revolving Credit Facility or the Term Loan Facilities, respectively.

                  "Loan Documents" means this Agreement, the Notes, the Security Instruments, the Facility Guaranties, the LC Account Agreement, the Applications and Agreements for Letter of Credit, and all other instruments and documents heretofore or hereafter executed or delivered to or in favor of any Lender (including the Issuing Bank) or the Administrative Agent in connection with the Loans made and transactions contemplated under this Agreement, as the same may be amended, supplemented or replaced from the time to time.

                  "Master Bottling Agreements" means the agreements between one or more of the Parent, Delta or DakBev and PepsiCo whereby the Parent, Delta and DakBev are granted the exclusive right to (i) distribute cola beverages and fountain syrup manufactured from concentrates supplied by PepsiCo in specified territories bearing the "Pepsi-Cola" and "Pepsi" trademark, including DIET PEPSI, (ii) distribute non-cola products consisting primarily of MOUNTAIN DEW, DIET MOUNTAIN DEW, and related products and (iii) to distribute cola beverages and fountain syrup bearing the "Pepsi-Cola" and "Pepsi" trademark, including DIET PEPSI in Puerto Rico.

                  "Material  Adverse Effect" means a material  adverse effect on
         (i) the business, properties, operations, prospects or condition, financial or otherwise, of the Parent or any of its Restricted Subsidiaries or any other Credit Party, (ii) the ability of any Credit Party to pay or perform its respective obligations, liabilities and indebtedness under the Loan Documents as such payment or performance becomes due in accordance with the terms thereof, or (iii) the rights, powers and remedies of the Administrative Agent or any Lender under any Loan Document or the validity, legality or enforceability thereof.

                  "Mortgage Notes" means those Mortgage Notes in the aggregate principal amount of $30,663,835 described on Schedule 1.1(c) hereto.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Parent or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) Fiscal Years.

                  "Municipal Obligations" means general obligations issued by, and supported by the full taxing authority of, any state of the United States of America or of any municipal corporation or other public body organized under the laws of any such state which are rated in the highest investment rating category by both S&P and Moody's.

                  "Net Proceeds" (a) from any public or private offering of any security (including any Debt Offering or Equity Offering) means cash payments received by the Parent or any Restricted Subsidiary therefrom as and when received, net of all legal, accounting, banking and underwriting  fees  and  expenses,  commissions,  discounts  and  other issuance expenses incurred in connection therewith and all taxes required to be paid or accrued as a consequence of such issuance; and
         (b) from any Asset Disposition means cash payments received by the Parent or any Restricted Subsidiary therefrom (including any cash payments received pursuant to any note or other debt security received in connection with any Asset Disposition) as and when received, net of
         (i) all legal fees and expenses and other fees and expenses paid to third parties and incurred in connection therewith, (ii) all taxes required to be paid or accrued as a consequence of such disposition,
         (iii) all amounts applied to repayment of Indebtedness (other than the Obligations) secured by a Lien on the asset or property disposed and
         (iii) all amounts reinvested by the Parent or a Restricted Subsidiary substantially contemporaneously with such disposition (or to be invested within 90 days pursuant to an investment plan approved by the Administrative Agent) in replacement assets of substantially equal or greater value and utility; provided, however, that Net Proceeds shall not include the first $5,000,000 of cash payments received in each Fiscal Year from Asset Dispositions.

                  "Note Pledge Agreement" means that certain Note Pledge Agreement dated as of the date hereof between the Parent and the Administrative Agent for the benefit of the Administrative Agent and the Lenders, as hereafter amended, supplemented or restated from time to time.

                  "Notes" means, collectively, the Term Notes, the Swing Line Note and the Revolving Notes.

                  "Obligations" means the obligations, liabilities and Indebtedness of the Borrowers with respect to (i) the principal and interest on the Loans as evidenced by the Notes, (ii) the Reimbursement Obligations and otherwise in respect of the Letters of Credit, (iii) all liabilities of Borrowers to any Lender (or any affiliate of any Lender) which arise under a Swap Agreement, and (iv) the payment and performance of all other obligations, liabilities and Indebtedness of the Borrowers to the Lenders (including the Issuing Bank), the Administrative Agent or BAS hereunder, under any one or more of the other Loan Documents or with respect to the Loans.

                  "Operating Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the bylaws, operating agreement, partnership agreement, limited partnership agreement or other applicable documents relating to the operation, governance or management of such entity.

                  "Organizational Action" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, any corporate, organizational or partnership action (including any required shareholder, member or partner action), or other similar official action, as applicable, taken by such entity.

                  "Organizational Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the articles of incorporation, certificate of incorporation, articles of organization, certificate of limited partnership or other applicable organizational or charter documents relating to the creation of such entity.

                  "Outstandings" means, collectively, at any date, the Letter of Credit Outstandings, Swing Line Outstandings, Term Loan Outstandings and Revolving Credit Outstandings on such date.

                  "Participation" means, (i) with respect to any Lender (other than the Issuing Bank) and a Letter of Credit, the extension of credit represented by the participation of such Lender hereunder in the liability of the Issuing Bank in respect of a Letter of Credit issued by the Issuing Bank in accordance with the terms hereof and (ii) with respect to any Lender (other than Bank of America) and a Swing Line Loan, the extension of credit represented by the participation of such Lender hereunder in the liability of Bank of America in respect of a Swing Line Loan made by Bank of America in accordance with the terms hereof.

                  "PBGC" means the Pension Benefit Guaranty Corporation and any successor thereto.

                  "Pension Plan" means any employee pension benefit plan within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (i) is maintained for employees of the Borrower or any of its ERISA Affiliates or is assumed by the Borrower or any of its ERISA Affiliates in connection with any Acquisition or (ii) has at any time been maintained for the employees of the Borrower or any current or former ERISA Affiliate.

                  "PepsiCo" means, collectively, PepsiCo, Inc., a North Carolina corporation and its direct or indirect wholly-owned subsidiaries.

                  "Permitted Acquisition" means (a) the Acquisition Transaction,
         (b) the Jamaica Transaction and (c) each other Acquisition effected with the consent and approval of the board of directors or other applicable governing body of the Person being acquired, and with the duly obtained approval of such shareholders or other holders of equity interest as such Person may be required to obtain, so long as (i) immediately prior to and immediately after the consummation of such Acquisition, no Default or Event of Default has occurred and is continuing, (ii) substantially all of the sales and operating profits generated by such Person (or assets) so acquired or invested are derived from the business of bottling, distributing and selling the beverage known as Pepsi-Cola and similar beverages (alcoholic and non-alcoholic) and water products, (iii) pro forma historical financial statements as of the end of the most recent fiscal quarter for the trailing twelve month period giving effect to such Acquisition are delivered to the Administrative Agent not less than five (5) Business Days prior to the consummation of such Acquisition, together with a certificate of an Authorized Representative demonstrating compliance with Section 10.1 hereof after giving effect to such Acquisition and
         (iv) the aggregate Cost of Acquisition with respect to any Acquisition consummated during any Fiscal Year of a Person who is not a Guarantor after giving effect to such Acquisition shall not exceed $25,000,000 net of any cash proceeds received by the Parent and its Restricted Subsidiaries at the date of such Acquisition from the sale of any assets of the Person or business so acquired.

                  "Person"  means  an  individual,   partnership,   corporation,
         limited liability company, limited liability partnership, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof.

                  "Pledge Agreement" means, collectively (or individually as the context may indicate), (i) that certain Securities Pledge Agreement dated as of the date hereof among the Borrowers and the Administrative Agent for the benefit of the Administrative Agent and the Lenders, (ii) any additional Securities Pledge Agreement delivered to the Administrative Agent pursuant to Section 5.1 and Section 9.20, and
         (iii) with respect to any Subsidiary Securities issued by a Direct Foreign Subsidiary, any additional or substitute charge, agreement, document, instrument or conveyance, in form and substance acceptable to the Administrative Agent, conferring under applicable foreign law upon the Administrative Agent for the benefit of the Administrative Agent and the Lenders a Lien upon such Subsidiary Securities as are owned by the Parent or any Domestic Subsidiary, in each case as hereafter amended, supplemented (including by Pledge Agreement Supplement) or amended and restated from time to time.

                  "Pledge Agreement Supplement" means, with respect to each Pledge Agreement, the Pledge Agreement Supplement in the form affixed as an Exhibit to such Pledge Agreement.

                  "Pledged Interests" means the Subsidiary Securities required to be pledged as Collateral pursuant to Article V or the terms of any Pledge Agreement.

                  "Pledged Notes" means the Mortgage Notes and the Delta Subordinated Notes required to be pledged as Collateral pursuant to
         Article V or the terms of the Note Pledge Agreement.

                  "Pre-Refunded Municipal Obligations" means obligations of any state of the United States of America or of any municipal corporation or other public body organized under the laws of any such state which are rated, based on the escrow, in the highest investment rating category by both S&P and Moody's and which have been irrevocably called for redemption and advance refunded through the deposit in escrow of Government Securities or other debt securities which are (i) not callable at the option of the issuer thereof prior to maturity, (ii) irrevocably pledged solely to the payment of all principal and interest on such obligations as the same becomes due and (iii) in a principal amount and bear such rate or rates of interest as shall be sufficient to pay in full all principal of, interest, and premium, if any, on such obligations as the same becomes due as verified by a nationally recognized firm of certified public accountants.

                  "Pricing Grid" means the tables set forth on Schedule 1.1(d) hereto setting forth the basis for (whether the Consolidated Leverage Ratio or Ratings) and the percentage to be utilized in calculating the Applicable Margin for each Loan of each Type and the Applicable Commitment Fee.

                  "Prime Rate" means the per annum rate of interest established from time to time by Bank of America as its prime rate, which rate may not be the lowest rate of interest charged by Bank of America to its customers.

                  "Principal Office" means the principal office of Bank of America, presently located at 101 North Tryon Street, 15th Floor, NC1 001-15-04, Charlotte, North Carolina 28255, Attention: Agency Services, or such other office and address as the Administrative Agent may from time to time designate.

                  "Pro Forma Projections" means (i) the consolidated balance sheet as at the Closing Date and consolidated statements of income and cash flows for each of the five (5) Fiscal Years ending 1999 through 2004 of the Parent and its Restricted Subsidiaries giving proforma effect to the Acquisition Transaction and (ii) the consolidated balance sheet and consolidated statements of income and cash flows for each of the five (5) Fiscal Years ending 1999 through 2004 of Delta and its Subsidiaries.

                  "Proxy Statement" means the proxy statement of the Parent, File No. 1-13914, filed pursuant to Rule 14(a) of the Securities
         Exchange Act of 1934, as amended, with the Securities and Exchange Commission.

                  "Rate Hedging Obligations" means, without duplication, any and all obligations of the Parent or any Restricted Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, Dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants and those commonly known as interest rate "swap" agreements; (ii) all other "derivative instruments" as defined in FASB 133 and which are subject to the reporting requirements of FASB 133; and (iii) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing.

                  "Rating"   means  the  debt  rating   assigned  to  long-term,
         unsecured, unenhanced senior Indebtedness of the Parent by S&P and Moody's.

                  "Rating Election" means the one-time right of the Parent to elect to have the Applicable Margin thereafter determined based on the Rating so long as at all times thereafter the Rating is not less than BB by S&P and Ba2 by Moody's and if the Rating is less than either BB or Ba2 the Applicable Margin shall at all times thereafter be determined based upon the Consolidated Leverage Ratio.

                  "Registrar" means, with respect to any Subsidiary Securities, any Person authorized or obligated to maintain records of the registration of ownership or transfer of ownership of interests in such Subsidiary Securities, and in the event no such Person shall have been expressly designated by the related Subsidiary, shall mean (i) as to any corporation or limited liability company, its Secretary (or comparable official), and (ii) as to any partnership, its general partner (or managing general partner if one shall have been appointed).

                  "Regulation D" means Regulation D of the Board as the same may be amended or supplemented from time to time.

                  "Reimbursement Obligation" shall mean at any time, the obligation of the Borrowers with respect to any Letter of Credit to reimburse the Issuing Bank and the Lenders to the extent of their respective Participations (including by the receipt by the Issuing Bank of proceeds of Loans pursuant to Section 2.2(c)(iii)) for amounts theretofore paid by the Issuing Bank pursuant to a drawing under such Letter of Credit.

                  "Repurchase Agreement" means a repurchase agreement entered into with any financial institution whose debt obligations or commercial paper are rated "A" by either of S&P or Moody's or "A-1" by S&P or "P-1" by Moody's.

                  "Required Lenders" means, as of any date, Lenders on such date having Credit Exposures (as defined below) aggregating at least 66-2/3% of the aggregate Credit Exposures of all the Lenders on such date. For purposes of the preceding sentence, the amount of the "Credit Exposure" of each Lender shall be equal at all times (a) other than following the occurrence and during the continuance of an Event of Default, to the sum of its Revolving Credit Commitment and Term Loan Commitments, and
         (b) following the occurrence and during the continuance of an Event of Default, to the sum of (i) the amount of such Lender's Applicable Commitment Percentage of Term Loan Outstandings plus (ii) the aggregate principal amount of such Lender's Applicable Commitment Percentage of Revolving Credit Outstandings plus (iii) the amount of such Lender's Applicable Commitment Percentage of Letter of Credit Outstandings and Swing Line Outstandings; provided that, for the purpose of this definition only, (A) if any Lender shall have failed to fund its Applicable Commitment Percentage of any Advance, then the Term Loan Commitment or Revolving Credit Commitment, as applicable, of such Lender shall be deemed reduced by the amount it so failed to fund for so long as such failure shall continue and such Lender's Credit Exposure attributable to such failure shall be deemed held by any Lender making more than its Applicable Commitment Percentage of such Advance to the extent it covers such failure, (B) if any Lender shall have failed to pay to the Issuing Bank upon demand its Applicable
         Commitment Percentage of any drawing under any Letter of Credit resulting in an outstanding Reimbursement Obligation (whether by funding its Participation therein or otherwise), such Lender's Credit Exposure attributable to all Letter of Credit Outstandings shall be deemed to be held by the Issuing Bank until such Lender shall pay such deficiency amount to the Issuing Bank together with interest thereon as provided in Section 4.9 and (C) if any Lender shall have failed to pay to Bank of America on demand its Applicable Commitment Percentage of any Swing Line Loan (whether by funding its Participation therein or otherwise), such Lender's Credit Exposure attributable to all Swing Line Outstandings shall be deemed to be held by Bank of America until such Lender shall pay such deficiency amount to Bank of America together with interest thereon as provided in Section 4.9.

                  "Reserve Requirement" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

                  "Restricted Payment" means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Parent or any Subsidiary Securities of its Restricted Subsidiaries (other than those payable or distributable solely to the Parent) now or hereafter outstanding, except a dividend payable solely in shares of a class of stock to the holders of that class; (b) any redemption, conversion, exchange, retirement or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Parent or any of its Restricted Subsidiaries (other than those payable or distributable solely to the Borrower) now or hereafter outstanding; (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of the Parent or any Subsidiary Securities of its Restricted Subsidiaries now or hereafter outstanding; and (d) any issuance and sale of Subsidiary Securities of any Restricted Subsidiary of the Parent (or any option, warrant or right to acquire such stock) other than to the Parent.

                  "Restricted Subsidiary" means all Subsidiaries of the Parent other than Delta and Subsidiaries of Delta.

                  "Revolving Credit Commitment" means, with respect to each Lender, the obligation of such Lender to make Revolving Loans to the Borrowers up to an aggregate principal amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Revolving Credit Commitment.

                  "Revolving  Credit  Facility" means the facility  described in
         Section 2.2 hereof providing for Loans to the Borrowers by the Lenders in the aggregate principal amount of the Total Revolving Credit Commitment.

                  "Revolving Credit Outstandings" means, as of any date of determination, the aggregate principal amount of all Revolving Loans then outstanding.

                  "Revolving Credit Termination Date" means (i) the Stated Termination Date or (ii) such earlier date of termination of Lenders' obligations pursuant to Section 11.1 upon the occurrence of an Event of Default, or (iii) such date as the Borrowers may voluntarily and permanently terminate the Revolving Credit Facility by payment in full of all Revolving Credit Outstandings, Swing Line Outstandings and
         Letter of Credit Outstandings and cancellation of all Letters of Credit, together with all accrued and unpaid interest thereon.

                  "Revolving Loan" means any borrowing pursuant to an Advance under the Revolving Credit Facility in accordance with Section 2.2.

                  "Revolving Notes" means, collectively, the promissory notes of the Borrowers evidencing Revolving Loans executed and delivered to the Lenders as provided in Section 2.4 substantially in the form of Exhibit F-1, with appropriate insertions as to amounts, dates and names of Lenders.

                  "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill.

                  "Security Agreement" means, collectively (or individually as the context may indicate), (i) the Security Agreement dated as of the date hereof by the Borrowers and Restricted Subsidiaries to the Administrative Agent and (ii) any additional Security Agreement delivered to the Administrative Agent pursuant to Section 9.20, as hereafter modified, amended or supplemented from time to time.

                  "Security Instruments" means, collectively, the Pledge Agreement, the Note Pledge Agreement, the Security Agreement and all other agreements (including control agreements), instruments and other documents, whether now existing or hereafter in effect, pursuant to which the Borrowers or any Restricted Subsidiary shall grant or convey to the Administrative Agent or the Lenders a Lien in, or any other Person shall acknowledge any such Lien in, property as security for all or any portion of the Obligations, as any of them may be amended, modified or supplemented from time to time.

                  "Segment" means a portion of a Term Loan (or all thereof) with respect to which a particular interest rate is (or is proposed to be) applicable.

                  "Solvent" means, when used with respect to any Person, that at the time of determination:


     (a) the fair value of its assets (both at fair valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including Contingent Obligations; and

     (b) it is then able and expects to be able to pay its debts as they mature; and

     (c) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

                  "Stated Termination Date" means October 14, 2002.

                  "Subsidiary" means any corporation or other entity in which more than 50% of its outstanding Voting Securities or more than 50% of all equity interests is owned directly or indirectly by a Borrower and/or by one or more of a Borrower's Subsidiaries.

                  "Subsidiary Securities" means the shares of capital stock or the other equity interests issued by or equity participations in any Restricted Subsidiary, whether or not constituting a "security" under
         Article 8 of the Uniform Commercial Code as in effect in any jurisdiction, but excluding the Beverage Plastics Company Management Stock.

                  "Swap Agreement" means one or more agreements among the Borrowers and any Person with respect to Indebtedness evidenced by any or all of the Notes, on terms mutually acceptable to Borrowers and such Person and approved by the Required Lenders, which agreements create Rate Hedging Obligations; provided, however, that no such approval of the Lenders shall be required to the extent such agreements are entered into between the Borrower and any Lender or any affiliate of any Lender.

                  "Swing Line" means the revolving line of credit established by Bank of America in favor of the Borrowers pursuant to Section 2.5.

                  "Swing Line Loans" means loans made by Bank of America to the Borrowers pursuant to Section 2.5.

                  "Swing Line Note" means the promissory note of the Borrowers evidencing the Swing Line executed and delivered to Bank of America as provided in Section 2.4 substantially in the form of Exhibit F-2.

                  "Swing   Line   Outstandings"   means,   as  of  any  date  of
         determination, the aggregate principal amount of all Swing Line Loans then outstanding.

                  "Term Loans" means each of the Term Loan A and Term Loan B made pursuant to the Term Loan Facilities in accordance with Section 2.1.

                  "Term Loan A" means the loan made pursuant to the Term Loan A Facility.

                  "Term Loan A Commitment" means, with respect to each Lender, the obligation of a Term Loan A Lender to make available the Term Loan A to the Borrowers in a principal amount equal to such Term Loan A
         Lender's Applicable Commitment Percentage of the Total Term Loan A Commitment as set forth on Exhibit A hereto.

                  "Term Loan A Facility" means the facility described in Section
         2.1 hereof providing for a Term Loan to the Borrowers by the Lenders in the original principal amount of $30,000,000.

                  "Term Loan A Lender" means each Lender having a Term Loan Commitment, including as of the Closing Date the Lenders indicated on Exhibit A hereto as having a Term Loan A Commitment.

                  "Term Loan A Maturity Date" means October 14, 2002.

                  "Term  Loan  A   Outstandings"   means,  as  of  the  date  of
         determination, the aggregate principal amount of the outstanding Term Loans A and all accrued interest thereon.

                  "Term Loan A Termination Date" means (i) the Term Loan A Maturity Date or (ii) such earlier date of termination of a Term Loan A Lenders' obligations pursuant to Section 11.1 hereof upon the occurrence of an Event of Default or (iii) such date as the Borrowers may voluntarily and permanently terminate the applicable Term Loan A Facility by payment in full of all Obligations incurred in connection with such Term Loan A.

                  "Term Loan B" means the loan made pursuant to the Term Loan B Facility.

                  "Term Loan B Commitment" means, with respect to each Lender, the obligation of a Term Loan B Lender to make available the Term Loan B to the Borrowers in a principal amount equal to such Term Loan B
         Lender's Applicable Commitment Percentage of the Total Term Loan B Commitment, as set forth in Exhibit A hereto.

                  "Term Loan B Facility" means the facility described in Section
         2.1 hereof providing for the Term Loan to the Borrowers in the original principal amount of $65,000,000.

                  "Term Loan B Lender" means each Lender having a Term Loan B Commitment, including as of the Closing Date the Lenders indicated on Exhibit A hereto as having a Term Loan B Commitment.

                  "Term Loan B Maturity Date" means October 14, 2003.

                  "Term  Loan  B   Outstandings"   means,  as  of  the  date  of
         determination, the aggregate principal amount of outstanding Term Loans B and all accrued interest thereon.

                  "Term Loan B Termination Date" means (i) the Term Loan B Maturity Date or (ii) such earlier date of termination of a Term Loan B Lender's obligations pursuant to Section 11.1 hereof upon the occurrence of an Event of Default or (iii) such date as the Borrowers may voluntarily and permanently terminate the applicable Term Loan B Facility by payment in full of all Obligations incurred in connection with such Term Loan B.

                  "Term Loan Commitment" means, collectively, the Term Loan A Commitment and the Term Loan B Commitment.

                  "Term Loan Facilities" means the Term Loan A Facility and the Term Loan B Facility.

                  "Term   Loan   Outstandings"   means,   as  of  any   date  of
         determination, the sum of Term Loan A Outstandings and Term Loan B Outstandings at such date.

                  "Term Loan Termination Date" means the date upon which each of the Term Loan A Termination Date and the Term Loan B Termination shall have occurred.

                  "Term Notes" means, collectively, the Term A Notes and the Term B Notes.

                  "Term A Notes" means, collectively, the promissory notes of the Borrowers evidencing Term Loan A executed and delivered to the Term Loan A Lenders as provided in Section 2.4 hereof substantially in the form of Exhibit F-2 hereto, with appropriate insertions as to amounts, dates and names of Term Loan A Lenders.

                  "Term B Notes" means, collectively, the promissory notes of the Borrowers evidencing Term Loan B executed and delivered to the Term Loan B Lenders as provided in Section 2.4 hereof substantially in the form of Exhibit F-3 hereto, with appropriate insertions as to amounts, dates and names of Term Loan B Lenders.

                  "Termination Event" means: (i) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder (unless the notice requirement has been waived by applicable regulation); or
         (ii) the withdrawal of either Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4062(e) of ERISA; or (iii) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under
         Section 4041 of ERISA; or (iv) the institution of proceedings to terminate a Pension Plan by the PBGC; or (v) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (vi) the partial or complete withdrawal of either Borrower or any ERISA Affiliate from a Multiemployer Plan; or (vii) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA; or (viii) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Section 4241 or Section 4245 of ERISA, respectively; or (ix) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA; or (x) any event or condition with respect to any Employee Benefit Plan which is regulated by any Foreign Benefit Law that results in the termination of such Employee Benefit Plan or the revocation of such Employee Benefit Plan's authority to operate under the applicable Foreign Benefit Law.

                  "Total Letter of Credit Commitment" means an amount not to exceed $2,500,000.

                  "Total Revolving Credit Commitment" means a principal amount equal to $90,000,000, as reduced from time to time in accordance with
         Section 2.2(e).

                  "Total Term Loan A Commitment" means a principal amount equal to $30,000,000.

                  "Total Term Loan B Commitment" means a principal amount equal to $65,000,000.

                  "Total Term Loan Commitment" means the sum of the Total Term Loan A Commitment and the Total Term Loan B Commitment.

                  "Transaction Documents" means the Delta Exchange Agreement and the Dakota Exchange Agreement and each other agreement entered into in effecting the transactions described in such Exchange Agreements.

                  "Type" shall mean any type of Loan (i.e., a Base Rate Loan or a Eurodollar Rate Loan).

                  "Voting Securities" means shares of capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

                  "Year 2000 Compliant" means all computer applications (including those affected by information received from its suppliers and vendors) that are material to the Borrowers' or any of their Subsidiaries' business and operations will on a timely basis be able to perform properly date-sensitive functions involving all dates on and after January 1, 2000;

                  "Year 2000 Problem" means the risk that computer applications used by the Borrower or any of its Subsidiaries (including those affected by information received from its suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates on and after January 1, 2000.

     1.2  Rules of Interpretation .

     (a) All accounting terms not specifically defined herein shall have the meanings assigned to such terms and shall be interpreted in accordance with GAAP applied on a Consistent Basis.

     (b) Each term defined in Articles 1, 8 or 9 of the North Carolina Uniform Commercial Code shall have the meaning given therein unless otherwise defined herein, except to the extent that the Uniform Commercial Code of another jurisdiction is controlling, in which case such terms shall have the meaning given in the Uniform Commercial Code of the applicable jurisdiction.

     (c) The headings, subheadings and table of contents used herein or in any other Loan Document are solely for convenience of reference and shall not constitute a part of any such document or affect the meaning, construction or effect of any provision thereof.

     (d) Except as otherwise expressly provided, references in any Loan Document to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules are references to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules in or to such Loan Document.

     (e) All definitions set forth herein or in any other Loan Document shall apply to the singular as well as the plural form of such defined term, and all references to the masculine gender shall include reference to the feminine or neuter gender, and vice versa, as the context may require.

     (f) When used herein or in any other Loan Document, words such as "hereunder," "hereto," "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

     (g) References to "including" means including without limiting the generality of any description preceding such term, and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

     (h) Except as otherwise expressly provided, all dates and times of day specified herein shall refer to such dates and times at Charlotte, North Carolina.

     (i) Whenever interest rates or fees are established in whole or in part by reference to a numerical percentage expressed as "___%," such arithmetic expression shall be interpreted in accordance with the convention that 1% = 100 basis points.

     (j) Each of the parties to the Loan Documents and their counsel have reviewed and revised, or requested (or had the opportunity to request) revisions to, the Loan Documents, and any rule of construction that ambiguities are to be resolved against the drafting party shall be inapplicable in the construing and interpretation of the Loan Documents and all exhibits, schedules and appendices thereto.

     (k) Any reference to an officer of a Borrower or any other Person by reference to the title of such officer shall be deemed to refer to each other officer of such Person, however titled, exercising the same or substantially similar functions.

     (l) All references to any agreement or document as amended, modified or supplemented, or words of similar effect, shall mean such document or agreement, as the case may be, as amended, modified or supplemented from time to time only as and to the extent permitted therein and in the Loan Documents.

     1.3 Acquisition Accounting .

     In the event of the occurrence of an Acquisition (a) of a line of business of a Person the Borrower shall, in determining Consolidated EBITDA and Consolidated Fixed Charges for the three Four-Quarter Periods ending after the date of such Acquisition, annualize the results of operations of the business so acquired for the one, two and three quarter periods, respectively, ending next following the date of Acquisition by (i) in the case of the quarter period during which such Acquisition occurs, dividing the results of operation for the period from the date of Acquisition to the end of such quarter by the number of days during such quarter that remain following the date of Acquisition and multiplying the result by 90 (the "First Quarter Results") and then multiplying the First Quarter Results by 4, (ii) multiplying the sum of the First Quarter Results and the second quarter results of operations by two, and (iii) multiplying the sum of the First Quarter Results and the second and third quarter results of operations by four-thirds; and (b) in connection with the Acquisition of all of the equity interest or assets of a Person, for the three Four-Quarter Periods ending next following the date of such Acquisition, Consolidated EBITDA and Consolidated Fixed Charges shall include the results of operations of the Person so acquired (or whose assets are so acquired), which amounts shall be determined on an historical pro forma basis and with the consent of the Administrative Agent may include non-recurring charges which will be eliminated by reason of such Acquisition.

                                   ARTICLE II
                             The Credit Facilities

2.1    Term Loan .

     (a) Subject to the terms and conditions of this Agreement, each Lender with a Term Loan A Commitment and/or a Term Loan B Commitment, as the case may be, severally agrees to make (i) an Advance of the Term Loan A on the Closing Date in an amount equal to its Applicable Commitment Percentage of the Total Term Loan A Commitment, and (ii) an Advance of the Term Loan B on the Closing Date in an amount equal to its Applicable Commitment Percentage of the Total Term Loan B Commitment, in each case, by wire transfer to the Administrative Agent. Such wire transfer shall be directed to the Administrative Agent at the Principal Office and shall be in the form of immediately available Dollars . The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the respective Borrower as directed in the Borrowing Notice by delivery of the proceeds thereof to the respective
Borrower's Account or otherwise as shall be directed by the Authorized Representative and reasonably acceptable to the Administrative Agent. Each Term Loan shall be available in a single draw in Dollars at Closing.

     (b) Payment of Principal. (i) The principal amount of Term Loan A and Term Loan B shall be repaid by the Borrowers on the dates and in the amounts (subject to the provisions of Section 4.2 and 4.4) hereof set forth below:

                                          Amount
         Date             Term Loan A                Term Loan B

December 31, 1999         $1,250,000                 $     162,500
March 31, 2000            $1,250,000                 $     162,500
June 30, 2000             $1,250,000                 $     162,500
September 30, 2000        $1,250,000                 $     162,500
December 31, 2000         $1,875,000                 $     162,500
March 31, 2001            $1,875,000                 $     162,500
June 30, 2001             $1,875,000                 $     162,500
September 30, 2001        $1,875,000                 $     162,500
December 31, 2001         $4,375,000                 $     162,500
March 31, 2002            $4,375,000                 $     162,500
June 30, 2002             $4,375,000                 $     162,500
September 30, 2002        $4,375,000                 $     162,500
December 31, 2002         $     -0-                  $15,762,500
March 31, 2003            $     -0-                  $15,762,500
June 30, 2003             $     -0-                  $15,762,500
September 30, 2003        $     -0-                  $15,762,500

; provided, however, that the entire amount of Term Loan Outstandings shall be due and payable in full on the Term Loan Termination Date.

     (c) Optional Prepayments. The Borrowers may prepay the Term Loans in whole or in part from time to time on any Business Day, without penalty or premium, upon at least three (3) Business Days' telephonic notice from an Authorized Representative (effective upon receipt) to the Administrative Agent prior to 10:30 A.M., which notice shall be irrevocable. The Authorized Representative shall provide the Administrative Agent written confirmation of each such telephonic notice but failure to provide such confirmation shall not affect the validity of such telephonic notice. Any prepayment, whether of a Base Rate Segment or a Eurodollar Rate Segment, shall be made at a prepayment price equal to (i) the amount of principal to be prepaid, plus (ii) all accrued and unpaid interest on the amount so prepaid, to the date of prepayment. All prepayments under this Section 2.1(d) shall be made in the minimum principal amount of $5,000,000 or any integral multiple of $1,000,000 -------------- in excess thereof (or in the entire remaining principal balance of the Term Loans), and all such prepayments of principal shall be applied pro rata among Term Loan A Outstandings and Term Loan B Outstandings to installments of principal in inverse order of their maturities.

     (d) Mandatory Prepayments. In addition to the required payments of principal of the Term Loans set forth in Section 2.1(b) and any optional payments of principal of the Term Loans effected under Section 2.1(c), the Borrowers shall make the following required prepayments of the Term Loans, each such payment to be made to the Administrative Agent for the benefit of the Lenders within the time period specified below:

          (i) Equity Offerings. The Borrowers shall make, or shall cause each applicable Restricted Subsidiary to make, a prepayment of the Term Loans from the Net Proceeds of any Equity Offering in an amount equal to fifty percent (50%) of such Net Proceeds. Each such prepayment shall be made within fifteen (15) Business Days of receipt of such Net Proceeds and upon not less than three (3) Business' Days written notice to the Administrative Agent, and shall include within one (1) Business Day of repayment a certificate of an Authorized Representative setting forth in reasonable detail the calculations utilized in computing the amount of the Net Proceeds.

          (ii) Debt Offerings. The Borrowers shall make, or shall cause each applicable Restricted Subsidiary to make, a prepayment of the Term Loans from the Net Proceeds of any Debt Offering in an amount equal to one hundred percent (100%) of such Net Proceeds. Each such prepayment shall be made within fifteen (15) Business Days of receipt of such Net Proceeds and upon not less than three (3) Business' Days written notice to the Administrative Agent, and shall include within one (1) Business Day of repayment a certificate of an Authorized Representative setting forth in reasonable detail the calculations utilized in computing the amount of the Net Proceeds.

          (iii) Asset Dispositions. The Borrowers shall make, or shall cause each applicable Restricted Subsidiary to make, a prepayment of the Term Loans from the Net Proceeds of any Asset Disposition in an amount equal to one hundred percent (100%) of such Net Proceeds. Each such prepayment shall be made within fifteen (15) Business Days of receipt of such Net Proceeds and upon not less than three (3) Business' Days written notice to the Administrative Agent, which notice shall include a certificate of an
     Authorized Representative setting forth in reasonable detail the calculations utilized in computing the amount of the Net Proceeds.

          (iv) Insurance or Condemnation Proceeds. The Borrowers shall make, or shall cause each applicable Restricted Subsidiary to make, a prepayment of the Term Loans in an amount equal to one hundred percent (100%) of the proceeds of any condemnation or insurance; provided, however, that to the extent no Default or Event of Default has occurred and is continuing, no such prepayment shall be required with respect to proceeds which are reinvested by the Borrowers in repair of any damaged property or in replacement property of approximately equivalent or greater value and utility as the property subject to such taking or loss within 180 days following receipt of such proceeds. Each such prepayment shall be made (A) within fifteen (15) Business Days of receipt of such proceeds and upon not less than three (3) Business' Days written notice to the Administrative Agent unless the Borrowers shall have delivered to the Administrative Agent a certificate setting forth the amount of such proceeds, confirming the intent of the Borrowers to reinvest such proceeds as provided above and containing a detailed description of the plan of reinvestment with respect to such proceeds or (B) upon expiration of 180 days following receipt of such proceeds if a certificate referred to in clause (A) above has been received by the Agent but such reinvestment has not been consummated within the 180 day reinvestment period referred to above.

          (v) Pledged Notes. The Parent shall make a prepayment of the Term Loans in an amount equal to one hundred percent (100%) of all principal payments made by Delta with respect to the Delta Subordinated Notes. Each such prepayment shall be made within five (5) Business Days of receipt of such payment and upon not less than three (3) Business Days' written notice to the Administrative Agent.

     All mandatory prepayments made pursuant to this Section 2.1(d) shall be applied first to repay the Term Loans on a pro rata basis (that is, based on the ratio each outstanding Term Loan bears to Term Loan Outstandings) until the Term Loan Outstandings have been paid in full and then to reduce Revolving Credit Outstandings, if any. Each mandatory prepayment in an amount less than the Term Loan Outstandings shall be applied pro rata to each remaining installment of Term Loan A and Term Loan B (or if no Term Loan A Outstandings then exist, pro rata to each remaining installment of Term Loan B) in inverse order of maturities; provided, however, that any holder of Term Loan B shall have the right by the giving of at least one day's prior written notice to the Administrative Agent to refuse prepayment of all or a portion of the Term Loan B held by it if, but only to the extent that after giving effect to such partial prepayment (and any reallocation of all refused Term Loan B repayments provided for herein), a portion of Term Loan A will remain outstanding, and any prepayment so refused shall be applied to prepay the remaining installments of Term Loan A in inverse order of maturities. If the amount of Term Loan B as to which prepayment is refused is in excess of the remaining Term Loan A Outstandings, then the Administrative Agent shall pro rate the amount of Term Loan B which can be paid among holders of Term Loan A based upon the proportion that the principal amount of Term Loan A held by each Lender bears to the Total Term Loan A Outstandings. The holders of Term Loan B shall have no right to refuse prepayment of all or any portion of Term Loan B to the extent that the aggregate amount so refused in connection with any prepayment exceeds the amount of Term Loan A Outstandings. Any prepayment of an Eurodollar Rate Loan pursuant to this Section 2.1(d) other than on the last day of an Interest Period shall be accompanied by the additional payment, if any, required by Section 6.5 hereof. Any repayment of Revolving Credit Outstandings with proceeds of an Asset Disposition shall permanently reduce the Total Revolving Credit Commitment by the amount of such payment.

     2.2 Revolving Loans .

     (a) Commitment. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Advances to the Borrowers under the Revolving Credit Facility from time to time from the Closing Date until the Revolving Credit Termination Date on a pro rata basis as to the total borrowing requested by a Borrower on any day determined by such Lender's Applicable Commitment Percentage up to but not exceeding the Revolving Credit Commitment of such Lender, provided, however, that the Lenders will not be required and shall have no obligation to make any such Advance (i) so long as a Default or an Event of Default has occurred and is continuing or (ii) if the Administrative Agent has accelerated the maturity of any of the Notes as a result of an Event of Default; provided further, however, that immediately after giving effect to each such Advance, the amount of Revolving Credit Outstandings plus Letter of Credit Outstandings plus Swing Line Outstandings shall not exceed the Total Revolving Credit Commitment. Within such limits and subject to the other terms and conditions of this Agreement, the Borrowers may borrow, repay and reborrow under the Revolving Credit Facility on a Business Day from the Closing Date until, but (as to borrowings and reborrowings) not including, the Revolving Credit Termination Date.

     (b) Amounts. The amount of Revolving Credit Outstandings plus Letter of Credit Outstandings plus Swing Line Outstandings shall not exceed at any time the Total Revolving Credit Commitment, and, in the event there shall be outstanding any such excess, the Borrowers shall immediately make such payments and prepayments as shall be necessary to comply with this restriction. Each Advance under the Revolving Credit Facility, other than Base Rate Refunding Loans, shall be in an amount of at least $5,000,000, and, if greater than $1,000,000, an integral multiple of $1,000,000.

     (c) Advances.

          (i) An Authorized  Representative  shall give the Administrative Agent
(1) at least three (3) Business Days' irrevocable telephonic notice of each Eurodollar Rate Loan (whether representing an additional borrowing or the Continuation of a borrowing hereunder or the Conversion of a borrowing hereunder from a Base Rate Loan to a Eurodollar Rate Loan) prior to 10:30 A.M. and (2) irrevocable telephonic notice of each Base Rate Loan (other than Base Rate Refunding Loans to the extent the same are effected without notice pursuant to
Section 2.2(c)(iii) and whether representing an additional borrowing hereunder or the Conversion of borrowing hereunder from Eurodollar Rate Loans to Base Rate Loans) prior to 10:30 A.M. on the day of such proposed Revolving Loan. Each such notice shall be effective upon receipt by the Administrative Agent, shall specify the amount of the borrowing, the type of Revolving Loan (Base Rate or Eurodollar Rate), the date of borrowing and, if a Eurodollar Rate Loan, the Interest Period to be used in the computation of interest. The Authorized
Representative shall provide the Administrative Agent written confirmation of each such telephonic notice in the form of a Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions but failure to provide such confirmation shall not affect the validity of such telephonic notice. Notice of receipt of such Borrowing Notice or Interest Rate Selection Notice, as the case may be, together with the amount of each Lender's portion of an Advance requested thereunder, shall be provided by the Administrative Agent to each Lender by telefacsimile transmission with reasonable promptness, but (provided the Administrative Agent shall have received such notice by 10:30 A.M.) not later than 1:00 P.M. on the same day as the Administrative Agent's receipt of such notice.

          (ii) Not later than 2:00 P.M. on the date specified for each borrowing under this Section 2.2, each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the Advance or Advances to be made by it on such day available by wire transfer to the Administrative Agent in the amount of its pro rata share, determined according to such Lender's Applicable Commitment Percentage of the Revolving Loan or Revolving Loans to be made on such day. Such wire transfer shall be directed to the Administrative Agent at the Principal Office and shall be in the form of Dollars constituting immediately available funds. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by delivery of the proceeds thereof to the applicable Borrower's Account or otherwise as shall be directed in the applicable Borrowing Notice by the Authorized Representative and reasonably acceptable to the Administrative Agent.

          (iii) Notwithstanding the foregoing, if a drawing is made under any Letter of Credit, such drawing is honored by the Issuing Bank, and the Borrowers shall not immediately fully reimburse the Issuing Bank in respect of such drawing from other funds available to the Borrowers, (A) provided that the conditions to making a Revolving Loan as herein provided shall then be satisfied, the Reimbursement Obligation arising from such drawing shall be paid to the Issuing Bank by the Administrative Agent without the requirement of notice to or from the Borrowers from immediately available funds which shall be advanced as a Base Rate Refunding Loan to the Administrative Agent at its Principal Office by each Lender under the Revolving Credit Facility in an amount equal to such Lender's Applicable Commitment Percentage of such Reimbursement Obligation, and (B) if the conditions to making a Revolving Loan as herein provided shall not then be satisfied, each of the Lenders shall fund by payment to the Administrative Agent (for the benefit of the Issuing Bank) at its Principal Office in immediately available funds the purchase from the Issuing Bank of their respective Participations in the related Reimbursement Obligation based on their respective Applicable Commitment Percentages of the Total Letter of Credit Commitment. If a drawing is presented under any Letter of Credit in accordance with the terms thereof and the Borrowers shall not immediately reimburse the Issuing Bank in respect thereof, then notice of such drawing or payment shall be provided promptly by the Issuing Bank to the Administrative Agent and the Administrative Agent shall provide notice to each Lender by telephone or telefacsimile transmission. If notice to the Lenders of a drawing under any Letter of Credit is given by the Administrative Agent at or before 12:00 noon on any Business Day, each Lender shall either make a Base Rate Refunding Loan or fund the purchase of its Participation as specified above in the amount of such Lender's Applicable Commitment Percentage of such drawing or payment and shall pay such amount to the Administrative Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds before 2:30 P.M. on the same Business Day. If such notice to the Lenders is given by the Administrative Agent after 12:00 noon on any Business Day, each Lender shall either make such Base Rate Refunding Loan or fund such purchase before 12:00 noon on the next following Business Day.

     (d) Repayment of Revolving Loans The principal amount of each Revolving Loan shall be due and payable to the Administrative Agent for the benefit of each Lender in full on the Revolving Credit Termination Date, or earlier as specifically provided herein. The principal amount of any Revolving Loan may be prepaid in whole or in part on any Business Day, upon (A) at least three (3) Business Days' irrevocable telephonic notice in the case of each Revolving Loan that is a Eurodollar Rate Loan from an Authorized Representative (effective upon receipt) to the Administrative Agent prior to 10:30 A.M. and (B) irrevocable telephonic notice in the case of each Revolving Loan that is a Base Rate Loan from an Authorized Representative (effective upon receipt) to the Administrative Agent prior to 10:30 A.M. on the day of such proposed repayment. The Authorized Representative shall provide the Administrative Agent written confirmation of each such telephonic notice but failure to provide such confirmation shall not effect the validity of such telephonic notice. All prepayments of Revolving Loans made by the Borrowers shall be in the amount of $5,000,000 or such greater amount which is an integral multiple of $1,000,000, or the amount equal to all Revolving Credit Outstandings, or such other amount as necessary to comply with
Section 2.2(b).

     (e) Voluntary Reductions. The Borrowers shall, by notice from an Authorized Representative, have the right from time to time but not more frequently than once each calendar month, upon not less than three (3) Business Days' written notice to the Administrative Agent, effective upon receipt, to reduce the Total Revolving Credit Commitment. The Administrative Agent shall give each Lender, within one (1) Business Day of receipt of such notice, telefacsimile notice, or telephonic notice (confirmed in writing), of such reduction. Each such reduction shall be in the aggregate amount of $5,000,000 or such greater amount which is in an integral multiple of $1,000,000, or the entire remaining Total Revolving Credit Commitment, and shall permanently reduce the Total Revolving Credit Commitment. Each reduction of the Total Revolving Credit Commitment shall be accompanied by payment of the Revolving Loans to the extent that the principal amount of Revolving Credit Outstandings plus Letter of Credit Outstandings plus Swing Line Outstandings exceeds the Total Revolving Credit Commitment after giving effect to such reduction, together with accrued and unpaid interest on the amounts prepaid.

     2.3 Use of Proceeds . The proceeds of the Loans shall be used by the Borrower exclusively to (i) repay the Existing Indebtedness, (ii) fund the purchase by the Parent of the Delta Subordinated Notes, (iii) pay fees and expenses incurred in connection with the Acquisition Transaction in an amount not to exceed $8,500,000 and (iv) provide working capital and other general corporate purposes of the Parent and its Restricted Subsidiaries, including Permitted Acquisitions.

     2.4 Notes .

     (a) Revolving Notes. Revolving Loans made by each Lender shall be evidenced by the Revolving Note payable to the order of such Lender in the respective amount of its Applicable Commitment Percentage of the Total Revolving Credit Commitment, which Revolving Note shall be dated the Closing Date or a later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by the Borrowers.

     (b) Term Notes. The portion of the Term Loan A and Term Loan B made by each Lender shall be evidenced by a Term Note A and Term Note B, respectively, payable to the order of such Lender in the respective amount of its Term Loan A Commitment and Term Loan B Commitment, which Term Notes shall be dated the Closing Date or a later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by the Borrowers.

     (c) Swing Line Note. The Swing Line Outstandings shall be evidenced by a separate Swing Line Note payable to the order of the Bank of America in the amount of the Swing Line, which Note shall be dated the Closing Date and shall be duly completed, executed and delivered by the Borrowers.

     2.5 Swing Line .

     (a) Notwithstanding any other provision of this Agreement to the contrary, in order to administer the Revolving Credit Facility in an efficient manner and to minimize the transfer of funds between the Administrative Agent and the Lenders, Bank of America shall make available Swing Line Loans to the Borrowers prior to the Revolving Credit Termination Date. Bank of America shall not be obligated to make any Swing Line Loan pursuant hereto (i) if to the actual knowledge of Bank of America the Borrowers are not in compliance with all the conditions to the making of Revolving Loans set forth in this Agreement, (ii) if after giving effect to such Swing Line Loan, the Swing Line Outstandings exceed $5,000,000, or (iii) if after giving effect to such Swing Line Loan, the sum of the Swing Line Outstandings, Revolving Credit Outstandings and Letter of Credit Outstandings exceeds the Total Revolving Credit Commitment. The Borrowers may, subject to the conditions set forth in the preceding sentence, borrow, repay and reborrow under this Section 2.5. Unless notified to the contrary by Bank of America, borrowings under the Swing Line shall be made in the minimum amount of $100,000 or, if greater, in amounts which are integral multiples of $100,000, or in the amount necessary to effect a Base Rate Refunding Loan, upon written request by telefacsimile transmission, effective upon receipt, by an Authorized Representative made to Bank of America not later than 12:30 P.M. on the Business Day of the requested borrowing. Each such Borrowing Notice shall specify the amount of the borrowing and the date of borrowing, and shall be in the form of Exhibit D-2, with appropriate insertions. Unless notified to the contrary by Bank of America, each repayment of a Swing Line Loan shall be in an amount which is an integral multiple of $100,000 or the aggregate amount of all Swing Line Outstandings.

     (b) The interest payable on Swing Line Loans is solely for the account of Bank of America. Swing Line Loans shall bear interest solely at the Base Rate or such other rate as the Borrowers and Bank of America shall agree. Swing Line Loans shall accrue interest from and after the occurrence of an Event of Default at the Default Rate, and all accrued and unpaid interest on Swing Line Loans shall be payable, on the dates and in the manner provided in Sections 4.3 with respect to interest on Base Rate Loans.

     (c) Upon the making of a Swing Line Loan, each Lender shall be deemed to have purchased from Bank of America a Participation therein in an amount equal to that Lender's Applicable Commitment Percentage of such Swing Line Loan. Upon demand made by Bank of America, each Lender shall, according to its Applicable Commitment Percentage of such Swing Line Loan, promptly provide to Bank of America its purchase price therefor in an amount equal to its Participation therein. Any Advance made by a Lender pursuant to demand of Bank of America of the purchase price of its Participation shall when made be deemed to be (i) provided that the conditions to making Revolving Loans shall be satisfied, a Base Rate Refunding Loan under Section 2.2, and (ii) in all other cases, the funding by each Lender of the purchase price of its Participation in such Swing Line Loan. The obligation of each Lender to so provide its purchase price to Bank of America shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event.

     The Borrowers, at their option and subject to the terms hereof, may request an Advance pursuant to Section 2.2 in an amount sufficient to repay Swing Line Outstandings on any date and the Administrative Agent shall provide from the proceeds of such Advance to Bank of America the amount necessary to repay such Swing Line Outstandings (which Bank of America shall then apply to such repayment) and credit any balance of the Advance in immediately available funds in the manner directed by the Borrowers pursuant to Section 2.2(c)(ii). The proceeds of such Advances shall be paid to Bank of America for application to the Swing Line Outstandings and the Lenders shall then be deemed to have made Revolving Loans in the amount of such Advances. The Swing Line shall continue in effect until the Revolving Credit Termination Date, at which time all Swing Line Outstandings and accrued interest thereon shall be due and payable in full.

     2.6 Joint and Several Liability, Contribution Rights .

     (a) Notwithstanding any other provision of this Agreement, each Borrower shall be jointly and severally liable as primary obligor and not merely as surety for repayment of all Obligations arising under the Loan Documents. Such joint and several liability shall apply to each Borrower regardless of whether
(x) any Loan was only requested by or made to the other Borrower or the proceeds of any Loan were used only by the other Borrower, (y) any interest rate selection was made only by the other Borrower, or (z) any indemnification obligation or any other obligation arose only as a result of the actions of the other Borrower.

     (b) If any Borrower makes a payment in respect of the Obligations it shall have the rights of contribution set forth below against the other Borrower; provided, that such Borrower shall not exercise its right of contribution until all the Obligations shall have been finally paid in full in cash.

     (c) It is the intent of each Borrower, the Administrative Agent and the Lenders that each Borrower's maximum Obligations shall be, but not in excess of:
(x) in a case or proceeding commenced by or against such Borrower under the Bankruptcy Code on or within one year from the date on which any of the Obligations are incurred, the maximum amount that would not otherwise cause the Obligations (or any other obligations of such Borrower to the Administrative Agent and the Lenders) to be avoidable or unenforceable against such Borrower under (A) Section 548 of the Bankruptcy Code or (B) any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or (y) in a case or proceeding commenced by or against such Borrower under the Bankruptcy Code subsequent to one year from the date on which any of the Obligations are incurred, the maximum amount that would not otherwise cause the Obligations (or any other obligations of such Borrower to the Administrative Agent and the Lenders) to be avoidable and unenforceable against such Borrower under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or (z) in a case or proceeding commenced by or against such Borrower under any law, statute or regulation other than the Bankruptcy Code (including, without limitation, any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws), the maximum amount that would not otherwise cause the Obligations (or any other obligations of such Borrower to the Administrative Agent and the Lenders) to be avoidable or unenforceable against such Borrower under such law, statute or regulation including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.

     (d) The Borrowers acknowledge and agree that they have requested that the Lenders make credit available to the Borrowers with each Borrower expecting to derive benefit, directly and indirectly, from the Advances and other credit extended by the Lenders to the Borrowers.

                                   ARTICLE III
                               Letters of Credit

     3.1 Letters of Credit . The Issuing Bank agrees, subject to the terms and conditions of this Agreement, upon request of the Borrowers to issue from time to time for the account of a Borrower Letters of Credit upon delivery to the Issuing Bank of an Application and Agreement for Letter of Credit relating thereto in form and content acceptable to the Issuing Bank; provided, that (i) the Issuing Bank shall not be obligated to issue or renew any Letter of Credit if it has been notified by the Administrative Agent or has actual knowledge that a Default or Event of Default has occurred and is continuing, (ii) the Letter of Credit Outstandings shall not exceed the Total Letter of Credit Commitment and
(iii) no Letter of Credit shall be issued or renewed if, after giving effect thereto, Letter of Credit Outstandings plus Revolving Credit Outstandings plus Swing Line Outstandings shall exceed the Total Revolving Credit Commitment. No Letter of Credit shall have an expiry date (including all rights of the Borrower or any beneficiary named in such Letter of Credit to require renewal) or payment date occurring later than the earlier to occur of one year after the date of its issuance or the seventh Business Day prior to the Stated Termination Date.

     3.2 Reimbursement and Participations .

     (a) The Borrowers hereby, jointly and severally, unconditionally agree to pay to the Issuing Bank immediately on demand at the Principal Office all amounts required to pay all drafts drawn or purporting to be drawn under the Letters of Credit and all reasonable expenses incurred by the Issuing Bank in connection with the Letters of Credit, and in any event and without demand to place in possession of the Issuing Bank (which shall include Advances under the Revolving Credit Facility if permitted by Section 2.2 and Swing Line Loans if permitted by Section 2.5) sufficient funds to pay all debts and liabilities arising under any Letter of Credit. The Issuing Bank agrees to give the Borrowers prompt notice of any request for a draw under a Letter of Credit. The Issuing Bank may charge any account the Borrowers may have with it for any and all amounts the Issuing Bank pays under a Letter of Credit, plus charges and reasonable expenses as from time to time agreed to by the Issuing Bank and the Borrowers; provided that to the extent permitted by Section 2.2(c)(iii) and
Section 2.5, amounts shall be paid pursuant to Advances under the Revolving Credit Facility or, if the Borrowers shall elect, by Swing Line Loans. The
Borrowers agree to pay the Issuing Bank interest on any Reimbursement Obligations not paid when due hereunder at the Default Rate.

     (b) In accordance with the provisions of Section 2.2(c), the Issuing Bank shall notify the Administrative Agent of any drawing under any Letter of Credit promptly following the receipt by the Issuing Bank of such drawing.

     (c) Each Lender (other than the Issuing Bank) shall automatically acquire on the date of issuance thereof, a Participation in the liability of the Issuing Bank in respect of each Letter of Credit in an amount equal to such Lender's Applicable Commitment Percentage of such liability, and to the extent that the Borrowers are obligated to pay the Issuing Bank under Section 3.2(a), each Lender (other than the Issuing Bank) thereby shall absolutely, unconditionally and irrevocably assume, and shall be unconditionally obligated to pay to the Issuing Bank, its Applicable Commitment Percentage of the liability of the Issuing Bank under such Letter of Credit in the manner and with the effect provided in Section 2.2(c)(iii).

     (d) Simultaneously with the making of each payment by a Lender to the Issuing Bank pursuant to Section 2.2(c)(iii)(B), such Lender shall, automatically and without any further action on the part of the Issuing Bank or such Lender, acquire a Participation in an amount equal to such payment (excluding the portion thereof constituting interest accrued prior to the date the Lender made its payment) in the related Reimbursement Obligation of the Borrowers. Each Lender's obligation to make payment to the Administrative Agent for the account of the Issuing Bank pursuant to Section 2.2(c)(iii) and Section 3.2(c), and the right of the Issuing Bank to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and shall be made without any offset, abatement, withholding or reduction whatsoever. In the event the Lenders have purchased Participations in any Reimbursement Obligation as set forth above, then at any time payment (in fully collected, immediately available funds) of such Reimbursement Obligation, in whole or in part, is received by the Issuing Bank from the Borrowers, the Issuing Bank shall promptly pay to each Lender an amount equal to its Applicable Commitment Percentage of such payment from the Borrowers.

     (e) Promptly following the end of each calendar quarter, the Issuing Bank shall deliver to the Administrative Agent a notice describing the aggregate undrawn amount of all Letters of Credit at the end of such quarter. Upon the request of any Lender from time to time, the Issuing Bank shall deliver to the Administrative Agent, and the Administrative Agent shall deliver to such Lender, any other information reasonably requested by such Lender with respect to each Letter of Credit outstanding.

     (f) The issuance by the Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Article VII, be subject to the conditions that such Letter of Credit be in such form and contain such terms as shall be reasonably satisfactory to the Issuing Bank consistent with the then current practices and procedures of the Issuing Bank with respect to similar letters of credit, and the Borrowers shall have executed and delivered such other instruments and agreements relating to such Letters of Credit as the Issuing Bank shall have reasonably requested consistent with such practices and procedures and shall not be in conflict with any of the express terms herein contained. All Letters of Credit shall be issued pursuant to and subject to the Uniform Customs and Practice for Documentary Credits, 1993 revision, International Chamber of Commerce Publication No. 500 or, if the Issuing Bank shall elect by express reference in an affected Letter of Credit, the International Chamber of Commerce International Standby Practices commonly referred to as "ISP98," or any subsequent amendment or revision of either thereof.

     (g) The Borrowers agree that the Issuing Bank may, in its sole discretion, accept or pay, as complying with the terms of any Letter of Credit, any drafts or other documents otherwise in order which may be signed or issued by an administrator, executor, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, attorney in fact or other legal representative of a party who is authorized under such Letter of Credit to draw or issue any drafts or other documents.

     (h) Without limiting the generality of the provisions of Section 13.9, the Borrowers hereby agree to indemnify and hold harmless the Issuing Bank, each other Lender and the Administrative Agent from and against any and all claims and damages, losses, liabilities, reasonable costs and expenses which the Issuing Bank, such other Lender or the Administrative Agent may incur (or which may be claimed against the Issuing Bank, such other Lender or the Administrative Agent) by any Person by reason of or in connection with the issuance or transfer of or payment or failure to pay under any Letter of Credit; provided that the Borrowers shall not be required to indemnify the Issuing Bank, any other Lender or the Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, (i) caused by the willful misconduct or gross negligence of the party to be indemnified or (ii) caused by the failure of the Issuing Bank to pay under any Letter of Credit after the presentation to it of a request for payment strictly complying with the terms and conditions of such Letter of Credit, unless such payment is prohibited by any law, regulation, court order or decree. The indemnification and hold harmless provisions of this Section 3.2(h) shall survive repayment of the Obligations, occurrence of the Revolving Credit Termination Date, the Facility Termination Date and expiration or termination of this Agreement.

          (i) Without limiting the Borrowers' rights as set forth in Section 3.2(h), the obligation of the Borrowers to immediately reimburse the Issuing Bank for drawings made under Letters of Credit and the Issuing Bank's right to receive such payment shall be absolute, unconditional and irrevocable, and such obligations of the Borrowers shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit and the related Application and Agreement for any Letter of Credit, under all circumstances whatsoever, including the following circumstances:

          (i) any lack of validity or enforceability of the Letter of Credit, the obligation supported by the Letter of Credit or any other agreement or instrument relating thereto (collectively, the "Related LC Documents");

          (ii) any amendment or waiver of or any consent to or departure from all or any of the Related LC Documents;

          (iii) the existence of any claim, setoff, defense (other than the defense of payment in accordance with the terms of this Agreement) or other rights which the Borrowers may have at any time against any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Administrative Agent, the Lenders or any other Person, whether in connection with the Loan Documents, the Related LC Documents or any unrelated transaction;

          (iv) any breach of contract or other dispute between either of the Borrowers and any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom such beneficiary or any such transferee may be acting), the Administrative Agent, the Lenders or any other Person;

          (v) any draft, statement or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; or

          (vi) any delay, extension of time, renewal, compromise or other indulgence or modification granted or agreed to by the Administrative Agent, with or without notice to or approval by the Borrowers in respect of any of Borrowers' Obligations under this Agreement.

                                   ARTICLE IV
               Eurodollar Funding, Fees, and Payment Conventions

     4.1 Interest Rate Options . Eurodollar Rate Loans and Base Rate Loans may be outstanding at the same time and, so long as no Default or Event of Default shall have occurred and be continuing, the Borrowers shall have the option to elect the Type of Loan and the duration of the initial and any subsequent Interest Periods and to Convert Revolving Loans and Segments of the Term Loans in accordance with Sections 2.2(c)(i) and 4.2, as applicable; provided, however,
(a) there shall not be outstanding at any one time Eurodollar Rate Loans having more than ten (10) different Interest Periods, (b) each Eurodollar Rate Loan (including each Conversion into and each Continuation as a Eurodollar Rate Loan) shall be in an amount of $5,000,000 or, if greater than $1,000,000, an integral multiple of $1,000,000, and (c) no Eurodollar Rate Segment shall have an Interest Period that extends beyond, in the case of Term Loan A the Term Loan A Termination Date, or, in the case of Term Loan B the Term Loan B Termination Date, and no other Eurodollar Rate Loan shall have an Interest Period that extends beyond the Stated Termination Date. If the Administrative Agent does not receive a Borrowing Notice or an Interest Rate Selection Notice giving notice of election of the duration of an Interest Period or of Conversion of any Loan to or Continuation of a Loan as a Eurodollar Rate Loan by the time prescribed by Sections 2.2(c)(i) and 4.2, as applicable, the Borrowers shall be deemed to have elected to obtain or Convert such Loan to (or Continue such Loan as) a Base Rate Loan until the Borrowers notify the Administrative Agent in accordance with
Section 4.2. The Borrowers shall not be entitled to elect to Continue any Loan as or Convert any Loan into a Eurodollar Rate Loan if a Default or Event of Default shall have occurred and be continuing.

     4.2 Conversions and Elections of Subsequent Interest Periods . Subject to the limitations set forth in the definition of "Interest Period" and in Section
4.1 and Article VI, the Borrowers may:

     (a) upon delivery of telephonic notice to the Administrative Agent (which shall be irrevocable) on or before 10:30 A.M. on any Business Day, Convert any Eurodollar Rate Loan to a Base Rate Loan on the last day of the Interest Period for such Eurodollar Rate Loan; and

     (b) provided that no Default or Event of Default shall have occurred and be continuing, upon delivery of telephonic notice to the Administrative Agent (which shall be irrevocable) on or before 10:30 A.M. three (3) Business Days' prior to the date of such Conversion or Continuation:

          (i) elect a subsequent Interest Period for any Eurodollar Rate Loan to begin on the last day of the then current Interest Period for such Eurodollar Rate Loan; or

          (ii) Convert any Base Rate Loan to a Eurodollar Rate Loan on any Business Day.

Each such notice shall be effective upon receipt by the Administrative Agent, shall specify the amount of the Eurodollar Rate Loan affected, the type of Loan (Revolving Loan or Segment of a Term Loan) affected, and, if a Continuation as or Conversion into a Eurodollar Rate Loan, the Interest Period to be used in the computation of interest. The Authorized Representative shall provide the Administrative Agent written confirmation of each such telephonic notice in the form of a Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions but failure to provide such confirmation shall not affect the validity of such telephonic notice. Notice of receipt of such Borrowing Notice or Interest Rate Selection Notice, as the case may be, shall be provided by the Administrative Agent to each Lender by telefacsimile transmission with reasonable promptness, but (provided the Administrative Agent shall have received such notice by 10:30 A.M.) not later than 3:00 P.M. on the same day as the Administrative Agent's receipt of such notice. All such Continuations or Conversions of Loans shall be effected pro rata based on the Applicable Commitment Percentages of the Lenders.

     4.3 PAYMENT OF INTEREST. (a) The Borrowers shall pay interest on the outstanding and unpaid principal amount of each Segment of the Term Loans and on each Revolving Loan, commencing on the first date of such Segment or Revolving Loan until such Segment or Revolving Loan, as the case may be, shall be repaid, at the applicable Base Rate or Eurodollar Rate as designated by the Borrowers in the related Borrowing Notice or Interest Rate Selection Notice or as otherwise provided hereunder. Interest on each Segment and on each Revolving Loan shall be paid on the earlier of (a) in the case of any Base Rate Loan, quarterly in arrears on the last Business Day of each March, June, September and December, commencing on December 31, 1999, until, as to any Base Rate Segment, the Term Loan A Termination Date or the Term Loan B Termination Date, as the case may be, and as to any other Base Rate Loans, the Revolving Credit Termination Date, at which date as applicable the entire principal amount of and all accrued interest on the Term Loan and the Revolving Loans, respectively, shall be paid in full,
(b) in the case of any Eurodollar Rate Loan, on last day of the applicable Interest Period for such Eurodollar Rate Loan and if such Interest Period extends for more than three (3) months, at intervals of three (3) months after the first day of such Interest Period, and (c) upon payment in full of such Term Loan (or Segment thereof) or the related Revolving Loan; provided, however, that if any Event of Default shall occur and be continuing, all amounts outstanding hereunder shall bear interest thereafter until paid in full at the Default Rate.

     (b) For each period beginning on the Business Day next following the date of receipt by the Administrative Agent of a Compliance Certificate in respect of a quarterly fiscal period of the Parent ending on or after March 31, 2000 and ending on the date next following the Business Day next following the date of receipt by the Administrative Agent of a Compliance Certificate in respect of a subsequent fiscal quarter, the Applicable Margin and Applicable Commitment Fee shall be determined based upon the Consolidated Leverage Ratio as set forth in the Pricing Grid. Any change in the Applicable Margin and Applicable Commitment Fee, if any, shall become effective on the first Business Day next following receipt of a Compliance Certificate. Notwithstanding the foregoing, if the Parent shall receive a Rating of BB or higher from S&P and Ba2 or higher from Moody's, then upon receipt by the Administrative Agent of a Rating Election from an Authorized Representative and evidence of the Ratings, the Applicable Margin and Applicable Commitment Fee shall be determined by its then Ratings as set forth on the Pricing Grid and subsequent changes in the Applicable Margin and Applicable Commitment Fee, if any, shall become effective on the day next following the receipt by the Administrative Agent from an Authorized Representative of evidence of such change in Rating. If at any time following a Rating Election the Rating by S&P shall become less than BB or less than Ba2 by Moody's then, effective as of the date of such change in Rating, the Applicable Margin and Applicable Commitment shall thereafter be determined based upon the Consolidated Leverage Ratio set forth in the Compliance Certificate most recently received by the Agent pursuant to Section 9.1 as hereinabove provided. If the Borrowers shall fail to furnish any Compliance Certificate by the time required hereunder when the Applicable Margin as determinable by reference to the Consolidated Leverage Ratio, then the Applicable Margin shall be Tier IV from the date such Compliance Certificate was required to be delivered until the Business Day next following its date of delivery.

     4.4 Prepayments of Eurodollar Rate Loans . Whenever any payment of principal shall be made in respect of any Loan hereunder, whether at maturity, on acceleration, by optional or mandatory prepayment or as otherwise required or permitted hereunder, with the effect that any Eurodollar Rate Loan shall be prepaid in whole or in part prior to the last day of the Interest Period applicable to such Eurodollar Rate Loan, such payment of principal shall be accompanied by the additional payment, if any, required by Section 6.5.

     4.5 Manner of Payment .

     (a) Each payment of principal (including any prepayment) and payment of interest and fees, and any other amount required to be paid by or on behalf of the Borrowers to the Lenders, the Issuing Bank, the Administrative Agent, or Bank of America with respect to any Loan, Letter of Credit, Reimbursement Obligation or Swing Line Loan, shall be made to the Administrative Agent at the Principal Office in Dollars in immediately available funds without condition or deduction for any setoff, recoupment, deduction or counterclaim on or before 12:30 P.M. on the date such payment is due. The Administrative Agent may, but shall not be obligated to, debit the amount of such payment from any one or more ordinary deposit accounts of the Borrowers with the Administrative Agent.

     (b) Any payment made by or on behalf of the Borrowers that is not made both in Dollars and in immediately available funds and prior to 12:30 P.M. on the date such payment is to be made shall constitute a non-conforming payment. Any such non-conforming payment shall not be deemed to be received until the later of (i) the time such funds become available funds and (ii) the next Business Day. Any non-conforming payment may constitute or become a Default or Event of Default as otherwise provided herein. Interest shall continue to accrue at the Default Rate on any principal or fees as to which no payment or a non-conforming payment is made from the date such amount was due and payable until the later of
(i) the date such funds become available funds or (ii) the next Business Day.

     (c) In the event that any payment hereunder or under any of the Notes becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day unless provided otherwise under the definition of "Interest Period"; provided, however, that interest shall continue to accrue during the period of any such extension; and provided further, however, that in no event shall any such due date be extended (i) for any Term Loan, beyond the applicable Term Loan Termination Date, and (ii) for any Revolving Loan, beyond the Revolving Credit Termination Date.

     4.6 Fees .

     (a) Commitment Fee. For the period beginning on the Closing Date and ending on the Revolving Credit Termination Date, the Borrowers jointly and severally agree to pay to the Administrative Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, a commitment fee equal to the Applicable Commitment Fee multiplied by the average daily amount by which the Total Revolving Credit Commitment exceeds the sum of (i) Revolving Credit Outstandings without giving effect to Swing Line Outstandings) plus (ii) Letter of Credit Outstandings. Such fees shall be due in arrears on the last Business Day of each March, June, September and December commencing December 31, 1999 to and on the Revolving Credit Termination Date. Notwithstanding the foregoing, so long as any Lender fails to make available any portion of its Revolving Credit Commitment when requested, such Lender shall not be entitled to receive payment of its pro rata share of such fee until such Lender shall make available such portion.

     (b) Term Loan Fees. In consideration of the making of the Term Loans by the Lenders, the Borrowers jointly and severally agree to pay to the Administrative Agent for the pro rata benefit of the Lenders according to their respective Applicable Commitment Percentages an underwriting fee, such fee to be due and payable in full on the Closing Date.

     (c) Letter of Credit Facility Fees. The Borrowers shall pay to the Administrative Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, a fee on the aggregate amount available to be drawn on each outstanding Letter of Credit at a rate equal to the Applicable Margin for Eurodollar Rate Loans. Such fees shall be due with respect to each Letter of Credit quarterly in arrears on the last day of each March, June, September and December, the first such payment to be made on the first such date occurring after the date of issuance of a Letter of Credit.

     (d) Letter of Credit Fronting and Administrative Fees. The Borrowers shall pay to the Issuing Bank a fronting fee of one-eighth percent per annum (1/8%) on the aggregate amount available to be drawn on each outstanding Letter of Credit, such fee to be payable quarterly in arrears with respect to each Letter of Credit on the dates established in Section 4.6(c) for the payment of Letter of Credit facility fees with respect to such Letter of Credit. The Borrowers shall also pay to the Issuing Bank such administrative fee and other fees, if any, in connection with the Letters of Credit in such amounts and at such times as the Issuing Bank and the Borrowers shall agree from time to time.

     (e) Administrative Agent Fees. The Borrowers agree to pay to the Administrative Agent, for the Administrative Agent's individual account, an annual Administrative Agent's fee, such fee to be payable in such amounts and at such dates as from time to time agreed to by the Borrower and Administrative Agent in writing.

     4.7 Pro Rata Payments . Except as otherwise specified herein, (a) each payment on account of the principal of and interest on Loans, the fees described in Section 4.6(a), (b) and (c), and Swing Line Loans and Reimbursement Obligations as to which the Lenders have funded their respective Participations which remain outstanding, shall be made to the Administrative Agent for the account of the Lenders pro rata based on their Applicable Commitment Percentages, and (b) the Administrative Agent will promptly distribute to the Lenders in immediately available funds payments received in fully collected, immediately available funds from the Borrowers.

     4.8 Computation of Rates and Fees . Except as may be otherwise expressly provided, all interest rates (including the Base Rate, each Eurodollar Rate, and the Default Rate) and fees shall be computed on the basis of a year of 360 days and calculated for actual days elapsed.

     4.9 Deficiency Advances; Failure to Purchase Participations . No Lender shall be responsible for any default of any other Lender in respect to such other Lender's obligation to make any Loan or Advance hereunder or to fund its purchase of any Participation hereunder nor shall the Revolving Credit Commitment, Term Loan A Commitment, Term Loan B Commitment or Letter of Credit Commitment of any Lender hereunder be increased as a result of such default of any other Lender. Without limiting the generality of the foregoing or the provisions of Section 4.10, in the event any Lender shall fail to advance funds to the Borrowers as herein provided, the Administrative Agent may in its discretion, but shall not be obligated to, advance under the applicable Note in its favor as a Lender all or any portion of such amount or amounts (each, a "deficiency advance") and shall thereafter be entitled to payments of principal of and interest on such deficiency advance in the same manner and at the same interest rate or rates to which such other Lender would have been entitled had it made such Advance under its Note; provided that, (i) such defaulting Lender shall not be entitled to receive payments of principal, interest or fees with respect to such deficiency advance until such deficiency advance (together with interest thereon as provided in clause (ii)) shall be paid by such Lender and
(ii) upon payment to the Administrative Agent from such other Lender of the entire outstanding amount of each such deficiency advance, together with accrued and unpaid interest thereon, from the most recent date or dates interest was paid to the Administrative Agent by a Borrower on each Loan comprising the deficiency advance at the Federal Funds Rate, then such payment shall be credited against the applicable Note of the Administrative Agent in full payment of such deficiency advance and such Borrower shall be deemed to have borrowed the a4.9abmount of such deficiency advance from such other Lender as of the most recent date or dates, as the case may be, upon which any payments of interest were made by such Borrower thereon. In the event any Lender shall fail to fund its purchase of a Participation after notice from the Issuing Bank or Bank of America as the Swing Line lender, as applicable, such Lender shall pay to the Issuing Bank or Bank of America as the Swing Line lender, as applicable, such amount on demand, together with interest at the Federal Funds Rate on the amount so due from the date of such notice to the date such purchase price is received by the Issuing Bank or Bank of America as the Swing Line lender, as applicable.

     4.10 Intraday Funding . Without limiting the provisions of Section 4.9, unless the Borrowers or any Lender has notified the Administrative Agent not later than 12:00 Noon of the Business Day before the date any payment (including in the case of Lenders any Advance) to be made by them is due, that they do not intend to remit such payment, the Administrative Agent may, in its discretion, assume that the Borrowers or each Lender, as the case may be, have or has timely remitted such payment in the manner required hereunder and may, in its discretion and in reliance thereon, make available such payment (or portion thereof) to the Person entitled thereto as otherwise provided herein. If such payment was not in fact remitted to the Administrative Agent in the manner required hereunder, then:

          (i) if the Borrowers failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the amount of such assumed payment made available to such Lender, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent at the Federal Funds Rate; and

          (ii) if any Lender failed to make such payment, the Administrative Agent shall be entitled to recover such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent promptly shall notify the Borrowers, and the Borrowers shall promptly pay such corresponding amount to the Administrative Agent in immediately available funds upon receipt of such demand. The Administrative Agent also shall be entitled to recover interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrowers to the date such corresponding amount is recovered by the Administrative Agent, (A) from such Lender at a rate per annum equal to the daily Federal Funds Rate or
     (B) from the Borrowers, at a rate per annum equal to the interest rate applicable to the Loan which includes such corresponding amount. Until the Administrative Agent shall recover such corresponding amount together with interest thereon, such corresponding amount shall constitute a deficiency advance within the meaning of Section 4.9. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Administrative Agent or the Borrowers may have against any Lender as a result of any default by such Lender hereunder.

                                    ARTICLE V
                                    Security

     5.1 Security . As security for the full and timely payment and performance of all Obligations, the Borrowers shall, and shall cause all other Credit Parties to, on or before the Closing Date, do or cause to be done all things necessary in the opinion of the Administrative Agent and its counsel to grant to the Administrative Agent for the benefit of the Administrative Agent and the Lenders a duly perfected first priority security interest in all Collateral subject to no prior Lien or other encumbrance or restriction on transfer (other than restrictions on transfer imposed by applicable securities laws and Liens permitted under Section 10.3). Without limiting the foregoing, the Parent and each Restricted Subsidiary having rights in any Subsidiary Securities shall on the Closing Date deliver to the Administrative Agent, in form and substance reasonably acceptable to the Administrative Agent, (A) a Pledge Agreement which shall pledge to the Administrative Agent for the benefit of the Administrative Agent and the Lenders (i) 65% of the Voting Securities of each Direct Foreign Subsidiary and 100% of the other Subsidiary Securities of such Direct Foreign Subsidiary, (ii) all of the Subsidiary Securities of all Domestic Subsidiaries,
(B) if such Subsidiary Securities are in the form of certificated securities, such certificated securities, together with undated stock powers or other appropriate transfer documents endorsed in blank pertaining thereto, (C) if such Subsidiary Securities do not constitute securities and the Subsidiary has not elected to have such interests treated as securities under Article 8 of the Uniform Commercial Code, a control agreement (containing the provisions described in Section 9.20(e)) from the Registrar of such Subsidiary Securities and (D) Uniform Commercial Code financing statements reflecting the Lien in favor of the Administrative Agent on such Subsidiary Securities, each in form and substance acceptable to the Administrative Agent, (E) the Delta Subordinated Notes together with endorsements affixed thereto, (F) the Mortgage Notes and (G) a Note Pledge Agreement, which shall pledge to the Administrative Agent for the benefit of the Administrative Agent and the Lenders the items of Collateral described in clauses (E) and (F) above, and shall take such further action and deliver or cause to be delivered such further documents as required by the Security Instruments or otherwise as the Administrative Agent may request to effect the transactions contemplated by this Article V. The Parent shall, and shall cause each Restricted Subsidiary, to pledge to the Administrative Agent for the benefit of the Administrative Agent and the Lenders (and as appropriate to reaffirm its prior pledge of) all of the Pledged Interests of any Restricted Subsidiary acquired or created after the Closing Date and to deliver to the Administrative Agent all of the documents and instruments in connection therewith as are required pursuant to the terms of Section 9.20 and of the Security Instruments.

     5.2 Further Assurances . At the request of the Administrative Agent, the Borrowers will or will cause all other Credit Parties, as the case may be, to execute, by its duly authorized officers, alone or with the Administrative Agent, any certificate, instrument, financing statement, control agreement, statement or document, or to procure any such certificate, instrument, statement or document, or to take such other action (and pay all connected costs) which the Administrative Agent reasonably deems necessary from time to time to create, continue or preserve the liens and security interests in Collateral (and the perfection and priority thereof) of the Administrative Agent contemplated hereby and by the other Loan Documents and specifically including all Collateral acquired by the Borrowers or other Credit Party after the Closing Date. The Administrative Agent is hereby irrevocably authorized to execute and file or cause to be filed, with or if permitted by applicable law without the signature of the Borrowers or any Credit Party appearing thereon, all Uniform Commercial Code financing statements reflecting the Borrowers or any other Credit Party as "debtor" and the Administrative Agent as "secured party", and continuations thereof and amendments thereto, as the Administrative Agent reasonably deems necessary or advisable to give effect to the transactions contemplated hereby and by the other Loan Documents.

     5.3 Information Regarding Collateral. Each Borrower represents, warrants and covenants that (i) the chief executive office of the Borrower and each other Person providing Collateral pursuant to a Security Instrument (each, a "Grantor") at the Closing Date is located at the address or addresses specified on Schedule 5.3, and (ii) Schedule 5.3 contains a true and complete list of (a) the exact legal name, jurisdiction of formation, and address of each Grantor and of each other Person that has effected any merger or consolidation with a Grantor or contributed or transferred to a Grantor any property constituting Collateral at any time since January 1, 1994 (excluding Persons making sales in the ordinary course of their businesses to a Grantor of property constituting inventory in the hands of such seller), (b) the exact legal name, jurisdiction of formation, and each location of the chief executive office of each Grantor at any time since January 1, 1994, (c) each location in which goods constituting Collateral are or have been located since January 1, 1994 (together with the name of each owner of the property located at such address if not the applicable Grantor, and a summary description of the relationship between the applicable Grantor and such Person), and (d) each trade style used by any Grantor since January 1, 1994 and the purposes for which it was used. Neither Borrower shall change, and shall not permit any other Grantor to change, its name, jurisdiction of formation (whether by reincorporation, merger or otherwise), the location of its chief executive office or any location specified in clause (c) of the immediately preceding sentence, or use or permit any other Grantor to use, any additional trade style, except upon giving not less than thirty (30) days' prior written notice to the Administrative Agent and taking or causing to be taken all such action at Borrower's or such other Grantor's expense as may be reasonably requested by the Administrative Agent to perfect or maintain the perfection of the Lien of the Administrative Agent in Collateral.

                                   ARTICLE VI
                            Change in Circumstances

     6.1 Increased Cost and Reduced Return .

     (a) If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency:

          (i) shall subject such Lender (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Eurodollar Rate Loans, its Note, or its obligation to make Eurodollar Rate Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Agreement or its Note or Notes in respect of any Eurodollar Rate Loans (other than taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

          (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, compulsory loan, or similar requirement (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Term Loan A Commitment , Term Loan B Commitment or Revolving Credit Commitment of such Lender hereunder; or

          (iii) shall impose on such Lender (or its Applicable Lending Office) or on the London interbank market any other condition affecting this Agreement or its Note or Notes or any of such extensions of credit or liabilities or commitments;

         and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or its Note or Notes with respect to any Eurodollar Rate Loans, then the Borrowers shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by the Borrowers under this Section 6.1(a), the Borrowers may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or Continue Loans of the Type with respect to which such compensation is requested, or to Convert Loans of any other Type into Loans of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 6.4 shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

     (b) If, after the date hereof, any Lender shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction; provided, that no Lender will be entitled to any compensation for any such additional amounts if (i) demand for payment thereof is made by such Lender more than 180 days after the occurrence of the circumstances giving rise to such claim or (ii) similar claims are not made by such Lender from other borrowers under similar situations.

     (c) Each Lender shall promptly notify the Borrowers and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 6.1 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section 6.1 shall furnish to the Borrowers and the Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

     6.2 Limitation on Types of Loans . If on or prior to the first day of any Interest Period for any Eurodollar Rate Loan:

          (a) the Administrative Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

          (b) the Required Lenders determine (which determination shall be conclusive) and notify the Administrative Agent that the Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Rate Loans for such Interest Period;

then the Administrative Agent shall give the Borrowers prompt notice thereof specifying the relevant Type of Loans and the relevant amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Loans of such Type, Continue Loans of such Type, or to Convert Loans of any other Type into Loans of such Type and the Borrowers shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected Type, either prepay such Loans or Convert such Loans into another Type of Loan in accordance with the terms of this Agreement.

     6.3 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Rate Loans hereunder, then such Lender shall promptly notify the Borrowers thereof and such Lender's obligation to make or Continue Eurodollar Rate Loans and to Convert other Types of Loans into Eurodollar Rate Loans shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Rate Loans (in which case the provisions of Section 6.4 shall be applicable).

     6.4 Treatment of Affected Loans. If the obligation of any Lender to make a Eurodollar Rate Loan or to Continue, or to Convert Loans of any other Type into, Loans of a particular Type shall be suspended pursuant to Section 6.1 or 6.3 hereof (Loans of such Type being herein called "Affected Loans" and such Type being herein called the "Affected Type"), such Lender's Affected Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a Conversion required by Section 6.3 hereof, on such earlier date as such Lender may specify to the Borrowers with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in
Section 6.1 or 6.3 hereof that gave rise to such Conversion no longer exist:

     (a) to the extent that such Lender's Affected Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans; and

     (b) all Loans that would otherwise be made or Continued by such Lender as Loans of the Affected Type shall be made or Continued instead as Base Rate Loans, and all Loans of such Lender that would otherwise be Converted into Loans of the Affected Type shall be Converted instead into (or shall remain as) Base Rate Loans.

If such Lender gives notice to the Borrowers (with a copy to the Administrative Agent) that the circumstances specified in Section 6.1 or 6.3 hereof that gave rise to the Conversion of such Lender's Affected Loans pursuant to this Section
6.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Loans of the Affected Type and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Term Loan A Commitments, Term Loan B Commitments and Revolving Credit Commitments.

     6.5 Compensation . Upon the request of any Lender, the Borrowers shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

     (a) any payment, prepayment, or Conversion of a Eurodollar Rate Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 11.1) on a date other than the last day of the Interest Period for such Loan; or

     (b) any failure by the Borrowers for any reason (including, without limitation, the failure of any condition precedent specified in Article VII to be satisfied) to borrow, Convert, Continue, or prepay a Eurodollar Rate Loan on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Agreement.

     6.6 Taxes.

     (a) Any and all payments by the Borrowers to or for the account of any Lender or the Administrative Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or the Administrative Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If the Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender or the Administrative Agent,
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 6.6) such Lender or the Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrowers shall make such deductions, (iii) the Borrowers shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) the Borrowers shall furnish to the Administrative Agent, at its address referred to in Section 13.2, the original or a certified copy of a receipt evidencing payment thereof.

     (b) In addition, the Borrowers agree to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

     (c) The Borrowers agree to indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 6.6) paid by such Lender or the
Administrative Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

     (d) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrowers or the Administrative Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrowers and the Administrative Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents.

     (e) For any period with respect to which a Lender has failed to provide the Borrowers and the Administrative Agent with the appropriate form pursuant to
Section 6.6(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 6.6(a) or 6.6(b) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrowers shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

     (f) If the Borrowers are required to pay additional amounts to or for the account of any Lender pursuant to this Section 6.6, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

     (g) Within thirty (30) days after the date of any payment of Taxes, the Borrowers shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing such payment.

     (h) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 6.6 shall survive the termination of the Revolving Credit Commitments, Term Loan A Commitments, Term Loan B Commitments and the payment in full of the Notes and the Facility Termination Date.

                                   ARTICLE VII
            Conditions to Making Loans and Issuing Letters of Credit

     7.1 Conditions of Term Loans and Initial Advance . The obligation of the Lenders to make the Term Loans and the initial Advance under the Revolving Credit Facility, and of the Issuing Bank to issue any Letter of Credit, and of Bank of America to make any Swing Line Loan, is subject to the conditions precedent that:

     (a) the Administrative Agent shall have received on the Closing Date, in form and substance satisfactory to the Administrative Agent and Lenders, the following:

          (i) executed originals of each of this Agreement, the Notes, the initial Facility Guaranties, the Security Instruments, the LC Account Agreement, the other Loan Documents, together with all schedules and exhibits thereto;

          (ii) the favorable written opinion or opinions with respect to the Loan Documents and the transactions contemplated thereby of special counsel to the Credit Parties dated the Closing Date, addressed to the Administrative Agent and the Lenders and satisfactory to Smith Helms Mulliss & Moore, L.L.P., special counsel to the Administrative Agent, substantially in the form of Exhibit G;

          (iii) resolutions of the boards of directors or other appropriate governing body (or of the appropriate committee thereof) of each Credit Party certified by its secretary or assistant secretary as of the Closing Date, approving and adopting the Loan Documents to be executed by such Person, and authorizing the execution and delivery thereof;

          (iv)   specimen   signatures   of   officers   or  other   appropriate
representatives executing the Loan Documents on behalf of each of the Credit Parties, certified by the secretary or assistant secretary of such Credit Party;

          (v) the Organizational Documents of each of the Credit Parties certified as of a recent date by the Secretary of State of its state of organization;

          (vi) Operating Documents of each of the Credit Parties certified as of the Closing Date as true and correct by its secretary or assistant secretary;

          (vii) certificates issued as of a recent date by the Secretaries of State of the respective jurisdictions of formation of each of the Credit Parties as to the due existence and good standing of such Person;

          (viii) appropriate certificates of qualification to do business, good standing and, where appropriate, authority to conduct business under assumed name, issued in respect of each of the Credit Parties as of a recent date by the Secretary of State or comparable official of each jurisdiction in which the failure to be qualified to do business or authorized so to conduct business could have a Material Adverse Effect;

          (ix)   notice   of    appointment    of   the    initial    Authorized
Representative(s);

          (x) ab certificate of an Authorized Representative dated the Closing Date demonstrating compliance with the financial covenants contained in Sections 10.1(a) through 10.1(c) as of June 30, 1999, substantially in the form of Exhibit H;

          (xi) evidence of all insurance required by the Loan Documents;

          (xii) an initial Borrowing Notice, if any, and, if elected by the Borrowers, Interest Rate Selection Notice;

          (xiii) evidence of the filing of Uniform Commercial Code financing statements reflecting the filing in all places required by applicable law to perfect the Liens of the Administrative Agent under the Security Instruments as a first priority Lien as to items of Collateral in which a security interest may be perfected by the filing of financing statements, and such other documents and/or evidence of other actions as may be necessary under applicable law to perfect the Liens of the Administrative Agent under the Security Instruments as a first priority Lien in and to such other Collateral as the Administrative Agent may require, including without limitation:

               (1) the delivery by the Borrowers of all stock certificates evidencing Pledged Interests accompanied in each case by duly executed stock powers (or other appropriate transfer documents) in blank affixed thereto; and

               (2) the delivery by the Borrowers of certificates of the Registrar of each partnership or limited liability company Restricted Subsidiary evidencing the due registration on the registration books of such Person of the Lien in favor of the Administrative Agent conferred under the Security Instruments;

          (xiv) the Mortgage Notes and Delta Subordinated Notes, with duly executed endorsements affixed thereto;

          (xv) evidence of consummation of the Acquisition Transaction in accordance with the terms of the Transaction Documents;

          (xvi)  evidence  of  repayment  of  the  Existing   Indebtedness   and
termination of the credit facilities under which such indebtedness was created and any related Liens;

          (xvii) evidence satisfactory to the Agent of the ownership by PepsiCo of not less than 20% of the Parent;

          (xviii) evidence of ownership by the Parent of the Delta Subordinated Notes and the right of Delta to make current cash interest payments on the Delta Subordinated Notes;

          (xix) Proxy Statement;

          (xx) the Historical Financial Statements and Historical Pro Forma Financial Statements;

          (xxi) evidence of the entering into by the Borrowers of Swap Agreements which provide coverage in an notional amount equal to at least $37,500,000 for a duration of at least two (2) years from the Closing Date;

          (xxii) evidence that all fees payable by the Borrowers on the Closing Date to the Administrative Agent, BAS and the Lenders have been paid in full;

          (xxiii) Uniform Commercial Code search results showing only those Liens as are acceptable to the Lenders; and

          (xxiv) such other documents, instruments, certificates and opinions as the Administrative Agent or any Lender may reasonably request on or prior to the Closing Date in connection with the consummation of the transactions contemplated hereby; and

     (b) In the good faith judgment of the Administrative Agent and the Lenders:

          (i) there shall not have occurred or become known to the Administrative Agent or the Lenders any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning the Parent and its Subsidiaries delivered to the Administrative Agent prior to the Closing Date that has had or could reasonably be expected to result in a Material Adverse Effect;

          (ii) no litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be likely to enjoin, restrain or otherwise adversely affect the Acquisition Transaction or otherwise result in a Material Adverse Effect; and

          (iii) the Credit Parties shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the Acquisition Transaction and the other transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (A) any applicable law, rule, regulation, order or decree of any Governmental Authority or arbitral authority or (B) any agreement, document or instrument to which any of the Credit Parties is a party or by which any of them or their properties is bound.

     7.2 Conditions of Revolving Loans and Letter of Credit . The obligations of the Lenders to make any Revolving Loans, and the Issuing Bank to issue or renew Letters of Credit and Bank of America to make Swing Line Loans, hereunder on or subsequent to the Closing Date are subject to the satisfaction of the following conditions:

     (a) the Administrative Agent or, in the case of Swing Line Loans, Bank of America shall have received a Borrowing Notice if required by Article II;

     (b) the  representations  and warranties of the Credit Parties set forth in
Article VIII and in each of the other Loan Documents shall be true and correct in all material respects on and as of the date of such Advance, Swing Line Loan or Letter of Credit issuance or renewal, with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date and except that the financial statements referred to in Section 8.6(a) shall be deemed (solely for the purpose of the representation and warranty contained in such Section 8.6(a) but not for the purpose of any cross reference to such Section 8.6(a) or to the financial statements described therein contained in any other provision of Section 8.6 or elsewhere in Article
8) to be those financial statements most recently delivered to the Administrative Agent and the Lenders pursuant to Section 9.1 from the date financial statements are delivered to the Administrative Agent and the Lenders in accordance with such Section;

     (c) in the case of the issuance of a Letter of Credit, the Borrower or Borrowers, as the case may be, shall have executed and delivered to the Issuing Bank an Application and Agreement for Letter of Credit in form and content acceptable to the Issuing Bank together with such other instruments and documents as it shall request;

     (d) at the time of (and after giving effect to) each Advance, Swing Line Loan or the issuance of a Letter of Credit, no Default or Event of Default specified in Article XI shall have occurred and be continuing; and

     (e) immediately after giving effect to:

          (i)  a  Revolving  Loan,  the  aggregate   principal  balance  of  all
outstanding Revolving Loans for each Lender shall not exceed such Lender's Revolving Credit Commitment;

          (ii) a Letter of Credit or renewal thereof, the aggregate principal balance of all outstanding Participations in Letters of Credit and Reimbursement Obligations (or in the case of the Issuing Bank, its remaining interest after deduction of all Participations in Letters of Credit and Reimbursement Obligations of other Lenders) for each Lender and in the aggregate shall not exceed, respectively, (X) such Lender's Letter of Credit Commitment or (Y) the Total Letter of Credit Commitment;

          (iii) a Swing Line Loan, the Swing Line Outstandings shall not exceed $5,000,000; and

          (iv) a Revolving Loan, Swing Line Loan or a Letter of Credit or renewal thereof, the sum of Letter of Credit Outstandings plus Revolving Credit Outstandings plus Swing Line Outstandings shall not exceed the Total Revolving Credit Commitment.

                                  ARTICLE VIII
                         Representations and Warranties

          Each Borrower represents and warrants with respect to itself and to its Subsidiaries (which representations and warranties shall survive the delivery of the documents mentioned herein and the making of Loans), that:

     8.1 Organization and Authority .

     (a) The Borrower and each Subsidiary is a corporation, limited liability company or partnership duly organized and validly existing under the laws of the jurisdiction of its formation;

     (b) The Borrower and each Subsidiary (x) has the requisite power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Loan Documents, and (y) is qualified to do business in every jurisdiction in which failure so to qualify would have a Material Adverse Effect;

     (c) The Borrower has the power and authority to execute, deliver and perform this Agreement and the Notes, and to borrow hereunder, and to execute, deliver and perform each of the other Loan Documents to which it is a party;

     (d) Each Credit Party (other than the Borrowers) has the power and authority to execute, deliver and perform the Facility Guaranty and each of the other Loan Documents to which it is a party; and

     (e) When executed and delivered, each of the Loan Documents to which any Credit Party is a party will be the legal, valid and binding obligation or agreement, as the case may be, of such Credit Party, enforceable against such Credit Party in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity).

     8.2 Loan Documents . The execution, delivery and performance by each Credit Party of each of the Loan Documents to which it is a party:

     (a) have been duly authorized by all requisite Organizational Action of such Credit Party required for the lawful execution, delivery and performance thereof;

     (b) do not violate any provisions of (i) any applicable law, rule or regulation, (ii) any judgment, writ, order, determination, decree or arbitral award of any Governmental Authority or arbitral authority binding on such Credit Party or its properties, or (iii) the Organizational Documents or Operating Documents of such Credit Party;

     (c) does not and will not be in conflict with, result in a breach of or constitute an event of default, or an event which, with notice or lapse of time or both, would constitute an event of default, under any contract, indenture, agreement or other instrument or document to which such Credit Party is a party, or by which the properties or assets of such Credit Party are bound; and

     (d) does not and will not result in the creation or imposition of any Lien upon any of the properties or assets of such Credit Party or any Subsidiary except any Liens in favor of the Administrative Agent and the Lenders created by the Security Instruments.

     8.3 Solvency. Each Credit Party is Solvent after giving effect to the transactions contemplated by the Loan Documents.

     8.4 Subsidiaries and Stockholders. The Borrower has no Subsidiaries other than those Persons listed as Subsidiaries in Schedule 8.4 and additional Subsidiaries created or acquired after the Closing Date in compliance with
Section 9.20; Schedule 8.4 states as of the date hereof the organizational form of each entity, the authorized and issued capitalization of each Subsidiary listed thereon, the number of shares or other equity interests of each class of capital stock or interest issued and outstanding of each such Subsidiary and the number and/or percentage of outstanding shares or other equity interest (including options, warrants and other rights to acquire any interest) of each such class of capital stock or other equity interest owned by Borrower or by any such Subsidiary; the outstanding shares or other equity interests of each such Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable; and Borrower and each such Subsidiary owns beneficially and of record all the shares and other interests it is listed as owning in Schedule 8.4, free and clear of any Lien.

     8.5 Ownership Interests. The Borrower owns no interest in any Person other than the Persons listed in Schedule 8.4, equity investments in Persons not constituting Subsidiaries permitted under Section 10.6 and additional Subsidiaries created or acquired after the Closing Date in compliance with
Section 9.20.

     8.6 Financial Condition .

     (a) The Borrowers have heretofore furnished to each Lender the Historical Financial Statements. Except as set forth therein, such financial statements (including the notes thereto) present fairly the financial condition of the Parent and its Subsidiaries as of the end of such Fiscal Years and interim period and results of their operations and the changes in its stockholders' equity for the Fiscal Years and interim period then ended, all in conformity with GAAP applied on a Consistent Basis, subject however, in the case of unaudited interim statements to year end audit adjustments;

     (b) the Borrowers have heretofore furnished each Lender (i) the Historical Pro Forma Financial Statements, which fairly present the combined financial position of the Parent and its Restricted Subsidiaries as of the dates set forth therein, in each case in accordance with GAAP applied on a Consistent Basis (except as set forth therein) and (ii) pro forma financial statement projections of the Parent and its Restricted Subsidiaries for each of the five (5) Fiscal Years of the Parent and its Restricted Subsidiaries ending December 31, 1999 through December 31, 2004, which pro forma projections fairly present the estimated consolidated income and cash flows of the Parent and its Restricted Subsidiaries assuming the consummation of the Acquisition Transaction;

     (c) since the later of (i) the date of the audited financial statements delivered pursuant to Section 8.6(a) hereof or (ii) the date of the audited financial statements most recently delivered pursuant to Section 9.1(a) hereof, there has been no material adverse change in the condition, financial or otherwise, of the Borrower or any of its Subsidiaries or in the businesses, properties, performance, prospects or operations of the Borrower or its Subsidiaries, nor have such businesses or properties been materially adversely affected as a result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo or act of God; and

     (d)  except  as  set  forth  in the  financial  statements  referred  to in
Section 8.6(a) or in Schedule 8.6 or permitted by Section 10.4, neither the Borrower nor any Subsidiary has incurred, other than in the ordinary course of business, any material Indebtedness, Contingent Obligation or other commitment or liability which remains outstanding or unsatisfied.

     8.7 Title to Properties . The Borrower and each of its Subsidiaries and each other Credit Party has good and marketable title to all its real and personal properties, subject to no transfer restrictions or Liens of any kind, except for the transfer restrictions and Liens described in Schedule 8.7 and Liens permitted by Section 10.3.

     8.8 Taxes . Except as set forth in Schedule 8.8, the Borrower and each of its Subsidiaries has filed or caused to be filed all federal, state and local tax returns which are required to be filed by it and, except for taxes and assessments being contested in good faith by appropriate proceedings diligently conducted and against which reserves reflected in the financial statements described in Section 8.6(a) or Sections 9.1(a) or (b) and satisfactory to the Borrower's independent certified public accountants have been established, have paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due.

     8.9 Other Agreements. No Credit Party nor any Subsidiary is

     (a) a party to or subject to any judgment, order, decree, agreement, lease or instrument, or subject to other restrictions, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; or

     (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which such Credit Party or any Subsidiary is a party, which default has, or if not remedied within any applicable grace period could reasonably be likely to have, a Material Adverse Effect.

     8.10 Litigation. Except as set forth in Schedule 8.10, there is no action, suit, investigation or proceeding at law or in equity or by or before any governmental instrumentality or agency or arbitral body pending, or, to the knowledge of the Borrower, threatened by or against the Borrower or any Subsidiary or other Credit Party or affecting the Borrower or any Subsidiary or other Credit Party or any properties or rights of the Borrower or any Subsidiary or other Credit Party, which would reasonably be expected to have a Material Adverse Effect.

     8.11 Margin Stock. The proceeds of the borrowings made hereunder will be used by the Borrower only for the purposes expressly authorized herein. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute any of the Loans under this Agreement a "purpose credit" within the meaning of said Regulation U or Regulation X (12 C.F.R. Part 221) of the Board. Neither the Borrower nor any agent acting in its behalf has taken or will take any action which might cause this Agreement or any of the documents or instruments delivered pursuant hereto to violate any regulation of the Board or to violate the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, or any state securities laws, in each case as in effect on the date hereof.

     8.12 Investment Company. No Credit Party is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. ss. 80a-1, et seq.). The application of the proceeds of the Loans and repayment thereof by the Borrower and the performance by the Borrower and the other Credit Parties of the transactions contemplated by the Loan Documents will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder, in each case as in effect on the date hereof.

     8.13 Patents, Etc. The Borrower and each other Credit Party owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights necessary to or used in the conduct of its businesses as now conducted and as contemplated by the Loan Documents, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, other proprietary right of any other Person.

     8.14 No Untrue Statement. Neither (a) this Agreement nor any other Loan Document or certificate or document executed and delivered by or on behalf of the Borrower or any other Credit Party in accordance with or pursuant to any Loan Document nor (b) any statement, representation, or warranty provided to the Administrative Agent in connection with the negotiation or preparation of the Loan Documents contains any misrepresentation or untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such warranty, representation or statement contained therein not misleading.

     8.15 No Consents, Etc. Neither the respective businesses or properties of the Credit Parties or any Subsidiary, nor any relationship among the Credit Parties or any Subsidiary and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Loan Documents and the transactions contemplated thereby, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person on the part of any Credit Party as a condition to the execution, delivery and performance of, or consummation of the transactions contemplated by the Loan Documents, which, if not obtained or effected, would be reasonably likely to have a Material Adverse Effect, or if so, such consent, approval, authorization, filing, registration or qualification has been duly obtained or effected, as the case may be.

     8.16 Employee Benefit Plans. Except as set forth on Schedule 8.16,

     (a) The Borrower and each ERISA Affiliate is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder and in compliance with all Foreign Benefit Laws with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined or the Borrower or its Subsidiaries is in the process of obtaining a determination by the Internal Revenue Service to be so qualified, each trust related to such plan has been determined to be exempt under Section 501(a) of the Code, and each Employee Benefit Plan subject to any Foreign Benefit Law has received the required approvals by any Governmental Authority regulating such Employee Benefit Plan. No material liability has been incurred by the Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

     (b) Neither the Borrower nor any ERISA Affiliate has (i) engaged in a nonexempt prohibited transaction described in Section 4975 of the Code or
Section 406 of ERISA affecting any of the Employee Benefit Plans or the trusts created thereunder which could subject any such Employee Benefit Plan or trust to a material tax or penalty on prohibited transactions imposed under Internal Revenue Code Section 4975 or ERISA, (ii) incurred any accumulated funding deficiency with respect to any Employee Benefit Plan, whether or not waived, or any other liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (iii) failed to make a required contribution or payment to a Multiemployer Plan, (iv) failed to make a required installment or other required payment under Section 412 of the Code, Section 302 of ERISA or the terms of such Employee Benefit Plan, or (v) failed to make a required contribution or payment, or otherwise failed to operate in compliance with any Foreign Benefit Law regulating any Employee Benefit Plan;

     (c) No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan or Multiemployer Plan, and neither the Borrower nor any ERISA Affiliate has incurred any unpaid withdrawal liability with respect to any Multiemployer Plan;

     (d) The present value of all vested accrued benefits under each Employee Benefit Plan which is subject to Title IV of ERISA, or the funding of which is regulated by any Foreign Benefit Law did not, as of the most recent valuation date for each such plan, exceed the then current value of the assets of such Employee Benefit Plan allocable to such benefits;

     (e) To the best of the Borrower's knowledge, each Employee Benefit Plan which is subject to Title IV of ERISA or the funding of which is regulated by any Foreign Benefit Law, maintained by the Borrower or any ERISA Affiliate, has been administered in accordance with its terms in all material respects and is in compliance in all material respects with all applicable requirements of ERISA, applicable Foreign Benefit Law and other applicable laws, regulations and rules;

     (f) The consummation of the Loans and the issuance of the Letters of Credit provided for herein will not involve any prohibited transaction under ERISA which is not subject to a statutory or administrative exemption; and

     (g) No material proceeding, claim, lawsuit and/or investigation exists or, to the best knowledge of the Borrower after due inquiry, is threatened concerning or involving any Employee Benefit Plan;

     8.17 No Default. As of the date hereof, there does not exist any Default or Event of Default hereunder.

     8.18 Environmental Laws. Except as listed on Schedule 8.18, the Borrower and each Subsidiary is in compliance with all applicable Environmental Laws and has been issued and currently maintains all required federal, state and local permits, licenses, certificates and approvals except where the failure to be in compliance or to have such permits, licenses, certificates or approvals, would not reasonably be expected to have a Material Adverse Effect. Except as listed on Schedule 8.18, neither the Borrower nor any Subsidiary has been notified of any pending or threatened action, suit, proceeding or investigation, and neither the Borrower nor any Subsidiary is aware of any facts, which (a) calls into question, or could reasonably be expected to call into question, compliance by the Borrower or any Subsidiary with any Environmental Laws, (b) seeks, or could reasonably be expected to form the basis of a meritorious proceeding, to suspend, revoke or terminate any license, permit or approval necessary for the operation of the Borrower's or any Subsidiary's business or facilities or for the generation, handling, storage, treatment or disposal of any Hazardous Materials, or (c) seeks to cause, or could reasonably be expected to form the basis of a meritorious proceeding to cause, any property of the Borrower or any Subsidiary or other Credit Party to be subject to any restrictions on ownership, use, occupancy or transferability under any Environmental Law, which in any of the foregoing instances would reasonably be expected to have a Material Adverse Effect.

     8.19 Employment Matters.

     (a) None of the employees of the Borrower or any Subsidiary is subject to any collective bargaining agreement which would reasonably be expected to have a Material Adverse Effect and there are no strikes, work stoppages, election or decertification petitions or proceedings, unfair labor charges, equal opportunity proceedings, or other material labor/employee related controversies or proceedings pending or, to the best knowledge of the Borrower, threatened against the Borrower or any Subsidiary or between the Borrower or any Subsidiary and any of its employees, other than employee grievances arising in the ordinary course of business which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and

     (b) Except to the extent a failure to maintain compliance would not have a Material Adverse Effect, the Borrower and each Subsidiary is in compliance in all respects with all applicable laws, rules and regulations pertaining to labor or employment matters, including without limitation those pertaining to wages, hours, occupational safety and taxation and there is neither pending or threatened any litigation, administrative proceeding nor, to the knowledge of the Borrower, any investigation, in respect of such matters which, if decided adversely, could reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect.

     8.20 RICO. Neither the Borrower nor any Subsidiary is engaged in or has engaged in any course of conduct that could subject any of their respective properties to any Lien, seizure or other forfeiture under any criminal law, racketeer influenced and corrupt organizations law, civil or criminal, or other similar laws.

     8.21 Year 2000 Compliance. The Borrower and its Subsidiaries have (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by information received from suppliers and vendors) that could reasonably be expected to be adversely affected by the Year 2000 Problem, (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan substantially in accordance with that timetable. The Borrower reasonably believes that all computer applications (including those affected by information received from its suppliers and vendors) that are material to its or any of its Subsidiaries' business and operations will on a timely basis be Year 2000 Compliant, except to the extent that a failure to do so could not reasonably be expected to have Material Adverse Effect.

                                   ARTICLE IX

                              Affirmative Covenants

     Until the Facility Termination Date, unless the Required Lenders shall otherwise consent in writing, the Parent will, and where applicable will cause each Restricted Subsidiary to:

     9.1 Financial Reports, Etc.

     (a) As soon as practical and in any event within 95 days after the end of each Fiscal Year of the Parent, deliver or cause to be delivered to the Administrative Agent and each Lender (i) consolidated and consolidating balance sheets of the Parent and its Restricted Subsidiaries, the Parent and its consolidated Subsidiaries and of Delta and its Subsidiaries as at the end of such Fiscal Year, and the notes thereto, and the related consolidated and consolidating statements of income, stockholders' equity and cash flows, and the respective notes thereto, for such Fiscal Year, setting forth (other than for consolidating statements) comparative financial statements for the preceding Fiscal Year, all prepared in accordance with GAAP applied on a Consistent Basis and containing, with respect to the consolidated financial statements, opinions of Arthur Andersen LLP, or other such independent certified public accountants selected by the Parent and approved by the Administrative Agent, which are unqualified as to the scope of the audit performed and as to the "going concern" status of the Parent and Delta and without any exception not acceptable to the Lenders, and (ii) a certificate of an Authorized Representative demonstrating compliance with Sections 10.1(a) through 10.1(c), which certificate shall be in the form of Exhibit H;

     (b) as soon as practical and in any event within 50 days after the end of each fiscal quarter (except the last fiscal quarter of the Fiscal Year), deliver to the Administrative Agent and each Lender (i) consolidated and consolidating balance sheets of the Parent and its Restricted Subsidiaries, the Parent and its consolidated Subsidiaries and of Delta and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated and consolidating statements of income, stockholders' equity and cash flows for such fiscal quarter and for the period from the beginning of the then current Fiscal Year through the end of such reporting period, and accompanied by a certificate of an Authorized Representative to the effect that such financial statements present fairly the financial position of the Parent and its Restricted Subsidiaries and of Delta and its Subsidiaries as of the end of such fiscal period and the results of their operations and the changes in their financial position for such fiscal period, in conformity with the standards set forth in Section 8.6(a) with respect to interim financial statements, and (ii) a certificate of an Authorized Representative containing computations for such quarter comparable to that required pursuant to Section 9.1(a)(ii);

     (c) together  with each delivery of the  financial  statements  required by
Section 9.1(a)(i), deliver to the Administrative Agent and each Lender a letter from the Parent's accountants specified in Section 9.1(a)(i) stating that in performing the audit necessary to render an opinion on the financial statements delivered under Section 9.1(a)(i), they obtained no knowledge of any Default or Event of Default by the Borrowers in the fulfillment of the terms and provisions of this Agreement insofar as they relate to financial matters (which at the date of such statement remains uncured); or if the accountants have obtained knowledge of such Default or Event of Default, a statement specifying the nature and period of existence thereof;

     (d) promptly upon their becoming available to the Parent, the Parent shall deliver to the Administrative Agent and each Lender a copy of (i) all regular or special reports or effective registration statements which Parent or any Subsidiary shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, (ii) any proxy statement distributed by the Parent or any Subsidiary to its shareholders, bondholders or the financial community in general, and (iii) any management letter or other report submitted to the Parent or any Subsidiary by independent accountants in connection with any annual, interim or special audit of the Parent or any Subsidiary; and

     (e) not later than the last Business Day of each Fiscal Year, deliver to the Administrative Agent and each Lender consolidated and consolidating financial projections including a capital and operating expense budget for the Parent and its Restricted Subsidiaries for the next Fiscal Year, prepared in accordance with GAAP applied on a Consistent Basis;

     (f) as soon as practicable and in any event within 15 days following June 30 and December 31 of each Fiscal Year, deliver to the Administrative Agent and each Lender an accounts receivable aging report in form and detail substantially similar to that furnished to the Administrative Agent prior to the Closing Date;

     (g) promptly, from time to time, deliver or cause to be delivered to the Administrative Agent and each Lender such other information regarding the Parent and any Restricted Subsidiary's operations, business affairs and financial condition as the Administrative Agent or such Lender may reasonably request;

     The Administrative Agent and the Lenders are hereby authorized to deliver a copy of any such financial or other information delivered hereunder to the Lenders (or any affiliate of any Lender) or to the Administrative Agent, to any Governmental Authority having jurisdiction over the Administrative Agent or any of the Lenders pursuant to any written request therefor or in the ordinary course of examination of loan files, or to any other Person who shall acquire or consider the assignment of, or acquisition of any participation interest in, any Obligation permitted by this Agreement.

     9.2 Maintain Properties. Maintain all properties necessary to its operations in good working order and condition, make all needed repairs, replacements and renewals to such properties, and maintain free from Liens all trademarks, trade names, patents, copyrights, trade secrets, know-how, and other intellectual property and proprietary information (or adequate licenses thereto), in each case as are reasonably necessary to conduct its business as currently conducted or as contemplated hereby, all in accordance with customary and prudent business practices.

     9.3 Existence, Qualification, Etc. Except as otherwise expressly permitted under Section 10.7, do or cause to be done all things necessary to preserve and keep in full force and effect its existence and all material rights and franchises, and maintain its license or qualification to do business as a foreign corporation and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary.

     9.4 Regulations and Taxes. Comply in all material respects with or contest in good faith all statutes and governmental regulations and pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation which, if unpaid, would become a Lien against any of its properties except liabilities being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves acceptable to the Parent's independent certified public accountants have been established unless and until any Lien resulting therefrom attaches to any of its property and becomes enforceable against its creditors.

     9.5 Insurance. (a) Keep all of its insurable properties adequately insured at all times with responsible insurance carriers against loss or damage by fire and other hazards to the extent and in the manner as are customarily insured against by similar businesses owning such properties similarly situated and otherwise as required by the Security Instruments, (b) maintain general public liability insurance at all times with responsible insurance carriers against liability on account of damage to persons and property and (c) maintain insurance under all applicable workers' compensation laws (or in the alternative, maintain required reserves if self-insured for workers' compensation purposes) and against loss by reason by business interruption such policies of insurance to have such limits, deductibles, exclusions, co-insurance and other provisions providing no less coverages than that specified in Schedule 9.5, such insurance policies to be in form reasonably satisfactory to the Administrative Agent. Each of the policies of insurance described in this
Section 9.5 shall provide that the insurer shall give the Administrative Agent not less than thirty (30) days' prior written notice before any such policy shall be terminated, lapse or be altered in any manner.

     9.6 True Books. Keep true books of record and account in which full, true and correct entries will be made of all of its dealings and transactions, and set up on its books such reserves as may be required by GAAP with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business in general, and include such reserves in interim as well as year-end financial statements.

     9.7  Year  2000   Compliance.   The  Parent   will   promptly   notify  the
Administrative  Agent  and the  Lenders  in the event the  Parent  discovers  or determines that any computer application (including those affected by information received from its suppliers and vendors) that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 Compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.

     9.8 Right of Inspection. Permit any Person designated by any Lender or the Administrative Agent to visit and inspect any of the properties, corporate books and financial reports of the Parent or any Subsidiary and to discuss its affairs, finances and accounts with its principal officers and independent certified public accountants, all at reasonable times, at reasonable intervals and with reasonable prior notice.

     9.9 Observeall Laws. Conform to and duly observe in all respects all laws, rules and regulations and all other valid requirements of any Governmental Authority with respect to the conduct of its business, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     9.10 Governmental Licenses. Obtain and maintain all licenses, permits, certifications and approvals of all applicable Governmental Authorities as are required for the conduct of its business as currently conducted and as contemplated by the Loan Documents, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     9.11 Covenants Extending to Other Persons. Cause each of its Restricted Subsidiaries to do with respect to itself, its business and its assets, each of the things required of the Parent in Sections 9.2 through 9.10, and 9.20 inclusive.

     9.12 Officer's Knowledge of Default. Upon any officer of either Borrower obtaining knowledge of any Default or Event of Default hereunder or under any other obligation of the Borrower or any Subsidiary or other Credit Party to any Lender, or any event, development or occurrence which could reasonably be expected to have a Material Adverse Effect, cause such officer or an Authorized Representative to promptly notify the Administrative Agent of the nature thereof, the period of existence thereof, and what action the Borrower or such Subsidiary or other Credit Party proposes to take with respect thereto.

     9.13 Suitsor Other Proceedings. Upon any officer of either Borrower obtaining knowledge of any litigation or other proceedings being instituted against the Parent or any Subsidiary or other Credit Party, or any attachment, levy, execution or other process being instituted against any assets of the Parent or any Subsidiary or other Credit Party, making a claim or claims in an aggregate amount greater than $5,000,000 not otherwise covered by insurance, promptly deliver to the Administrative Agent written notice thereof stating the nature and status of such litigation, dispute, proceeding, levy, execution or other process.

     9.14 Notice of Environmental Complaint or Condition. Promptly provide to the Administrative Agent true, accurate and complete copies of any and all notices, complaints, orders, directives, claims or citations received by the Parent or any Subsidiary relating to any (a) violation or alleged violation by the Parent or any Subsidiary of any applicable Environmental Law; (b) release or threatened release by the Parent or any Subsidiary, or by any Person handling, transporting or disposing of any Hazardous Material on behalf of the Parent or any Subsidiary, or at any facility or property owned or leased or operated by the Parent or any Subsidiary, of any Hazardous Material, except where occurring legally pursuant to a permit or license; or (c) liability or alleged liability of the Parent or any Subsidiary for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials, which in any of the foregoing instances would reasonably be expected to have a Material Adverse Effect.

     9.15 Environmental Compliance. If the Parent or any Subsidiary shall receive any letter, notice, complaint, order, directive, claim or citation alleging that the Parent or any Subsidiary has violated any Environmental Law, has released any Hazardous Material, or is liable for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials, the Parent and any Subsidiary shall, within the time period permitted and to the extent required by the applicable Environmental Law or the Governmental Authority responsible for enforcing such Environmental Law, remove or remedy, or cause the applicable Subsidiary to remove or remedy, such violation or release or satisfy such liability, unless and only during the period that the applicability of the Environmental Law, the fact of such violation or liability or the action required to remove or remedy such violation is being contested by the Parent or the applicable Subsidiary by appropriate proceedings diligently conducted and all reserves with respect thereto as may be required under Generally Accepted Accounting Principles, if any, have been made, and no Lien in connection therewith shall have attached to any property of the Parent or the applicable Subsidiary which shall have become enforceable against creditors of such Person.

     9.16 Indemnification. Without limiting the generality of Section 13.9, the Borrowers hereby jointly and severally agree to indemnify and hold the Administrative Agent, the Lenders and any affiliate of any Lender party to a Swap Agreement, and their respective officers, directors, employees and agents, harmless from and against any and all claims, losses, penalties, liabilities, damages and expenses (including assessment and cleanup costs and reasonable attorneys', consultants' or other expert fees, expenses and disbursements) arising directly or indirectly from, out of or by reason of (a) the violation of any Environmental Law by the Borrowers or any Subsidiary or with respect to any property owned, operated or leased by the Borrowers or any Subsidiary or (b) the handling, storage, transportation, treatment, emission, release, discharge or disposal of any Hazardous Materials by or on behalf of the Borrower or any Subsidiary, or on or with respect to property owned or leased or operated by the Borrower or any Subsidiary. The provisions of this Section 9.16 shall survive repayment of the Obligations and the Facility Termination Date and expiration or termination of this Agreement.

     9.17 Further Assurances. At the Borrower's cost and expense, upon request of the Administrative Agent, duly execute and deliver or cause to be duly executed and delivered, to the Administrative Agent such further instruments, documents, certificates, financing and continuation statements, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Administrative Agent to carry out more effectively the provisions and purposes of this Agreement, the Security Instruments and the other Loan Documents.

     9.18 Employee Benefit Plans.

     (a) With reasonable promptness, and in any event within thirty (30) days thereof, give notice to the Administrative Agent of (a) the establishment of any new Pension Plan (which notice shall include a copy of such plan), (b) the commencement of contributions to any Employee Benefit Plan to which the Borrower or any of its ERISA Affiliates was not previously contributing, (c) any material increase in the benefits of any existing Employee Benefit Plan, (d) each funding waiver request filed with respect to any Pension Plan and all communications received or sent by the Borrower or any ERISA Affiliate with respect to such request and (e) the failure of the Borrower or any ERISA Affiliate to make a required installment or payment under Section 302 of ERISA or Section 412 of the Code (in the case of Employee Benefit Plans regulated by the Code or ERISA) or under any Foreign Benefit Law (in the case of Employee Benefit Plans regulated by any Foreign Benefit Law) by the due date;

     (b) Promptly and in any event within fifteen (15) days of becoming aware of the occurrence or forthcoming occurrence of any (a) Termination Event or (b) nonexempt "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, in connection with any Employee Benefit Plan or any trust created thereunder, deliver to the Administrative Agent a notice specifying the nature thereof, what action the Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

     (c) With reasonable promptness but in any event within fifteen (15) days for purposes of clauses (a), (b) and (c), deliver to the Administrative Agent copies of (a) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code, (b) all notices received by the Borrower or any ERISA Affiliate of the PBGC's or any Governmental Authority's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (c) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Parent or any ERISA Affiliate with the Internal Revenue Service with respect to each Employee Benefit Plan and (d) all notices received by the Parent or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA. The Parent will notify the Administrative Agent in writing within five (5) Business Days of the Parent or any ERISA Affiliate obtaining knowledge or reason to know that the Parent or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA; and

     (d) cause to be done within a period of thirty (30) days those things described on Schedule 8.16.

     9.19 Continued Operations. Continue at all times to conduct its business and engage principally in the same line or lines of business substantially as heretofore conducted.

     9.20 New Subsidiaries. Simultaneously with the acquisition or creation of any Restricted Subsidiary, cause to be delivered to the Administrative Agent each of the following:

     (a) a Facility Guaranty executed by such Restricted Subsidiary that is a Domestic Subsidiary substantially in the form of Exhibit I;

     (b) a Security Agreement of such Restricted Subsidiary that is a Domestic Subsidiary substantially in the form of Exhibit J, together with such Uniform Commercial Code financing statements on Form UCC-1 or otherwise duly executed by such Restricted Subsidiary as "Debtor" and naming the Administrative Agent for the benefit of the Administrative Agent and the Lenders as "Secured Party," in form, substance and number sufficient in the reasonable opinion of the Administrative Agent and its special counsel to be filed in all Uniform Commercial Code filing offices in all jurisdictions in which filing is necessary or advisable to perfect in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders the Lien on Collateral conferred under such Security Instrument to the extent such Lien may be perfected by Uniform Commercial Code filing;

     (c) if the Subsidiary Securities issued by such Restricted Subsidiary that are, or are required to become, Pledged Interests, shall be owned by a Restricted Subsidiary who has not then executed and delivered to the Administrative Agent a Pledge Agreement granting a Lien to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, in such equity interests, a Pledge Agreement executed by the Restricted Subsidiary that directly owns such Subsidiary Securities substantially in the form attached hereto as Exhibit K (or, as to the Pledged Interests issued by any Direct Foreign Subsidiary, in a form acceptable to the Administrative Agent), and if such Subsidiary Securities shall be owned by the Borrowers or a Restricted Subsidiary who has previously executed a Pledge Agreement, a Pledge Agreement Supplement in the form required by such Pledge Agreement pertaining to such Subsidiary Securities;

     (d) If the Pledged Interests issued by such Restricted Subsidiary constitute securities under Article 8 of the Uniform Commercial Code (i) the certificates representing 100% of such Subsidiary Securities and (ii) duly executed, undated stock powers or other appropriate powers of assignment in blank affixed thereto;

     (e) (i) Uniform Commercial Code financing statements on form UCC-1 or otherwise duly executed by the pledgor as "Debtor" and naming the Administrative Agent for the benefit of the Administrative Agent and the Lenders as "Secured Party," in form, substance and number sufficient in the reasonable opinion of the Administrative Agent and its special counsel to be filed in all Uniform Commercial Code filing offices and in all jurisdictions in which filing is necessary or advisable to perfect in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders the Lien on such Subsidiary Securities and (ii) if the Pledged Interests issued by such Restricted Subsidiary do not constitute securities and such Subsidiary has not elected to have such interests treated as securities under Article 8 of the applicable Uniform Commercial Code, and a control agreement from the Registrar of such Restricted Subsidiary, in form and substance acceptable to the Administrative Agent and in which the Registrar (1) acknowledges that the pledgor is at the date of such acknowledgment the sole record, and to its knowledge, beneficial owner of such Subsidiary Securities, (2) acknowledges the Lien in favor of the Administrative Agent conferred under the Pledge Agreement and that such Lien will be reflected on the registry for such Subsidiary Securities, (3) agrees that it will not register any transfer of such Subsidiary Securities nor acknowledge any Lien in favor of any other Person on such Subsidiary Securities, without the prior written consent of the Administrative Agent, in each instance, until it receives notice from the Administrative Agent that all Liens on such Collateral in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders have been released or terminated, and (4) agrees that upon receipt of notice from the Administrative Agent that an Event of Default has occurred and is continuing and that the Subsidiary Securities identified in such notice have been transferred to a transferee identified in such notice, it will duly record such transfer of Subsidiary Securities on the appropriate registry without requiring further consent from the pledgor and shall thereafter treat the transferee as the sole record and beneficial owner of such Subsidiary Securities pending further transfer, notwithstanding any contrary instruction received from the pledgor;

     (f) a supplement to the appropriate schedule attached to the appropriate Security Instruments listing the additional Collateral, certified as true, correct and complete by the Authorized Representative (provided that the failure to deliver such supplement shall not impair the rights conferred under the Security Instruments in after acquired Collateral);

     (g) an opinion of counsel to the Restricted Subsidiary dated as of the date of delivery of the Facility Guaranty and other Loan Documents provided for in this Section 9.20 and addressed to the Administrative Agent and the Lenders, in form and substance reasonably acceptable to the Administrative Agent (which opinion may include assumptions and qualifications of similar effect to those contained in the opinions of counsel delivered pursuant to Section 7.1(a)), to the effect that:

          (i) such Subsidiary is duly organized, validly existing and in good standing in the jurisdiction of its formation, has the requisite power and authority to own its properties and conduct its business as then owned and then conducted and proposed to be conducted and to execute, deliver and perform the Facility Guaranty and other Loan Documents described in this Section 9.20 to which such Subsidiary is a signatory, and is duly qualified to transact business and is in good standing as a foreign corporation or partnership in each other jurisdiction in which the character of the properties owned or leased, or the business carried on by it, requires such qualification and the failure to be so qualified would reasonably be likely to result in a Material Adverse Effect;

          (ii) the execution, delivery and performance of the Facility Guaranty and other Loan Documents described in this Section 9.20 to which such Subsidiary is a signatory have been duly authorized by all requisite corporate or partnership action (including any required shareholder or partner approval), each of such agreements has been duly executed and delivered and constitutes the valid and binding agreement of such Subsidiary, enforceable against such Subsidiary in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity);

          (iii) the Subsidiary Securities of such Subsidiary are duly authorized, validly issued, fully paid and nonassessable, and free of any preemptive rights, and the applicable Security Instrument (including foreign collateral documents) is effective to create a valid security interest in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders in such Subsidiary Securities as constitute Pledged Interests;

          (iv) the Uniform Commercial Code financing statements on Form UCC-1 delivered to the Administrative Agent by the Subsidiary in connection with the delivery of the Security Instruments of such Subsidiary have been duly executed by the Subsidiary and are in form, substance and number sufficient for filing in all Uniform Commercial Code filing offices in all jurisdictions in which filing is necessary to perfect in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders the Lien on Collateral conferred under such Security Instruments to the extent such Lien may be perfected by Uniform Commercial Code filing; and

          (v) in the case of Direct Foreign Subsidiaries only, that under the laws of the applicable foreign jurisdiction, all agreements, notices and other documents that are required to be executed, delivered, filed or recorded and all other action required to be taken, within or pursuant to the laws of such jurisdiction to perfect the Lien conferred in favor of the Administrative Agent under the applicable Security Instrument as against creditors of and purchasers for value from the holder of the Pledged Interests has been duly executed, delivered, filed, recorded or taken, as the case may be; and

     (h) current copies of the Organizational Documents and Operating Documents of such Restricted Subsidiary, minutes of duly called and conducted meetings (or duly effected consent actions) of the Board of Directors, partners, or appropriate committees thereof (and, if required by such Organizational Documents, Operating Documents or applicable law, of the shareholders, members or partners) of such Restricted Subsidiary authorizing the actions and the execution and delivery of documents described in this Section 9.20.

                                    ARTICLE X
                               Negative Covenants

     Until the Facility Termination Date, unless the Required Lenders shall otherwise consent in writing, the Parent will not, nor will it permit any Restricted Subsidiary to:

     10.1 Financial Covenants.

     (a) Consolidated Net Worth.  Permit  Consolidated Net Worth to be less than
(i) $95,000,000 from the Closing Date until (but excluding) the last day of the fiscal quarter that includes the Closing Date (the "Closing Date Quarter") and
(ii) as at the last day of each fiscal quarter of the Parent after the Closing Date and until (but excluding) the last day of the next following fiscal quarter of the Parent, the sum of (A) the amount of Consolidated Net Worth required to be maintained pursuant to this Section 10.1(a) as at the end of the immediately preceding fiscal quarter (or, in the case of the Closing Date Quarter, required to be maintained as of the Closing Date), plus (B) 75% of Consolidated Net Income (with no reduction for net losses during any period) for the fiscal quarter of the Parent ending on such day (including within "Consolidated Net Income" certain items otherwise excluded, as provided for in the definition of "Consolidated Net Income"), plus (C) 100% of the aggregate amount of all increases in the stated capital and additional paid-in capital accounts of the Parent resulting from the issuance of equity securities or other capital investments.

     (b) Consolidated Leverage Ratio. Permit at any time the Consolidated Leverage Ratio to be greater than (i) 5.50 to 1.00 from the Closing Date through December 31, 1999 and (ii) 5.00 to 1.00 thereafter.

     (c) Consolidated Fixed Charge Ratio. Permit the Consolidated Fixed Charge Ratio to be less than 1.50 to 1.00.

     10.2 Capital Expenditures . Make or become committed to make Capital Expenditures, excluding Costs of Acquisitions, which exceed in the aggregate (on a noncumulative basis, with the effect that amounts not expended in any Fiscal Year may not be carried forward to a subsequent period) $22,000,000 in the Fiscal Year ending December 31, 2000 and $20,000,000 in any other Fiscal Year.

     10.3 Liens. Incur, create or permit to exist any Lien, charge or other encumbrance of any nature whatsoever with respect to any property or assets now owned or hereafter acquired by the Parent or any Restricted Subsidiary, other than

     (a)  Liens  created  under  the  Security   Instruments  in  favor  of  the
Administrative Agent and the Lenders, and otherwise existing as of the date hereof and as set forth in Schedule 8.7;

     (b) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP and which Liens are not yet enforceable against other creditors;

     (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law or created in the ordinary course of business and in existence less than 90 days from the date of creation thereof for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP and which Liens are not yet enforceable against other creditors;

     (d) Liens incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts;

     (e) easements (including reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere materially with the ordinary conduct of the business of the Borrower or any Subsidiary and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Borrower or any Subsidiary;

     (f) purchase money Liens to secure Indebtedness permitted under Section 10.4(d) and incurred to purchase fixed assets, provided such Indebtedness represents not less than 75% of the purchase price of such assets as of the date of purchase thereof and no property other than the assets so purchased secures such Indebtedness;

     (g) Liens arising in connection with Capital Leases permitted under Section 10.4(d); provided that no such Lien shall extend to any Collateral or to any other property other than the assets subject to such Capital Leases; and

     (h) Liens securing Indebtedness permitted under Section 10.4(h) so long as such Liens existed at the time of the Acquisition.

     10.4  Indebtedness.   Incur,   create,   assume  or  permit  to  exist  any
Indebtedness, howsoever evidenced, except:

     (a) Indebtedness existing as of the Closing Date as set forth in Schedule 8.6; provided, none of the instruments and agreements evidencing or governing such Indebtedness shall be amended, modified or supplemented after the Closing Date to change any terms of subordination, repayment or rights of conversion, put, exchange or other rights from such terms and rights as in effect on the Closing Date;

     (b) Indebtedness owing to the Administrative Agent or any Lender in connection with this Agreement, any Note or other Loan Document;

     (c) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

     (d) purchase money Indebtedness described in Section 10.3(f) and Indebtedness arising under Capital Leases described in Section 10.3(g), the aggregate outstanding principal amount of all which at any time shall not exceed $5,000,000;

     (e)  Indebtedness  arising from Rate Hedging  Obligations  permitted  under
Section 10.14;

     (f) unsecured intercompany Indebtedness for loans and advances made by either Borrower or any Guarantor to a Borrower or any Guarantor, provided that such intercompany Indebtedness is evidenced by a promissory note or similar written instrument acceptable to the Administrative Agent which provides that such Indebtedness is subordinated to obligations, liabilities and undertakings of the obligor thereof under the Loan Documents on terms acceptable to the Administrative Agent;

     (g) additional unsecured Indebtedness for Money Borrowed not otherwise covered by clauses (a) through (f) above, provided that the aggregate outstanding principal amount of all such other Indebtedness permitted under this clause (g) shall in no event exceed $7,500,000 at any time; and

     (h)  existing   Indebtedness   assumed  in  connection   with  a  Permitted
Acquisition so long as the aggregate outstanding amount of such Indebtedness does not exceed $2,000,000.

     10.5 Transfer of Assets. Sell, lease, transfer or otherwise dispose of any assets of Parent or any Restricted Subsidiary other than (a) dispositions of inventory in the ordinary course of business, (b) dispositions of property that is substantially worn, damaged, obsolete or, in the judgment of the Parent, no longer best used or useful in its business or that of any Restricted Subsidiary,
(c) transfers of assets necessary to give effect to merger or consolidation transactions permitted by Section 10.7, (d) the disposition of Eligible Securities in the ordinary course of management of the investment portfolio of the Parent and its Restricted Subsidiaries, (e) except as otherwise permitted in this Section 10.5 sales or other dispositions of assets so long as (i) the Net Proceeds are applied as provided in Section 2.1(d)(iii), (ii) no Default or Event of Default exists after giving effect to such sale or other dispositions, and (iii) the absence of such asset will not have a Material Adverse Effect and
(f) brand related assets acquired in the Jamaica Transaction or other Permitted Acquisition which are disposed of within thirty (30) days of such Acquisition so long as the proceeds of such disposition are used to repay Revolving Loans.

     10.6 Investments and Acquisitions . Make any Acquisition or otherwise purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities, or make or permit to exist any interest whatsoever in any other Person or permit to exist any loans or advances to any Person, except that Parent and its Restricted Subsidiaries may:

     (a) consummate  Permitted  Acquisitions and mergers permitted under Section
10.7 hereof;

     (b) invest in Eligible Securities and the Delta Subordinated Notes;

     (c) maintain investments existing as of the date hereof and as set forth in
Schedule 8.4;

     (d) accept and maintain accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof in connection with accounts of financially troubled Persons to the extent reasonably necessary in order to prevent or limit loss; and

     (e) make and maintain investments in Subsidiaries which are Guarantors;

     (f) make and maintain loans and advances between the Borrower and the Guarantors described in Section 10.5(f);

     (g) so long as no Default or Event of Default exists make loans and advances to Subsidiaries who are not Guarantors in an aggregate principal amount at any time outstanding not to exceed $5,000,000;

     (h) so long as no Default or Event of Default shall exist either before or after giving effect thereto make investments in Delta to be used to redeem Delta Preferred Stock Series AA shares issued as a dividend on such Delta Preferred Stock after October 2, 1999; and

     (i) in addition to loans and advances permitted under Section 10.6(g), loans and advances made to Restricted Subsidiaries who are not Guarantors the proceeds of which are used to make Capital Expenditures to the extent permitted under Section 10.2.

     10.7 Merger or Consolidation . (a) Consolidate with or merge into any other Person, or (b) permit any other Person to merge into it, or (c) sell, transfer or lease or otherwise dispose of all or a substantial part of its assets (other than sales permitted under Section 10.5(a), (b) and (e)); provided, however, (i) any Restricted Subsidiary of the Parent may merge or transfer all or substantially all of its assets into or consolidate with the Parent or any wholly-owned Restricted Subsidiary of the Parent, and (ii) any other Person may merge into or consolidate with the Parent or any wholly-owned Restricted Subsidiary and any Restricted Subsidiary may merge into or consolidate with any other Person in order to consummate an Acquisition permitted by Section 10.6(a), provided further, that any resulting or surviving entity shall execute and deliver such agreements and other documents, including a Facility Guaranty, and take such other action as the Administrative Agent may require to evidence or confirm its express assumption of the obligations and liabilities of its predecessor entities under the Loan Documents.

     10.8 Restricted Payments. Make any Restricted Payment or apply or set apart any of their assets therefor or agree to do any of the foregoing.

     10.9 Transactions with Affiliates. Other than transactions permitted under Sections 10.6 and 10.7, enter into any transaction after the Closing Date, including, without limitation, the purchase, sale, lease or exchange of property, real or personal, or the rendering of any service, with any Affiliate of the Parent, except (a) that such Persons may render services to the Parent or its Restricted Subsidiaries for compensation at the same rates generally paid by Persons engaged in the same or similar businesses for the same or similar services, (b) that the Parent or any Restricted Subsidiary may render services to such Persons for compensation at the same rates generally charged by the Parent or such Restricted Subsidiary and (c) in either case in the ordinary course of business and pursuant to the reasonable requirements of the Parent's (or any Restricted Subsidiary's) business consistent with past practice of the Parent and its Restricted Subsidiaries and upon fair and reasonable terms no less favorable to the Parent (or any Restricted Subsidiary) than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.

     10.10 Compliance with ERISA, the Code and Foreign Benefit Laws. With respect to any Pension Plan, Employee Benefit Plan or Multiemployer Plan:

     (a) permit the occurrence of any Termination Event which would result in a liability on the part of a Borrower or any ERISA Affiliate to the PBGC or to any Governmental Authority; or

     (b) except as set forth on Schedule 8.16, permit the present value of all benefit liabilities under all Pension Plans to exceed the current value of the assets of such Pension Plans allocable to such benefit liabilities; or

     (c) permit any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code) with respect to any Pension Plan, whether or not waived; or

     (d) fail to make any contribution or payment to any Multiemployer Plan which the Parent or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or

     (e) engage, or permit any Borrower or any ERISA Affiliate to engage, in any prohibited transaction under Section 406 of ERISA or Sections 4975 of the Code for which a civil penalty pursuant to Section 502(I) of ERISA or a tax pursuant to Section 4975 of the Code may be imposed; or

     (f) except as set forth on Schedule 8.16, permit the establishment of any Employee Benefit Plan providing post-retirement welfare benefits or establish or amend any Employee Benefit Plan which establishment or amendment could result in liability to a Borrower or any ERISA Affiliate or increase the obligation of a Borrower or any ERISA Affiliate to a Multiemployer Plan which annual liability or increase, individually or together with all similar liabilities and increases, is in excess of $10,000; or

     (g) fail, or permit a Borrower or any ERISA Affiliate to fail, to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the Code, all applicable Foreign Benefit Laws and all other applicable laws and the regulations and interpretations thereof.

     10.11 Fiscal Year. Change its Fiscal Year.

     10.12 Dissolution, etc. Wind up, liquidate or dissolve (voluntarily or involuntarily) or commence or suffer any proceedings seeking any such winding up, liquidation or dissolution, except in connection with a merger or consolidation permitted pursuant to Section 10.7.

     10.13 Change in Control. Cause, suffer or permit to exist or occur any Change of Control.

     10.14 Rate Hedging Obligations. Incur any Rate Hedging Obligations or enter into any agreements, arrangements, devices or instruments relating to Rate Hedging Obligations, except pursuant to Swap Agreements in an aggregate notional amount not to exceed at any time the Total Term Loan Commitment.

     10.15 Negative Pledge Clauses. Enter into or cause, suffer or permit to exist any agreement with any Person other than the Administrative Agent and the Lenders pursuant to this Agreement or any other Loan Documents which prohibits or limits the ability of any of the Parent or any Restricted Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, provided that the Parent and any Restricted Subsidiary may enter into such an agreement in connection with, and that applies only to, property subject to any Lien permitted by this Agreement and not released after the date hereof, when such prohibition or limitation is by its terms effective only against the assets subject to such Lien.

     10.16 Prepayments, Etc. of Indebtedness.

     (a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness (other than the Obligations); or

     (b) amend, modify or change in any manner any term or condition of any Indebtedness described in Section 10.4(a) or any lease so that the terms and conditions thereof are less favorable to the Administrative Agent and the Lenders than the terms of such Indebtedness or leases as of the Closing Date.

                                   ARTICLE XI
                       Events of Default and Acceleration

     11.1 Events of Default. If any one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority), that is to say:

     (a) if default shall be made in the due and punctual payment of the principal of any Loan, Reimbursement Obligation or other Obligation, when and as the same shall be due and payable whether pursuant to any provision of Article II or Article III or Article IV, at maturity, by acceleration or otherwise; or

     (b) if default shall be made in the due and punctual payment of any amount of interest on any Loan, Reimbursement Obligation or other Obligation or of any fees or other amounts payable to any of the Lenders or the Administrative Agent on the date on which the same shall be due and payable and such default continues unremedied for three (3) days; or

     (c) if default shall be made in the performance or observance of any covenant set forth in Sections 9.8, 9.12, 9.13, 9.20 or Article X;

     (d) if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in this Agreement or the Notes (other than as described in clauses (a), (b) or (c) above) and such default shall continue for thirty (30) or more days after the earlier of receipt of notice of such default by the Authorized Representative from the Administrative Agent or an officer of a Borrower becomes aware of such default, or if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in any of the other Loan Documents (beyond any applicable grace period, if any, contained therein) or in any instrument or document evidencing or creating any obligation, guaranty, or Lien in favor of the Administrative Agent or any of the Lenders or delivered to the Administrative Agent or any of the Lenders in connection with or pursuant to this Agreement or any of the Obligations, or if any Loan Document ceases to be in full force and effect (other than as expressly provided for hereunder or thereunder or with the express written consent of the Administrative Agent), or if without the written consent of the Lenders, this Agreement or any other Loan Document shall be disaffirmed or shall terminate, be terminable or be terminated or become void or unenforceable for any reason whatsoever (other than as expressly provided for hereunder or thereunder or with the express written consent of the Administrative Agent); or

     (e) if there shall occur (i) a default, which is not waived, in the payment of any principal, interest, premium or other amount with respect to any Indebtedness (other than the Loans and other Obligations) of the Parent or any Restricted Subsidiary in an amount not less than $1,000,000 in the aggregate outstanding, or (ii) a default, which is not waived, in the performance, observance or fulfillment of any term or covenant contained in any agreement or instrument under or pursuant to which any such Indebtedness may have been issued, created, assumed, guaranteed or secured by the Parent or any Restricted Subsidiary, or (iii) any other event of default as specified in any agreement or instrument under or pursuant to which any such Indebtedness may have been issued, created, assumed, guaranteed or secured by the Parent or any Restricted Subsidiary; and such default or event of default shall continue for more than the period of grace, if any, therein specified, or such default or event of default shall permit the holder of any such Indebtedness (or any agent or trustee acting on behalf of one or more holders) to accelerate the maturity thereof; or

     (f) if any representation, warranty or other statement of fact contained in any Loan Document or in any writing, certificate, report or statement at any time furnished to the Administrative Agent or any Lender by or on behalf of a Borrower or any other Credit Party pursuant to or in connection with any Loan Document, or otherwise, shall be false or misleading in any material respect when given; or

     (g) if a Borrower or any Restricted Subsidiary or other Credit Party shall be unable to pay its debts generally as they become due; file a petition to take advantage of any insolvency statute; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; file a petition or answer seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute; or

     (h) if a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of a Borrower or any Restricted Subsidiary or other Credit Party or of the whole or any substantial part of its properties and such order, judgment or decree continues unstayed and in effect for a period of sixty (60) days, or approve a petition filed against a Borrower or any Restricted Subsidiary seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state, which petition is not dismissed within sixty (60) days; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of a Borrower or any Restricted Subsidiary or other Credit Party or of the whole or any substantial part of its properties, which control is not relinquished within sixty (60) days; or if there is commenced against a Borrower or any Restricted Subsidiary or other Credit Party any proceeding or petition seeking reorganization, arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state which proceeding or petition remains undismissed for a period of sixty
(60) days; or if a Borrower or any Restricted Subsidiary or other Credit Party takes any action to indicate its consent to or approval of any such proceeding or petition; or

     (i) if (i) one or more judgments or orders where the amount not covered by insurance (or the amount as to which the insurer denies liability) is in excess of $250,000 is rendered against a Borrower or any Restricted Subsidiary, or (ii) there is any attachment, injunction or execution against any of a Borrower's or Restricted Subsidiaries' properties for any amount in excess of $250,000 in the aggregate; and such judgment, attachment, injunction or execution remains unpaid, unstayed, undischarged, unbonded or undismissed for a period of thirty
(30) days; or

     (j) if a Borrower or any Restricted Subsidiary shall, other than in the ordinary course of business (as determined by past practices), suspend all or any part of its operations material to the conduct of the business of a Borrower or such Restricted Subsidiary for a period of more than 60 days; or

     (k) if a Borrower shall breach any of the material terms or conditions of any agreement under which any Rate Hedging Obligations permitted hereby is created and such breach shall continue beyond any grace period, if any, relating thereto pursuant to the terms of such agreement, or if a Borrower shall disaffirm or seek to disaffirm any such agreement or any of its obligations thereunder; or

     (l) if there shall occur and not be waived an Event of Default as defined in any of the other Loan Documents; or

     (m) if at any time there shall be a termination or suspension of Beverage Agreements which individually or collectively account for or give rise to five percent (5%) or more of the gross revenues of the Parent and its Restricted Subsidiaries and the Borrower shall not have demonstrated that it or its Subsidiaries have entered into additional Beverage Agreements and as a result thereof the net loss of revenues will be less than 5% of gross revenues;

     (n) if at the Closing Date and at all times thereafter the Borrowers and Delta are not parties to the Master Bottling Agreements;

     (o) if Delta shall fail to make cash interest payments when due on the Delta Subordinated Notes when such payment is not otherwise prohibited by the terms of any financing agreement existing as of the date hereof, to which Delta is a party; or

     (p) if at any time after December 30, 1999 any Person other than the Parent shall be the holder of any of the Delta Subordinated Notes.

then, and in any such event and at any time thereafter, if such Event of Default or any other Event of Default shall have not been waived,

          (A) either or both of the following actions may be taken: (i) the Administrative Agent may, and at the direction of the Required Lenders shall, declare any obligation of the Lenders and the Issuing Bank to make further Revolving Loans and Swing Line Loans or to issue additional Letters of Credit terminated, whereupon the obligation of each Lender to make further Revolving Loans, of Bank of America to make further Swing Line
     Loans, and of the Issuing Bank to issue additional Letters of Credit, hereunder shall terminate immediately, and (ii) the Administrative Agent shall at the direction of the Required Lenders, at their option, declare by notice to the Borrowers any or all of the Obligations to be immediately due and payable, and the same, including all interest accrued thereon and all other obligations of the Borrowers to the Administrative Agent and the Lenders, shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwithstanding; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clause (g) or (h) above, then the obligation of the Lenders to make Revolving Loans, of Bank of America to make Swing Line Loans, and of the Issuing Bank to issue Letters of Credit hereunder shall automatically terminate and any and all of the Obligations shall be immediately due and payable without the necessity of any action by the Administrative Agent or the Required Lenders or notice to the Administrative Agent or the Lenders;

          (B) The Borrowers shall, upon demand of the Administrative Agent or the Required Lenders, deposit cash with the Administrative Agent in an amount equal to the amount of any Letter of Credit Outstandings, as collateral security for the repayment of any future drawings or payments under such Letters of Credit, and such amounts shall be held by the Administrative Agent pursuant to the terms of the LC Account Agreement; and

          (C) the Administrative Agent and each of the Lenders shall have all of the rights and remedies available under the Loan Documents or under any applicable law.

     11.2 Administrative Agent to Act. In case any one or more Events of Default shall occur and not have been waived, the Administrative Agent may, and at the direction of the Required Lenders shall, proceed to protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any other Loan Document, or to enforce the payment of the Obligations or any other legal or equitable right or remedy.

     11.3 Cumulative Rights. No right or remedy herein conferred upon the Lenders or the Administrative Agent is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

     11.4 No Waiver. No course of dealing between the Borrowers and any Lender or the Administrative Agent or any failure or delay on the part of any Lender or the Administrative Agent in exercising any rights or remedies under any Loan Document or otherwise available to it shall operate as a waiver of any rights or remedies and no single or partial exercise of any rights or remedies shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

     11.5 Allocation of Proceeds. If an Event of Default has occurred and not been waived, and the maturity of the Notes has been accelerated pursuant to
Article XI hereof, all payments received by the Administrative Agent hereunder, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrowers hereunder, shall be applied by the Administrative Agent in the following order:

     (a) the reasonable expenses incurred in connection with retaking, holding, preserving, processing, maintaining or preparing for sale, lease or other disposition of, any Collateral, including reasonable attorney's fees and legal expenses pertaining thereto;

     (b) amounts due to the Lenders and the Issuing Bank pursuant to Sections 4.6(a), 4.6(b), 4.6(c), 4.6(d) and 13.5;

     (c) amounts due to the Administrative Agent pursuant to Section 4.6(e);

     (d) payments of interest on Loans, Swing Line Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders(with amounts payable in respect of Swing Line Outstandings being included in such calculation and paid to Bank of America);

     (e) payments of principal of Loans, Swing Line Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders (with amounts payable in respect of Swing Line Outstandings being included in such calculation and paid to Bank of America);

     (f) payments of cash amounts to the Administrative Agent in respect of outstanding Letters of Credit pursuant to Section 11.1(B);

     (g) amounts due to the Issuing Bank, the Administrative Agent and the Lenders pursuant to Sections 3.2(h), 9.16 and 13.9;

     (h) payments of all other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders;

     (i) amounts due to any of the Lenders or their affiliates in respect of Obligations consisting of liabilities under any Swap Agreement with any of the Lenders or their affiliates on a pro rata basis according to the amounts owed; and

     (j) any surplus remaining after application as provided for herein, to the Borrower or otherwise as may be required by applicable law.

                                   ARTICLE XII

                            The Administrative Agent

     12.1 Appointment, Powers, and Immunities. Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent under this Agreement and the other Loan Documents with such powers and discretion as are specifically delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section 12.5 and the first sentence of Section 12.6 hereof shall include its affiliates and its own and its affiliates' officers, directors, employees, and agents):

     (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Lender;

     (b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by any Credit Party or any other Person to perform any of its obligations thereunder;

     (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Credit Party or the satisfaction of any condition or to inspect the property (including the books and records) of any Credit Party or any of its Subsidiaries or affiliates;

     (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document; and

     (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct.

The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

     12.2 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telefacsimile) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Credit Party), independent accountants, and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the Administrative Agent receives and accepts an Assignment and Acceptance executed in accordance with
Section 13.1 hereof. As to any matters not expressly provided for by this Agreement, the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding on all of the Lenders; provided, however, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to any Loan Document or applicable law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

     12.3 Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Administrative Agent has received written notice from a Lender or the Borrowers specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that the Administrative Agent receives such a notice of the occurrence of a Default or Event of Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 12.2 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

     12.4 Rights as Lender. With respect to its Revolving Credit Commitment and Term Loan Commitment and the Loans made by it and Letters of Credit issued by it, Bank of America (and any successor acting as Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. Bank of America (and any successor acting as Administrative Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Credit Party or any of its Subsidiaries or affiliates as if it were not acting as Administrative Agent, and Bank of America (and any successor acting as Administrative Agent) and its affiliates may accept fees and other consideration from any Credit Party or any of its Subsidiaries or affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

     12.5 Indemnification. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed under Section 13.9 hereof, but without limiting  the  obligations  of the  Borrowers  under  such  Section)  ratably in accordance with their respective Revolving Credit Commitments and Term Loan Commitments, for any and all liabilities, obligations, losses, damages, penalties,  actions,  judgments,  suits, costs,  expenses (including  attorneys'
fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent (including by any Lender) in any way relating to or arising out of any Loan Document or the transactions contemplated thereby or any action taken or omitted by the Administrative Agent under any Loan Document; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any costs or expenses payable by the Borrowers under Section 13.5, to the extent that the Administrative Agent is not promptly reimbursed for such costs and expenses by the Borrowers. The agreements contained in this Section 12.5 shall survive payment in full of the Loans and all other amounts payable under this Agreement.

     12.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Credit Parties and their Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Credit Party or any of its Subsidiaries or affiliates that may come into the possession of the Administrative Agent or any of its affiliates.

     12.7 Resignation of Administrative Agent. The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a commercial bank organized under the laws of the United States of America having combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article XII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

                                  ARTICLE XIII

                                 Miscellaneous

     13.1 Assignments and Participations.

     (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans, its Notes, its Revolving Credit Commitment, its Term Loan A Commitment and its Term Loan B Commitment); provided, however, that

          (i) each such assignment shall be to an Eligible Assignee;

          (ii) except in the case of an assignment to another Lender, an Affiliate of a Lender, or Approved Fund or an assignment of all of a Lender's rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to $5,000,000 or an integral multiple of $1,000,000 (or if less, the entire remaining amount of such Lender's Revolving Credit Commitment, Term Loan A Commitment or Term Loan B Commitment) in excess thereof;

          (iii) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its rights and obligations under the Revolving Credit Facility, Letter of Credit Facility, Term Loan Facilities and its Revolving Note and Term Notes; and

          (iv) the parties to such assignment shall execute and deliver to the Administrative Agent for its acceptance an Assignment and Acceptance in the form of Exhibit B hereto, together with any Note subject to such assignment and a processing fee of $3,500.

     Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section, the assignor, the Administrative Agent and the Borrowers shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrowers and the Administrative Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 6.6.

     (b) The  Administrative  Agent shall maintain at its address referred to in
Section 13.2 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitments, Term Loan Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (c) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit B hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

     (d) Each Lender may sell participations to one or more Persons in all or a portion of its rights, obligations or rights and obligations under this Agreement (including all or a portion of its Commitments or its Loans); provided, however, that (i) such Lender*s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in
Article VI and the right of set-off contained in Section 13.3, and (iv) the Borrowers shall continue to deal solely and directly with such Lender in connection with such Lender*s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrowers relating to its Loans and its Notes and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Notes, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Notes, or extending or increasing its Commitment).

     (e) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

     (f) Any Lender may furnish any information concerning the Borrowers or any of their Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants.

(g)ab Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party and all covenants, provisions and agreements by or on behalf of the Borrowers which are contained in the Loan Documents shall inure to the benefit of the successors and permitted assigns of the Administrative Agent, the Lenders, or any of them. The Borrowers may not assign or otherwise transfer to any other Person any right, power, benefit, or privilege (or any interest therein) conferred hereunder or under any of the other Loan Documents, or delegate (by assumption or otherwise) to any other Person any duty, obligation, or liability arising hereunder or under any of the other Loan Documents, and any such purported assignment, delegation or other transfer shall be void.

     13.2 Notices. Any notice shall be conclusively deemed to have been received by any party hereto and be effective (i) on the day on which delivered (including hand delivery by commercial courier service) to such party (against receipt therefor), (ii) on the date of transmission to such party, in the case of notice by telefacsimile (where the proper transmission of such notice is either acknowledged by the recipient or electronically confirmed by the transmitting device), or (iii) on the fifth Business Day after the day on which mailed to such party, if sent prepaid by certified or registered mail, return receipt requested, in each case delivered, transmitted or mailed, as the case may be, to the address or telefacsimile number, as appropriate, set forth below or such other address or number as such party shall specify by notice hereunder:

     (a) if to the Borrowers:

                  PepsiAmericas, Inc.
                  3880 Dain Rauscher Plaza
                  Minneapolis, Minnesota 55402
                  Attn: John F. Bierbaum
                  Telephone:       (612) 661-3830
                  Telefacsimile:   (612) 661-3825

     (b) if to the Administrative Agent:

                  Bank of America, N.A.
                  101 North Tryon Street, 15th Floor
                  NC1-001-15-04
                  Charlotte, North Carolina  28255
                  Attention: Agency Services
                  Telephone:       (704) 388-6483
                  Telefacsimile:   (704) 409-0014

                  with a copy to:

                  Bank of America, N.A.
                  600 Peachtree Street, N.E., 9th Floor
                  Atlanta, Georgia 30308-2213
                  Attention: Kathryn W. Robinson
                  Telephone:       (404) 607-5887
                  Telefacsimile:   (404) 607-6467

     (c) if to the Lenders:

          At the addresses set forth on the signature pages hereof and on the signature page of each Assignment and Acceptance;

     (d) if to any other Credit Party, at the address set forth on the signature page of the Facility Guaranty or Security Instrument executed by such Credit Party, as the case may be.

     13.3 Right of Set-off; Adjustments.

     (a) Upon the occurrence and during the continuance of any Event of Default, each Lender (and each of its affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its affiliates) to or for the credit or the account of the Borrowers against any and all of the obligations of the Borrowers now or hereafter existing under this Agreement and the Notes held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such Notes and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrowers after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this
Section 13.3 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

     (b) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of the Loans owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans owing to it, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrowers agree that any Lender so purchasing a participation from a Lender pursuant to this Section 13.3 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Person were the direct creditor of the Borrowers in the amount of such participation.

     13.4 Survival. All covenants, agreements, representations and warranties made herein shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit and the execution and delivery to the Lenders of this Agreement and the Notes and shall continue in full force and effect so long as any of Obligations remain outstanding or any Lender has any Commitment hereunder or the Borrowers have continuing obligations hereunder unless otherwise provided herein.

     13.5 Expenses. The Borrowers jointly and severally agree to pay on demand all costs and expenses of the Administrative Agent in connection with the syndication, preparation, execution, delivery, administration, modification, and amendment of this Agreement, the other Loan Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent (including the cost of internal counsel) with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under the Loan Documents. The Borrowers further agree to pay on demand all costs and expenses of the Administrative Agent and the Lenders, if any (including, without limitation, reasonable attorneys' fees and expenses and the cost of internal counsel), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Loan Documents and the other documents to be delivered hereunder.

     13.6 Amendments and Waivers. Any provision of this Agreement or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrowers or other applicable Credit Party party to such Loan Document and either the Required Lenders or (as to Loan Documents other than the Credit Agreement) the Administrative Agent on behalf of the Required Lenders (and, if Article XII or the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); provided that no such amendment or waiver shall, unless signed by all the Lenders, (i) increase the Commitments of the Lenders, the Total Revolving Credit Commitment or the Total Term Loan Commitment (ii) reduce the principal of or rate of interest on any Loan or any fees or other amounts payable hereunder,
(iii) postpone any date fixed for the payment of any scheduled installment of principal of or interest on any Loan or any fees or other amounts payable hereunder or for termination of any Revolving Credit Commitment or Term Loan Commitments, or (iv) change the percentage of the Revolving Credit Commitment or either of the Term Loan Commitments or of the unpaid principal amount of the Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Section 13.6 or any other provision of this Agreement or (v) release all or substantially all of the Guarantors or all or substantially all of the Collateral except as expressly contemplated in the Loan Documents; and provided, further, that no such amendment or waiver that affects the rights, privileges or obligations of Bank of America as provider of Swing Line Loans, shall be effective unless signed in writing by Bank of America or that affects the rights, privileges or obligations of the Issuing Bank as issuer of Letters of Credit, shall be effective unless signed in writing by the Issuing Bank.

     No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances, except as otherwise expressly provided herein. No delay or omission on any Lender's or the Administrative Agent's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

     13.7 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such fully-executed counterpart. Signatures on communications and other documents may be transmitted by facsimile only with the consent of the Agent in its sole and absolute discretion in each instance. The effectiveness of any such signatures accepted by the Agent shall, subject to applicable law, have the same force and effect as manual signatures and shall be binding on all parties. The Agent may also require that any such signature be confirmed by a manually-signed hardcopy thereof. Each party hereto hereby adopts as an original executed signature page each signature page hereafter furnished by such party to the Agent (or an agent of the Agent) bearing (with the consent of the Agent) a facsimile signature by or on behalf of such party. Nothing contained in this Section shall limit the provisions of Section 12.2.

     13.8 Termination. The termination of this Agreement shall not affect any rights of the Borrowers, the Lenders or the Administrative Agent or any obligation of the Borrowers, the Lenders or the Administrative Agent, arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into or rights created or obligations incurred prior to such termination have been fully disposed of, concluded or liquidated and the Obligations arising prior to or after such termination have been irrevocably paid in full. The rights granted to the Administrative Agent for the benefit of the Lenders under the Loan Documents shall continue in full force and effect, notwithstanding the termination of this Agreement, until all of the Obligations have been paid in full after the termination hereof (other than Obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable, which shall continue) or the Borrowers have furnished the Lenders and the Administrative Agent with an indemnification satisfactory to the Administrative Agent and each Lender with respect thereto. Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Obligations, any Lender is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force and the Borrowers shall be liable to, and shall indemnify and hold the Administrative Agent or such Lender harmless for, the amount of such payment surrendered until the Administrative Agent or such Lender shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent or the Lenders in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Administrative Agent or the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

     13.9 Indemnification; Limitation of Liability.

     (a) The Borrowers, jointly and severally, agree to indemnify and hold harmless the Administrative Agent and each Lender and each of their affiliates and their respective officers, directors, employees, agents, and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans, except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this
Section 13.9 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by either Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrowers agree that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to it, any of its Subsidiaries, any Guarantor, or any security holders or creditors thereof arising out of, related to or in connection with the transactions contemplated herein, except to the extent that such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have directly resulted from such Indemnified Party's gross negligence or willful misconduct. The Borrowers agree not to assert any claim against the Administrative Agent, any Lender, any of their affiliates, or any of their respective directors, officers, employees, attorneys, agents, and advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans.

     (b) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 13.9 shall survive the payment in full of the Loans and all other amounts payable under this Agreement.

     13.10 Severability. If any provision of this Agreement or the other Loan Documents shall be determined to be illegal or invalid as to one or more of the parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof shall remain effective and binding on the parties hereto.

     13.11 Entire Agreement. This Agreement, together with the other Loan Documents, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all previous proposals, negotiations, representations, commitments and other communications between or among the parties, both oral and written, with respect thereto (except that those provisions (if any) which by the express terms of the commitment letter dated as of July 14, 1999, executed by Bank of America and BAS and accepted by the Borrowers, survive the closing of the Revolving Credit Facility, Letter of Credit Facility and Term Loan Facilities, shall survive and continue in effect).

     13.12 Agreement Controls . In the event that any term of any of the Loan Documents other than this Agreement conflicts with any express term of this Agreement, the terms and provisions of this Agreement shall control to the extent of such conflict.

     13.13 Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged under any of the Notes, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate (as such term is defined below). If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate (as defined below), the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrowers shall pay to the Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrowers to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be canceled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrowers. As used in this paragraph, the term "Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

     13.14 Payments. All principal, interest, and other amounts to be paid by the Borrowers under this Agreement and the other Loan Documents shall be paid to the Administrative Agent at the Principal Office in Dollars and in immediately available funds, without setoff, recoupment, deduction or counterclaim. Subject to the definition of "Interest Period" herein, whenever any payment under this Agreement or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time in such case shall be included in the computation of interest and fees, as applicable, and as the case may be.

     13.15 Confidentiality. The Agent and each Lender (each, a "Lending Party") agrees to keep confidential any information furnished or made available to it by the Borrowers pursuant to this Agreement that is marked confidential; provided that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or any affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or affiliate of any Lending Party, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Agreement or through disclosure by any other Person whom the Agent or such Lender has reason to believe disclosed such information in violation of or contrary to the confidentiality requirements or policies of the Borrowers or any Subsidiaries, (g) in connection with any litigation to which such Lending Party or any of its affiliates may be a party,
(h) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Loan Document, and (i) subject to provisions substantially similar to those contained in this Section, to any actual or proposed participant or assignee.

     13.16 Governing Law; Waiver of Jury Trial.

     (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN THOSE SECURITY INSTRUMENTS WHICH EXPRESSLY PROVIDE THAT THEY SHALL BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

     (b) THE BORROWERS HEREBY EXPRESSLY AND IRREVOCABLY AGREE AND CONSENT THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF MECKLENBURG, STATE OF NORTH CAROLINA, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH BORROWER HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

     (c) EACH BORROWER AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF THE BORROWERS PROVIDED IN SECTION 13.2, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF NORTH CAROLINA.

     (d) NOTHING CONTAINED IN SUBSECTIONS (b) OR (c) HEREOF SHALL PRECLUDE THE ADMINISTRATIVE AGENT OR ANY LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT IN THE COURTS OF ANY JURISDICTION WHERE EITHER BORROWER OR ANY OF THE BORROWER'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, OBJECTION TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY ANY SUCH OTHER COURT OR COURTS WHICH NOW OR HEREAFTER MAY BE AVAILABLE UNDER APPLICABLE LAW.

     (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO ANY LOAN DOCUMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION, SUIT OR PROCEEDING.

     (f) EACH BORROWER HEREBY EXPRESSLY WAIVES ANY OBJECTION IT MAY HAVE THAT ANY COURT TO WHOSE JURISDICTION IT HAS SUBMITTED PURSUANT TO THE TERMS HEREOF IS AN INCONVENIENT FORUM.

                         [Signatures on following pages]

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.


                                    PEPSIAMERICAS, INC.



WITNESS:

/s/ Sheila E. Foley                 By:/s/ John F. Bierbaum
--------------------------------       -----------------------------------------
                                    Name: John F. Bierbaum
                                         ---------------------------------------
/s/ Melissa Tveit                   Title: Vice President and Chief Financial Officer
--------------------------------          -------------------------------------------



                                     DAKBEV, LLC

WITNESS:

/s/ Sheila E. Foley                  By: /s/ John F. Bierbaum
-------------------------------         ----------------------------------------
                                      Name:  John F. Bierbaum

/s/ Melissa Tveit                    Title: Vice President
-------------------------------             ------------------------------------


                             Signature Page 1 of 10

                                   BANK OF AMERICA, N.A.,
                                   as Administrative Agent for the Lenders

                                   By: /s/ Kathryn W. Robinson

                                   Name:    Kathryn W. Robinson
                                   Title:   Managing Director

                                   BANK OF AMERICA, N.A., as Lender


                                   By: /s/ Kathryn W. Robinson

                                   Name:    Kathryn W. Robinson
                                   Title:   Managing Director

                                   Lending Office for Base Rate Loans:
                                            Bank of America, N.A.
                                            101 North Tryon Street, 15th Floor
                                            NC1-001-15-04
                                            Charlotte, North Carolina  28255
                                            Attention: Agency Services
                                            Telephone:(704) 388-6483
                                            Telefacsimile:(704) 409-0014

                                   Wire Transfer Instructions:
                                            Bank of America, N.A.
                                            ABA#  053000196
                                            Account No.: 1366212250600
                                            Reference: PepsiAmericas, Inc.
                                            Attention: Agency Services

                                    Lending Office for Eurodollar Rate Loans:
                                            Bank of America, N.A.
                                            101 North Tryon Street, 15th Floor
                                            NC1-001-15-04
                                            Charlotte, North Carolina  28255
                                            Attention: Agency Services
                                            Telephone:(704) 388-6483
                                            Telefacsimile:(704) 409-0014

                                    Wire Transfer Instructions:
                                            Bank of America, N.A.
                                            ABA# 053000196
                                            Account No.: 1366212250600
                                            Reference: PepsiAmericas, Inc.
                                            Attention: Agency Services

                                    FIRST UNION NATIONAL BANK,
                                    as Documentation Agent and as a Lender

                             Signature Page 2 of 10

                                    By: /s/ Frederick W. Price
                                    Name:   Frederick W. Price
                                    Title:  Senior Vice President

                                    Lending Office:
                                    301 S. College Street, TW-5
                                    Charlotte, North Carolina 28288

                                    Wire Transfer Instructions:
                                    First Union National Bank
                                    Charlotte, North Carolina
                                    ABA #053000219
                                    Account #1459168105013
                                    Account Name: Consumer Products
                                    Attention: Lisa VanNote
                                    Reference: PepsiAmericas, Inc.


                             Signature Page 3 of 10

                                    NORWEST BANK MINNESOTA, N.A.,
                                    as Managing Agent and as a Lender


                                    By: /s/ Scott W. Kemper
                                    Name:  Scott W. Kemper
                                    Title: Vice President

                                    Lending Office:
                                    6th & Marquette
                                    MAC: N9305-051
                                    Minneapolis, Minnesota 55479

                                    Wire Transfer Instructions:
                                    Norwest Bank Minnesota, N.A.
                                    ABA #091000019
                                    Account #0000840165
                                       CLO Clearing Account
                                    Reference: PepsiAmericas, Inc.

                             Signature Page 4 of 10

                                    FIRST TENNESSEE BANK NATIONAL ASSOCIATION

                                    By: /s/ William J. Harter
                                    Name: William J. Harter
                                    Title: Senior Vice President

                                    Lending Office:
                                    165 Madison Avenue, MO-10
                                    Memphis, Tennessee 38103

                                    Wire Transfer Instructions:
                                    First Tennessee Bank
                                    Memphis, Tennessee
                                    ABA #084000026
                                    Account #114174 0008
                                    Account Name: Bank Secrecy Account
                                    Attention: Georgiana Sheets, Ext. 4260
                                    Reference: PepsiAmericas, Inc.

                             Signature Page 5 of 10

                                    BANCO POPULAR DE PUERTO RICO



                                     By: /s/ Raul H. Cacho
                                     Name: Raul H. Cacho
                                     Title: Vice President

                                     By: /s/ Wilfredo Fuertet
                                     Name: Wilfredo Fuertet
                                     Title: Vice President

                                     Lending Office:
                                     Popular Center Building, Floor #6
                                     209 Munoz Rivera Avenue
                                     Hato Rey, Puerto Rico 00918

                                     Wire Transfer Instructions:
                                     Banco Popular de Puerto Rico
                                     New York, New York
                                     ABA #026008811
                                     Account Name: PepsiAmericas, Inc.
                                     Attention: Margarita Tobar

                             Signature Page 6 of 10

                                    BANK AUSTRIA CREDITANSTALT CORPORATE
                                    FINANCE, INC.


                                    By:/s/ Richard W. Varalla
                                    Name: Richard W. Varalla
                                    Title: Associate

                                    By: /s/ John G. Taylor
                                    Name: John G. Taylor
                                    Title: Vice President

                                    Lending Office:
                                    Two Ravinia Drive, Suite 1680
                                    Atlanta, Georgia 30346

                                    Wire Transfer Instructions:
                                    Chase Manhattan Bank
                                    New York, New York
                                    ABA #021000021
                                    Account: Bank Austria AG
                                    Account #400921944
                                    Reference: PepsiAmericas, Inc.


                             Signature Page 7 of 10

                                    CoBANK, ACB

                                    By: /s/ Jim Stutzman
                                    Name: Jim Stutzman
                                    Title: Vice President

                                    Lending Office:
                                    5500 S. Quebec Street
                                    Englewood, Colorado 80111

                                    Wire Transfer Instructions:
                                    CoBank,    ACB   Englewood,
                                    Colorado   ABA   #307088754
                                    Reference:   PepsiAmericas, Inc.

                             Signature Page 8 of 10

                  NATIONAL CITY BANK OF KENTUCKY


                                    By: /s/ Tom Gurbach
                                    Name: Tom Gurbach
                                    Title: Vice President

                                    Lending Office:
                                    101 S. Fifth Street
                                    Locator #T-08J
                                    Louisville, Kentucky 40202

                                    Wire Transfer Instructions:
                                    National City Bank of Kentucky
                                    ABA #083 0000 56
                                    Attention: Deana Trotter (502-581-5551)
                                               Commercial Loan Operations
                                    Account #__________
                                    Reference: PepsiAmericas, Inc.

                             Signature Page 9 of 10

                                    U.S. BANK NATIONAL ASSOCIATION


                                    By: /s/ Michael S. Harter
                                    Name: Michael S. Harter
                                    Title: Vice President

                                    Lending Office:
                                    601 Second Avenue, South
                                    Minneapolis, Minneasota 55402-4302

                                    Wire Transfer Instructions:
                                    U.S. Bank National Association
                                    Minneapolis, Minnesota
                                    ABA #091000022
                                    Account #30000472160600
                                    Attention: Commercial Loan Service Center
                                    Reference: PepsiAmericas, Inc.


                            Signature Page 10 of 10

                                    EXHIBIT A

                        Applicable Commitment Percentages

                                      Revolving                                                              Applicable
                                        Credit                   Term Loan A               Term Loan B        Commitment
          Lender                      Commitment                 Commitment                Commitment         Percentage
          ------                      ----------                 ----------                ----------         ----------
Bank of America, N.A.               $17,027,027.03            $ 5,675,675.68            $12,297,297.30     18.918918919%

First Union National Bank            14,594,594.59              4,864,864.86             10,540,540.54     16.216216216%

Norwest Bank Minnesota, N.A.         14,594,594.59              4,864,864.86             10,540,540.54     16.216216216%

First Tennessee Bank
  National Association                7,297,297.30              2,432,432.43              5,270,270.27      8.108108108%

Banco Popular De Puerto Rico          7,297,297.30              2,432,432.43              5,270,270.27      8.108108108%

Bank Austria Creditanstalt

 Corporate Finance, Inc.              7,297,297.30              2,432,432.43              5,270,270.27      8.108108108%

CoBank, ACB                           7,297,297.30              2,432,432.43              5,270,270.27      8.108108108%

National City Bank of Kentucky        7,297,297.30              2,432,432.43              5,270,270.27      8.108108108%

U.S. Bank National Association        7,297,297.30              2,432,432.43              5,270,270.27      8.108108108%

                                    --------------            --------------             -------------     ------------

                                    $90,000,000.00            $30,000,000.00            $65,000,000.00          100%

                                    EXHIBIT B

                       Form of Assignment and Acceptance

     Reference is made to the Credit Agreement dated as of October 15, 1999 (the "Credit Agreement") among PepsiAmericas, Inc., a Delaware corporation and DakBev, LLC, a limited liability company organized under the laws of Delaware (collectively, the Borrowers"), the Lenders (as defined in the Credit Agreement) and Bank of America, N.A., as agent for the Lenders (the "Administrative Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

     The "Assignor" and the "Assignee" referred to on Schedule 1 agree as follows:

     1. The Assignor hereby sells and assigns to the Assignee, WITHOUT RECOURSE and without representation or warranty except as expressly set forth herein, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents as of the date hereof equal to the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents.* After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Loans owing to the Assignee will be as set forth on Schedule 1.

     2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Credit Party or the performance or observance by any Credit Party of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; and (iv) attaches the Notes held by the Assignor and requests that the Administrative Agent exchange such Notes for new Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and to the Assignor in an amount equal to the Commitment retained by the Assignor, if any, as specified on Schedule 1.

     3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 9.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service or other forms required under Section 6.6.
________________

     * In the case of Bank of America as Assignor, excluding any rights, benefits or duties as provider of Swing Line Loans or as Issuing Bank.

     4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on Schedule 1.

     5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

     6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

     7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of North Carolina.

     8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telefacsimile shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   Schedule 1

                                           Revolving         Term             Term
                                           Credit            Loan A           Loan B
                                           Facility          Facility         Facility
Percentage interest assigned               _____%            _____%           _____%

Assignee's Commitment                       $__________      $__________      $__________

Aggregate outstanding principal

amount of Loans assigned:                   $__________      $__________      $___________

Principal amount of Note

payable to Assignee:                        $__________      $__________      $___________

Principal amount of Note

payable to Assignor:                        $__________      $__________      $___________

Effective Date (if other than

date of acceptance by Administrative Agent) *________, ___   *________, ___   *________, ___

                                            [NAME OF ASSIGNOR], as Assignor


                                            By:_________________________________
                                               Title:

                                            Dated:  __________, ____



                                            [NAME OF ASSIGNEE], as Assignee


                                            By:_________________________________
                                            Title:

                                            Domestic Lending Office:

                                            Eurodollar Lending Office:

-----------------------

     * This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Administrative Agent.

Accepted [and Approved] **
this ___ day of ___________, ____

BANK OF AMERICA, N.A., as Administrative Agent


By:__________________________________
Title:


[Approved this ____ day
of ____________, ____

PEPSIAMERICAS, INC.


By: _________________________________]**
Title:

DAKBEV, LLC

By: _________________________________]**
Title:






-----------------------

     ** Required if the Assignee is an Eligible Assignee solely by reason of clause (iii) of the definition of "Eligible Assignee."

                                    EXHIBIT C

       Notice of Appointment (or Revocation) of Authorized Representative

     Reference is hereby made to the Credit Agreement dated as of October 15, 1999 (the "Agreement") among PepsiAmericas, Inc., a Delaware corporation and DakBev, LLC, a limited liability company organized under the laws of Delaware (collectively, the "Borrowers"), the Lenders (as defined in the Agreement), and Bank of America, N.A., as agent for the Lenders ("Administrative Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

     The Borrowers hereby nominate, constitute and appoint each individual named below as an Authorized Representative under the Loan Documents, and hereby represents and warrants that (i) set forth opposite each such individual's name is a true and correct statement of such individual's office (to which such individual has been duly elected or appointed), a genuine specimen signature of such individual and an address for the giving of notice, and (ii) each such individual has been duly authorized by the Borrowers to act as Authorized Representative under the Loan Documents:

      Name and Address                   Office              Specimen Signature
-----------------------------     ---------------------     --------------------


-----------------------------     ---------------------     --------------------
-----------------------------
-----------------------------

-----------------------------     ---------------------     --------------------
-----------------------------     ---------------------
-----------------------------


Borrower  hereby revokes  (effective  upon receipt hereof by the  Administrative
Agent)   the   prior   appointment   of   ________________   as  an   Authorized
Representative.

     This the ___ day of __________________, ____.


                                       PEPSIAMERICAS, INC.


                                      By:_______________________________________

                                      Name:_____________________________________

                                      Title:____________________________________

                                      DAKBEV, LLC

                                      By:_______________________________________

                                      Name:_____________________________________

                                      Title:____________________________________

                                   EXHIBIT D-1

                            Form of Borrowing Notice

To:      Bank of America, N.A.,
         as Administrative Agent
         101 North Tryon Street, 15th Floor

         NC1-001-15-04
         Charlotte, North Carolina  28255
         Attention: Agency Services
         Telefacsimile:  (704) 409-0014

     Reference is hereby made to the Credit Agreement dated as of October 15, 1999 (the "Agreement") among PepsiAmericas, Inc. and DakBev, LLC (collectively, the "Borrowers"), the Lenders (as defined in the Agreement), and Bank of America, N.A., as agent for the Lenders ("Administrative Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

     The Borrowers through their Authorized Representative hereby give notice to the Administrative Agent that Loans of the type and amount set forth below be made on the date indicated:

   Type of Loan (check one)          Interest Period(1)            Aggregate Amount(2)            Date of Loan(3)
-------------------------------    ------------------------    ----------------------------     --------------------
      Revolving Loan

-------------------------------

   Base Rate Loan                       ----------------            ---------------                --------------
   Eurodollar Rate Loan                 ----------------            ---------------                --------------

-----------------------

(1)  For any Eurodollar Rate Loan, one, two, three or six months.

(2) Must be $5,000,000 or if greater an integral multiple of $5,000,000, unless a Base Rate Refunding Loan.
(3)  At least three (3) Business Days later if a Eurodollar Rate Loan;

     The Borrowers hereby request that the proceeds of Loans described in this Borrowing Notice be made available to the Borrowers as follows: [insert transmittal instructions].

     The undersigned hereby certifies that:

     1. No Default or Event of Default exists either now or after giving effect to the borrowing described herein; and

     2. All the representations and warranties set forth in Article VIII of the Agreement and in the Loan Documents (other than those expressly stated to refer to a particular date) are true and correct as of the date hereof except that the reference to the financial statements in Section 8.6(a) of the Agreement shall be deemed (solely for the purpose of the representation and warranty contained in such Section 8.6(a) but not for the purpose of any cross reference to such
Section 8.6(a) or to the financial statements described therein contained in any other provision of Section 8.6 or elsewhere in Article 8) to refer to those financial statements most recently delivered to you pursuant to Section 9.1 of the Agreement (it being understood that any financial statements delivered pursuant to Section 9.1(b) have not been certified by independent public accountants).

     3. All conditions contained in the Agreement to the making of any Loan requested hereby have been met or satisfied in full.

                                     D-2-1

                                    PEPSIAMERICAS, INC.
                                    DAKBEV, LLC

                                    BY:_________________________________________
                                            Authorized Representative


                                    DATE:_______________________________________




                                     D-1-2

                                   EXHIBIT D-2

                   Form of Borrowing Notice--Swing Line Loans

To:      Bank of America, N.A.,
         101 North Tryon Street, 15th Floor
         NC1-001-15-04
         Charlotte, North Carolina  28255
         Attention: Agency Services
         Telefacsimile:  (704) 409-0014

     Reference is hereby made to the Credit Agreement dated as of October 15, 1999 (the "Agreement") among PepsiAmericas, Inc. and DakBev, LLC (collectively, the "Borrowers"), the Lenders (as defined in the Agreement), and Bank of America, N.A., as agent for the Lenders ("Administrative Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

     The Borrowers through their Authorized Representative hereby give notice to Bank of America that a Swing Line Loan of the amount set forth below be made on the date indicated:

                   Amount(1)                        Date of Loan
            -----------------------            -----------------------
                 $----------                       ----------, ----

-----------------------

     (1) Must be $100,000 or if greater an integral multiple of $100,000, unless a Base Rate Refunding Loan.

     The Borrowers hereby request that the proceeds of Swing Line Loans described in this Borrowing Notice be made available to the Borrowers as follows: [insert transmittal instructions]

     The undersigned hereby certifies that:

     1. No Default or Event of Default exists either now or after giving effect to the borrowing described herein; and

     2. All the representations and warranties set forth in Article VIII of the Agreement and in the Loan Documents (other than those expressly stated to refer to a particular date) are true and correct as of the date hereof except that the reference to the financial statements in Section 8.6(a) of the Agreement shall be deemed (solely for the purpose of the representation and warranty contained in such Section 8.6(a) but not for the purpose of any cross reference to such
Section 8.6(a) or to the financial statements described therein contained in any other provision of Section 8.6 or elsewhere in Article 8) to refer to those financial statements most recently delivered to you pursuant to Section 9.1 of the Agreement (it being understood that any financial statements delivered pursuant to Section 9.1(b) have not been certified by independent public accountants).

     3. All conditions contained in the Agreement to the making of any Loan requested hereby have been met or satisfied in full.

                                     D-2-1

                                  PEPSIAMERICAS, INC.




                                  DAKBEV, LLC


                                  BY:___________________________________________
                                           Authorized Representative

                                  DATE:_________________________________________



                                     D-2-2

                                    EXHIBIT E

                     Form of Interest Rate Selection Notice

To:      Bank of America, N.A., as Administrative Agent
         101 North Tryon Street, 15th Floor

         NC1-001-15-04
         Charlotte, North Carolina  28255
         Attention:  Agency Services
         Telefacsimile:  (704) 409-0014

     Reference is hereby made to the Credit Agreement dated as of October 15, 1999 (the "Agreement") among PepsiAmericas, Inc. and DakBev, LLC (collectively, the "Borrowers"), the Lenders (as defined in the Agreement), and Bank of America, N.A., as agent for the Lenders ("Administrative Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

     The Borrowers through their Authorized Representative hereby give notice to the Administrative Agent of the following selection of a type of Loan [or Segment] and Interest Period:

    Type of Loan (check one)            Interest Period(1)          Aggregate Amount(2)           Date of Loan(3)
----------------------------------     ----------------------    --------------------------    --------------------

Revolving Loan

[] Base Rate Loan                      ----------------------    --------------------------     --------------------
[] Eurodollar Rate Loan                ----------------------    --------------------------     --------------------

Term Loan A Segment

[] Base Rate Segment                   ----------------------    --------------------------     --------------------
[] Eurodollar Rate Segment             ----------------------    --------------------------     --------------------

Term Loan B Segment

[] Base Rate Segment                   ----------------------    --------------------------     --------------------
[] Eurodollar Rate Segment             ----------------------    --------------------------     --------------------

-----------------------

(1)  For any Eurodollar Rate Loan or Segment, one, two, three or six months.
(2) Must be $1,000,000 or if greater an integral multiple of $1,000,000, unless a Base Rate Refunding Loan.
(3) At least three (3) Business Days later if a Eurodollar Rate Loan or Eurodollar Rate Segment.

                                            PEPSIAMERICAS, INC.
                                            DAKBEV, LLC


                                            BY:_________________________________
                                                   Authorized Representative

                                            DATE:_______________________________

                                   EXHIBIT F-1

                             Form of Revolving Note

                                 Promissory Note
                                (Revolving Loan)

$--------------                                       ---------, --------------

                                                              -------- --, ----


     FOR VALUE RECEIVED, PEPSIAMERICAS, INC., a Delaware corporation having its principal place of business located in Toa Baja, Puerto and DAKBEV, LLC, a Delaware limited liability company having its principal place of business located in Minneapolis, Minnesota (collectively, the "Borrowers"), hereby jointly and severally promise to pay to the order of

     _______________________________________________   (the  "Lender"),  in  its
individual capacity, at the office of BANK OF AMERICA, N.A., as agent for the Lenders (the "Administrative Agent"), located at 101 North Tryon Street, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the Administrative Agent may designate in writing) at the times set forth in the Credit Agreement dated as of October 15, 1999, as amended from time to time, among the Borrowers, the financial institutions party thereto (collectively, the "Lenders") and the Administrative Agent (the "Agreement" -- all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement), in lawful money of the United States of America, in immediately available funds, the principal amount of

     ________________________________  DOLLARS  ($__________)  or,  if less than such principal amount, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrowers pursuant to the Agreement on the Revolving Credit Termination Date or such earlier date as may be required pursuant to the terms of the Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in Articles II and IV of the Agreement. All or any portion of the principal amount of Loans may be prepaid or required to be prepaid as provided in the Agreement.

     If payment of all sums due hereunder is accelerated under the terms of the Agreement or under the terms of the other Loan Documents executed in connection with the Agreement, the then remaining principal amount and accrued but unpaid interest thereon evidenced by this Revolving Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrowers.

     In the event this Revolving Note is not paid when due at any stated or accelerated maturity, the Borrowers agree to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees, and interest due hereunder thereon at the rates set forth above.

     Interest hereunder shall be computed as provided in the Agreement.

                                     F-1-1

     This Revolving Note is one of the Revolving Notes referred to in the Agreement and is issued pursuant to and entitled to the benefits and security of the Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon which the Revolving Loans evidenced hereby were or are made and are to be repaid. This Revolving Note is subject to certain restrictions on transfer or assignment as provided in the Agreement.

     This Note shall be governed by and construed in accordance with the laws of the State of North Carolina.

     All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law all defenses based on suretyship or impairment of collateral and the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issued against any other of them and returned satisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Revolving Note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, diligence or any other formality are hereby waived by all parties bound hereon.

                            [Signature page follows.]

                                     F-1-2

     IN WITNESS WHEREOF, the Borrowers have caused this Revolving Note to be made, executed and delivered by their duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.



                                     PEPSIAMERICAS, INC.

WITNESS:

______________________________       By:_______________________________
                                     Name:_____________________________
                                     Title:____________________________



                                     DAKBEV, LLC

WITNESS:

______________________________       By:_______________________________
                                     Name:_____________________________
                                     Title:____________________________


                                     F-1-3

                                   EXHIBIT F-2

                              Form of Term A Note

                                 Promissory Note
                                  (Term Loan A)

$----------------                                             --------, --------

                                                               -------- --, ----


     FOR VALUE RECEIVED, PEPSIAMERICAS, INC., a Delaware corporation having its principal place of business located in Toa Baja, Puerto and DAKBEV, LLC, a Delaware limited liability company having its principal place of business located in Minneapolis, Minnesota (collectively, the "Borrowers"), hereby jointly and severally promise to pay to the order of

     ___________________________________   (the  "Lender"),  in  its  individual
capacity, at the office of BANK OF AMERICA, N.A., as agent for the Lenders (the "Administrative Agent"), located at 101 North Tryon Street, NC1-001-15-04,
Charlotte, North Carolina 28255 (or at such other place or places as the Administrative Agent may designate in writing) at the times set forth in the Credit Agreement dated as of October 15, 1999, as amended from time to time, among the Borrowers, the financial institutions party thereto (collectively, the "Lenders") and the Administrative Agent (the "Agreement" -- all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement), in lawful money of the United States of America, in immediately available funds, the principal amount of

     _____________________  DOLLARS ($__________) on the Term Loan A Termination
Date or such earlier date as may be required pursuant to the terms of the Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in Articles II and IV of the Agreement. All or any portion of the principal amount of Loans may be prepaid or required to be prepaid as provided in the Agreement.

     If payment of all sums due hereunder is accelerated under the terms of the Agreement or under the terms of the other Loan Documents executed in connection with the Agreement, the then remaining principal amount hereof and accrued but unpaid interest thereon evidenced by this Term Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrowers.

     In the event this Term A Note is not paid when due at any stated or accelerated maturity, the Borrowers agree to pay, in addition to the principal and interest due hereunder, all costs of collection, including reasonable attorneys' fees, and interest thereon at the rates set forth above.

     Interest hereunder shall be computed as provided in the Agreement.

     This Term A Note one of the Term A Notes referred to in the Agreement and is issued pursuant to and entitled to the benefits and security of the Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon which the Term Loan A evidenced hereby was made and is to be repaid. This Term A Note is subject to certain restrictions on transfer or assignment as provided in the Agreement.

                                     F-2-1

     This Note shall be governed by and construed in accordance with the laws of the State of North Carolina.

     All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law all defenses based on suretyship or impairment of collateral and the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issued against any other of them and returned satisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Term A Note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, diligence or any other formality are hereby waived by all parties bound hereon.

                            [Signature page follows.]

                                     F-2-2

     IN WITNESS WHEREOF, the Borrowers have caused this Term A Note to be made, executed and delivered by their duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.

                                         PEPSIAMERICAS, INC.
WITNESS:

________________________________         By:____________________________________
                                         Name:__________________________________
________________________________         Title:_________________________________



                                         DAKBEV, LLC

WITNESS:

________________________________         By:____________________________________
                                         Name:__________________________________
________________________________         Title:_________________________________


                                     F-2-3

                                   EXHIBIT F-3

                              Form of Term B Note

                                 Promissory Note
                                  (Term Loan B)

$----------------                                             --------, --------

                                                               -------- --, ----


     FOR VALUE RECEIVED, PEPSIAMERICAS, INC., a Delaware corporation having its principal place of business located in Toa Baja, Puerto and DAKBEV, LLC, a Delaware limited liability company having its principal place of business located in Minneapolis, Minnesota (collectively, the "Borrowers"), hereby jointly and severally promise to pay to the order of

     ___________________________________   (the  "Lender"),  in  its  individual
capacity, at the office of BANK OF AMERICA, N.A., as agent for the Lenders (the "Administrative Agent"), located at 101 North Tryon Street, NC1-001-15-04,
Charlotte, North Carolina 28255 (or at such other place or places as the Administrative Agent may designate in writing) at the times set forth in the Credit Agreement dated as of October 15, 1999, as amended from time to time, among the Borrowers, the financial institutions party thereto (collectively, the "Lenders") and the Administrative Agent (the "Agreement" -- all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement), in lawful money of the United States of America, in immediately available funds, the principal amount of

     _____________________  DOLLARS ($__________) on the Term Loan B Termination
Date or such earlier date as may be required pursuant to the terms of the Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in Articles II and IV of the Agreement. All or any portion of the principal amount of Loans may be prepaid or required to be prepaid as provided in the Agreement.

     If payment of all sums due hereunder is accelerated under the terms of the Agreement or under the terms of the other Loan Documents executed in connection with the Agreement, the then remaining principal amount hereof and accrued but unpaid interest thereon evidenced by this Term Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrowers.

     In the event this Term B Note is not paid when due at any stated or accelerated maturity, the Borrowers agree to pay, in addition to the principal and interest due hereunder, all costs of collection, including reasonable attorneys' fees, and interest thereon at the rates set forth above.

     Interest hereunder shall be computed as provided in the Agreement.

     This Term B Note one of the Term B Notes referred to in the Agreement and is issued pursuant to and entitled to the benefits and security of the Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon which the Term Loan B evidenced hereby was made and is to be repaid. This Term B Note is subject to certain restrictions on transfer or assignment as provided in the Agreement.

                                     F-3-1

     This Note shall be governed by and construed in accordance with the laws of the State of North Carolina.

     All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law all defenses based on suretyship or impairment of collateral and the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issued against any other of them and returned satisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Term B Note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, diligence or any other formality are hereby waived by all parties bound hereon.

                            [Signature page follows.]



                                     F-3-2

     IN WITNESS WHEREOF, the Borrowers have caused this Term B Note to be made, executed and delivered by their duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.

                                        PEPSIAMERICAS, INC.

WITNESS:

________________________________        By:_____________________________________
                                        Name:___________________________________
________________________________        Title:__________________________________


                                        DAKBEV, LLC

________________________________        By:_____________________________________
                                        Name:___________________________________
________________________________        Title:__________________________________



                                     F-3-3

                                   EXHIBIT F-4

                            Form of Swing Line Note

                                 Promissory Note
                                (Swing Line Loan)

$5,000,000.00                                                 ________, ________

                                                                October 15, 1999


     FOR VALUE RECEIVED, PEPSIAMERICAS, INC., a Delaware corporation having its principal place of business located in Toa Baja, Puerto Rico and DAKBEV, LLC, a Delaware limited liability company having its principal place of business in Minneapolis, Minnesota (collectively, the "Borrowers"), hereby jointly and severally promise to pay to the order of

     BANK OF AMERICA, N.A. ("Bank of America"), in its individual capacity, at Bank of America's offices located at 101 North Tryon Street, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as Bank of America may designate) at the times set forth in the Credit Agreement dated as of October 15, 1999, as amended from time to time, among the Borrowers, the financial institutions party thereto (collectively, the "Lenders") and Bank of America, N.A., as agent for the Lenders (the "Administrative Agent") (as amended, supplemented or otherwise modified from time to time, the "Agreement" -- all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement), in lawful money of the United States of America, in immediately available funds, the principal amount of

     FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00) or if less than such principal amount, the aggregate unpaid principal amount of all Swing Line Loans made by Bank of America to the Borrowers pursuant to the Agreement on the Revolving Credit Termination Date or such earlier date as may be required pursuant to the terms of the Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in Articles II and IV of the Agreement. All or any portion of the principal amount of Swing Line Loans may be prepaid as provided in the Agreement.

     If payment of all sums due hereunder is accelerated under the terms of the Agreement or under the terms of the other Loan Documents executed in connection with the Agreement, the then remaining principal amount and accrued but unpaid interest shall bear interest which shall be payable on demand at the Default Rate until such principal and interest have been paid in full. Further, in the event of such acceleration, this Note, and all other indebtedness of the Borrowers to the Lender shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

     In the event this Note is not paid when due at any stated or accelerated maturity, the Borrowers agree to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees, and interest thereon at the rates set forth above.

     Interest hereunder shall be computed on the basis of a 360 day year for the actual number of days in the interest period.

                                     F-4-1

     This Note is the Swing Line Note referred to in the Agreement and is issued pursuant to and entitled to the benefits and security of the Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon which the Swing Line Loans evidenced hereby were or are made and are to be repaid. This Note is subject to certain restrictions on transfer or assignment as provided in the Agreement.

     This Note shall be governed by and construed in accordance with the laws of the State of North Carolina.

     All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law all defenses based on suretyship or impairment of collateral and the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issued against any other of them and returned satisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, diligence or any other formality are hereby waived by all parties bound hereon.

                            [Signature page follows.]

                                     F-4-2

     IN WITNESS WHEREOF, the Borrowers have caused this Note to be made, executed and delivered by their duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.

                                        PEPSIAMERICAS, INC.

WITNESS:

________________________________        By:_____________________________________
                                        Name:___________________________________
________________________________        Title:__________________________________


                                        DAKBEV, LLC

________________________________        By:_____________________________________
                                        Name:___________________________________
________________________________        Title:__________________________________



                                     F-4-3

                 EXHIBIT GForm of Opinion of Borrowers' Counsel

                                  See attached.

                                    EXHIBIT H

                             Compliance Certificate

Bank of America, N.A.,
as Administrative Agent

101 North Tryon Street, 15th Floor

NC1-001-15-04
Charlotte, North Carolina  28255
Attention: Agency Services
Telefacsimile:  (704) 409-0014

Bank of America, N.A.,
as Administrative Agent

600 Peachtree Street, N.E., 9th Floor
Atlanta, Georgia 30308-2213
Attention: ____________________
Telefacsimile:    (404) 607-6467


     Reference is hereby made to the Credit Agreement dated as of October 15, 1999 (the "Agreement") among PepsiAmericas, Inc., a Delaware corporation and DakBev, LLC, a Delaware limited liability company (collectively, the "Borrowers"), the Lenders (as defined in the Agreement) and Bank of America, N.A., as agent for the Lenders ("Administrative Agent"). Capitalized terms used but not otherwise defined herein shall have the respective meanings therefor set forth in the Agreement. The undersigned, a duly authorized and acting Authorized Representative, hereby certifies to you as of __________ (the "Determination Date") as follows:

1.   Calculations:

     A.   Compliance with Section 10.1(a): Consolidated Net Worth


          1.       Required Consolidated Net Worth at the last day of the
                   immediately preceding fiscal quarter (or, required to be
                   maintained as of the Closing Date in the case of the
                   Closing Date Quarter)                                        $______________

          2.       Consolidated Net Income during fiscal quarter

                   ending on the Determination Date X 0.75                      $______________

          3.       100% of the aggregate amount of all increases in
                   the stated capital and additional paid-in capital
                   accounts of the Parent resulting from the issuance
                   of equity securities or other capital investments
                   during the fiscal quarter ending on the
                   Determination Date                                           $______________


          4.       Sum of A.1 + A.2 + A.3                                       $______________

                                      H-1

          5.       Actual Consolidated Net Worth as at the
                   Determination Date                                           $______________

                  Required: A.5 must not be less than A.4

     B.   Compliance with Section 10.1(b): Consolidated Leverage Ratio

                  1.       Consolidated Indebtedness as at the
                           Determination Date                                   $______________

                  2.       Consolidated EBITDA for the Four-Quarter

                           Period ending on the Determination Date*             $______________

                  3.       Ratio of B.1 to B.2                                  _______ to 1.00

          Required:  B.3 must not be greater  than 5.50 to 1.00 from the Closing
          Date through the Four-Quarter Period ending December 31, 1999 and 5.00 to 1.00 thereafter

     C.   Compliance with Section 10.1(c): Consolidated Fixed Charge Ratio

                  1.       Consolidated EBITDA for the Four-Quarter

                           Period ending on the Determination Date*             $______________

                  2.       The cash portion of Consolidated Interest
                           Expense for the Four-Quarter Period ending

                           on the Determination Date                            $______________
                  3.       Scheduled principal payments of Consolidated
                           Indebtedness for the Four-Quarter Period ending
                           on the Determination Date                            $______________

                  4.       C.2 + C.3                                            $______________

                  5.       Ratio of C.1 to C.4                                  _______ to 1.00

                  Required: C.5 must not be less than 1.50 to 1.00

         * See Attached Schedule 1.

2.       No Default

                  A. Since __________ (the date of the last similar certification), (a) the Borrowers have not defaulted in the keeping, observance, performance or fulfillment of its obligations pursuant to any of the Loan Documents; and (b) no Default or Event of Default
         specified  in  Article  XI  of  the   Agreement  has  occurred  and  is
         continuing.

                  B. If a Default or Event of Default has occurred since __________ (the date of the last similar certification), the Borrowers propose to take the following action with respect to such Default or Event of Default:

     (Note, if no Default or Event of Default has occurred, insert "Not Applicable").

     The Determination Date is the date of the last required financial statements submitted to the Lenders in accordance with Section 9.1 of the Agreement.

     IN WITNESS WHEREOF, I have executed this Certificate this _____ day of __________, ____.


                                       By:______________________________________
                                               Authorized Representative

                                      Name:_____________________________________

                                     Title:_____________________________________

                      Schedule 1 to Compliance Certificate
                       Calculation of Consolidated EBITDA

                              Parent and Restricted

                                              Subsidiaries Actual          Acquisitions**       Pro Forma Total

1.  Consolidated Net Income                   $________________            $___________         $____________
2.  Consolidated Interest Expense             $________________            $___________         $____________
3.  Taxes on Income                           $________________            $___________         $____________
4.  Amortization                              $________________            $___________         $____________
5.  Depreciation                              $________________            $___________         $____________
6.  Up to $10,100,000 of non-recurring
charges incurred in the Four-Quarter Period
ended December 31, 1999, adjusted for
federal income taxes
                                              $----------------            $-----------         $------------
Consolidated EBITDA                           $________________            $___________         $____________
(Sum of 1-6)


**For the Acquisition of (a) a line of business of a Person, annualized results of operations (calculated pursuant to Section 1.3 of the Agreement) of the business so acquired for the three quarter periods ending next following the date of Acquisition, and (b) all of the equity interests of a Person, historical pro forma results for the three Four-Quarter Periods ending next following the date of such Acquisition and with the consent of the Administrative Agent may include non-recurring charges which will be eliminated by reason of such Acquisition

                                    EXHIBIT I

                           Form of Facility Guaranty

     THIS GUARANTY AGREEMENT (this "Guaranty Agreement"), dated as of __________ ____, is made by EACH OF THE UNDERSIGNED (each a "Guarantor" and collectively the "Guarantors") to BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States, as Administrative Agent (in such capacity, the "Administrative Agent") for each of the lenders (the "Lenders" and collectively with the Administrative Agent, the "Secured Parties") now or hereafter party to the Credit Agreement (as defined below). All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

                              W I T N E S S E T H:

     WHEREAS, the Secured Parties have agreed to provide to PepsiAmericas, Inc. and DakBev, LLC (the "Borrowers") certain credit facilities, including term loan facilities and a revolving credit facility with a letter of credit and swing line sublimit pursuant to the terms of that certain Credit Agreement dated as of October 15, 1999, among the Borrowers, the Administrative Agent and the Lenders (as from time to time amended, modified, supplemented or restated, the "Credit Agreement"); and

     WHEREAS, each Guarantor is, directly or indirectly, a wholly owned Subsidiary of the Borrowers and will materially benefit from the Loans and Advances made and to be made, and the Letters of Credit issued and to be issued, under the Credit Agreement; and

     WHEREAS, each Guarantor is required to enter into this Guaranty Agreement pursuant to the terms of the Credit Agreement; and

     WHEREAS, a material part of the consideration given in connection with and as an inducement to the execution and delivery of the Credit Agreement by the Secured Parties was the obligation of the Borrowers to cause each Guarantor to enter into this Guaranty Agreement, and the Secured Parties are unwilling to extend and maintain the credit facilities provided under the Loan Documents unless the Guarantors enter into this Guaranty Agreement;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

     1. Guaranty. Each Guarantor hereby jointly and severally, unconditionally, absolutely, continually and irrevocably guarantees to the Administrative Agent for the benefit of the Secured Parties the payment and performance in full of the Borrowers' Liabilities (as defined below). For all purposes of this Guaranty Agreement, "Borrowers' Liabilities" means: (a) the Borrowers' prompt payment in full, when due (whether at maturity, by acceleration or otherwise), of all Obligations and all other amounts pursuant to the terms of the Credit Agreement, the Notes, and all other Loan Documents heretofore, now or at any time or times hereafter owing, arising, due or payable from the Borrowers to any one or more of the Secured Parties, including principal, interest, premiums and fees (including, but not limited to, loan fees and attorneys' fees and expenses); (b) the Borrowers' prompt, full and faithful performance, observance and discharge of each and every agreement, undertaking, covenant and provision to be performed, observed or discharged by the Borrowers under the Credit Agreement and all other Loan Documents; and (c) the Borrowers' prompt payment in full, when due or declared due and at all such times, of Rate Hedging Obligations now or hereafter arising under Swap Agreements. The Guarantors' obligations to the Secured Parties under this Guaranty Agreement are hereinafter collectively referred to as the "Guarantors' Obligations" and, with respect to each Guarantor individually, the "Guarantor's Obligations". Notwithstanding the foregoing, the liability of each Guarantor individually with respect to its Guarantor's Obligations shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under
Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

     Each Guarantor agrees that it is jointly and severally, directly and primarily liable (subject to the limitation in the immediately preceding sentence) for the Borrowers' Liabilities.

     The Guarantors' Obligations are secured by various Security Instruments referred to in the Credit Agreement, including without limitation a Security Agreement, Securities Pledge Agreement and Note Pledge Agreement.

     2. Payment. Upon the occurrence and during the continuance of any Event of Default under the Credit Agreement, then any or all of the Guarantors will, upon demand thereof by the Administrative Agent, fully pay to the Administrative
Agent, for the benefit of the Secured Parties, subject to any restriction on each Guarantor's Obligations set forth in Section 1 hereof, an amount equal to all the Borrowers' Liabilities then due and owing.

     3. Absolute Rights and Obligations. This is a guaranty of payment and not of collection. The Guarantors' Obligations under this Guaranty Agreement shall be joint and several, absolute and unconditional irrespective of, and each Guarantor hereby expressly waives, to the extent permitted by law, any defense to its obligations under this Guaranty Agreement and all Security Instruments to which it is a party by reason of:

          (a) any lack of legality, validity or enforceability of the Credit Agreement, of any of the Notes, of any other Loan Document, or of any other agreement or instrument creating, providing security for, or otherwise relating to any of the Guarantors' Obligations, any of the Borrowers' Liabilities, or any other guaranty of any of the Borrowers' Liabilities (the Loan Documents and all such other agreements and instruments being collectively referred to as the "Related Agreements");

          (b) any action taken under any of the Related Agreements, any exercise of any right or power therein conferred, any failure or omission to enforce any right conferred thereby, or any waiver of any covenant or condition therein provided;

          (c) any acceleration of the maturity of any of the Borrowers' Liabilities, of the Guarantor's Obligations of any other Guarantor, or of any other obligations or liabilities of any Person under any of the Related Agreements;

          (d) any release, exchange, non-perfection, lapse in perfection, disposal, deterioration in value, or impairment of any security for any of the Borrowers' Liabilities, for any of the Guarantor's Obligations of any Guarantor, or for any other obligations or liabilities of any Person under any of the Related Agreements;

          (e) any dissolution of either or both Borrowers or any Guarantor or any other party to a Related Agreement, or the combination or consolidation of either or both of the Borrowers or any Guarantor or any other party to a Related Agreement into or with another entity or any transfer or disposition of any assets of either or both Borrowers or any Guarantor or any other party to a Related Agreement;

          (f) any extension (including without limitation extensions of time for payment), renewal, amendment, restructuring or restatement of, and any acceptance of late or partial payments under, the Credit Agreement, any of the Notes or any other Loan Document or any other Related Agreement, in whole or in part;

          (g) the existence, addition, modification, termination, reduction or impairment of value, or release of any other guaranty (or security therefor) of the Borrowers' Liabilities (including without limitation the Guarantor's Obligations of any other Guarantor and obligations arising under any other Facility Guaranty now or hereafter in effect);

          (h) any waiver of, forbearance or indulgence under, or other consent to any change in or departure from any term or provision contained in the Credit Agreement, any other Loan Document or any other Related Agreement, including without limitation any term pertaining to the payment or performance of any of the Borrowers' Liabilities, any of the Guarantor's Obligations of any other Guarantor, or any of the obligations or liabilities of any party to any other Related Agreement;

          (i) any other circumstance whatsoever (with or without notice to or knowledge of any Guarantor) which may or might in any manner or to any extent vary the risks of such Guarantor, or might otherwise constitute a legal or equitable defense available to, or discharge of, a surety or a guarantor, including without limitation any right to require or claim that resort be had to the Borrowers or any other Credit Party or to any
     collateral  in  respect  of  the  Borrowers'   Liabilities  or  Guarantors'
     Obligations , whether arising under North Carolina General Statutes Sections 26-7 and 26-9 or otherwise.

It is the express purpose and intent of the parties hereto that this Guaranty Agreement and the Guarantors' Obligations hereunder shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment as herein provided.

     4. Currency and Funds of Payment. All Guarantors' Obligations will be paid in lawful currency of the United States of America and in immediately available funds, regardless of any law, regulation or decree now or hereafter in effect that might in any manner affect the Borrowers' Liabilities, or the rights of any Secured Party with respect thereto as against the Borrowers, or cause or permit to be invoked any alteration in the time, amount or manner of payment by the Borrowers of any or all of the Borrowers' Liabilities.

     5. Events of Default. Without limiting the provisions of Section 2 hereof, in the event that there shall occur and be continuing an Event of Default, then notwithstanding any collateral or other security or credit support for the Borrowers' Liabilities, at the Administrative Agent's election and without notice thereof or demand therefor, the Guarantors' Obligations shall immediately be and become due and payable.

     6. Subordination. Until this Guaranty Agreement is terminated in accordance with Section 23 hereof, each Guarantor hereby unconditionally subordinates all present and future debts, liabilities or obligations now or hereafter owing to such Guarantor (i) of the Borrowers, to the payment in full of the Borrowers' Liabilities, (ii) of every other Guarantor (an "obligated guarantor"), to the payment in full of the Guarantors' Obligations of such obligated guarantor, and
(iii) of each other Person now or hereafter constituting a Credit Party, to the payment in full of the obligations of such Credit Party owing to any Secured Party and arising under the Loan Documents. All amounts due under such subordinated debts, liabilities, or obligations shall, upon the occurrence and during the continuance of an Event of Default, be collected and, upon request by the Administrative Agent, paid over forthwith to the Administrative Agent for the benefit of the Secured Parties on account of the Borrowers' Liabilities, the Guarantors' Obligations, or such other obligations, as applicable, and, after such request and pending such payment, shall be held by such Guarantor as bailee of the Administrative Agent and Secured Parties separate and apart from all other funds, property and accounts of such Guarantor.

     7. Suits. Each Guarantor from time to time shall pay to the Administrative Agent for the benefit of the Secured Parties, on demand, at the Administrative
Agent's place of business set forth in the Credit Agreement or such other address as the Administrative Agent shall give notice of to such Guarantor, the Guarantors' Obligations as they become or are declared due, and in the event such payment is not made forthwith, the Administrative Agent may proceed to suit against any one or more or all of the Guarantors. At the Administrative Agent's election, one or more and successive or concurrent suits may be brought hereon by the Administrative Agent against any one or more or all of the Guarantors, whether or not suit has been commenced against the Borrowers, any other Guarantor, or any other Person and whether or not the Secured Parties have taken or failed to take any other action to collect all or any portion of the Borrowers' Liabilities or have taken or failed to take any actions against any collateral securing payment or performance of all or any portion of the Borrowers' Liabilities, and irrespective of any event, occurrence, or condition described in Section 3 hereof.

     8. Set-Off and Waiver. Each Guarantor waives any right to assert against any Secured Party as a defense, counterclaim, set-off or cross claim, any defense (legal or equitable) or other claim which such Guarantor may now or at any time hereafter have against the Borrowers or the Secured Parties without waiving any additional defenses, set-offs, counterclaims or other claims otherwise available to such Guarantor. Each Guarantor agrees that each Secured Party shall have a lien for all the Guarantor's Obligations upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts, now or hereafter pledged, mortgaged, transferred or assigned to such Secured Party or otherwise in the possession or control of such Secured Party for any purpose (other than solely for safekeeping) for the account or benefit of such Guarantor, including any balance of any deposit account or of any credit of such Guarantor with the Secured Party, whether now existing or hereafter established, and hereby authorizes each Secured Party upon the occurrence and during the continuance of an Event of Default at any time or times with or without prior notice to apply such balances or any part thereof to such of the Guarantor's Obligations to the Secured Parties then due and in such amounts as provided for in the Credit Agreement or otherwise as they may elect. For the purposes of this Section 8, all remittances and property shall be deemed to be in the possession of a Secured Party as soon as the same may be put in transit to it by mail or carrier or by other bailee.

     9. Waiver of Notice; Subrogation.

     (a) Each Guarantor hereby waives to the extent permitted by law notice of the following events or occurrences: (i) acceptance of this Guaranty Agreement;
(ii) the Lenders' heretofore, now or from time to time hereafter making Loans and issuing Letters of Credit and otherwise loaning monies or giving or extending credit to or for the benefit of the Borrowers, whether pursuant to the Credit Agreement or the Notes or any other Loan Document or Related Agreement or any amendments, modifications, or supplements thereto, or replacements or extensions thereof; (iii) presentment, demand, default, non-payment, partial payment and protest; and (iv) any other event, condition, or occurrence described in Section 3 hereof. Each Guarantor agrees that each Secured Party may heretofore, now or at any time hereafter do any or all of the foregoing in such manner, upon such terms and at such times as each Secured Party, in its sole and absolute discretion, deems advisable, without in any way or respect impairing, affecting, reducing or releasing such Guarantor from its Guarantor's Obligations, and each Guarantor hereby consents to each and all of the foregoing events or occurrences.

     (b) Each Guarantor hereby agrees that payment or performance by such Guarantor of its Guarantor's Obligations under this Guaranty Agreement may be enforced by the Administrative Agent on behalf of the Secured Parties upon demand by the Administrative Agent to such Guarantor without the Administrative Agent being required, such Guarantor expressly waiving to the extent permitted by law any right it may have to require the Administrative Agent, to (i) prosecute collection or seek to enforce or resort to any remedies against the Borrowers or any other Guarantor or any other guarantor of the Borrowers' Liabilities, or (ii) seek to enforce or resort to any remedies with respect to any security interests, Liens or encumbrances granted to the Administrative Agent or any Lender or other party to a Related Agreement by the Borrowers, any other Guarantor or any other Person on account of the Borrowers' Liabilities or any guaranty thereof, IT BEING EXPRESSLY UNDERSTOOD, ACKNOWLEDGED AND AGREED TO BY SUCH GUARANTOR THAT DEMAND UNDER THIS GUARANTY AGREEMENT MAY BE MADE BY THE ADMINISTRATIVE AGENT, AND THE PROVISIONS HEREOF ENFORCED BY THE ADMINISTRATIVE AGENT, EFFECTIVE AS OF THE FIRST DATE ANY EVENT OF DEFAULT OCCURS AND IS CONTINUING UNDER THE CREDIT AGREEMENT.

     (c) Each Guarantor further agrees with respect to this Guaranty Agreement that it shall have no right of subrogation, reimbursement, contribution or indemnity, nor any right of recourse to security for the Borrowers' Liabilities unless and until 93 days immediately following the Facility Termination Date shall have elapsed without the filing or commencement, by or against any Credit Party, of any state or federal action, suit, petition or proceeding seeking any reorganization, liquidation or other relief or arrangement in respect of creditors of, or the appointment of a receiver, liquidator, trustee or conservator in respect to, such Credit Party or its assets. This waiver is expressly intended to prevent the existence of any claim in respect to such subrogation, reimbursement, contribution or indemnity by any Guarantor against the estate of any other Credit Party within the meaning of Section 101 of the Bankruptcy Code, in the event of a subsequent case involving any other Credit Party. If an amount shall be paid to any Guarantor on account of such rights at any time prior to termination of this Guaranty Agreement in accordance with the provisions of Section 23 hereof, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent, for the benefit of the Secured Parties, to be credited and applied upon the Guarantors' Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement or otherwise as the Secured Parties may elect. The agreements in this subsection shall survive repayment of all of the
Guarantors' Obligations, the termination or expiration of this Guaranty Agreement in any manner, including but not limited to termination in accordance with Section 23 hereof, and occurrence of the Facility Termination Date.

     10. Effectiveness; Enforceability. This Guaranty Agreement shall be effective as of the date first above written and shall continue in full force and effect until termination in accordance with Section 23 hereof. Any claim or claims that the Secured Parties may at any time hereafter have against a Guarantor under this Guaranty Agreement may be asserted by the Administrative Agent on behalf of the Secured Parties by written notice directed to such Guarantor in accordance with Section 25 hereof.

     11. Representations and Warranties. Each Guarantor warrants and represents to the Administrative Agent, for the benefit of the Secured Parties, that it is duly authorized to execute, deliver and perform this Guaranty Agreement; that this Guaranty Agreement has been duly executed and delivered on behalf of such Guarantor by its duly authorized representatives; that this Guaranty Agreement is legal, valid, binding and enforceable against such Guarantor in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles; and that such Guarantor's execution, delivery and performance of this Guaranty Agreement do not violate or constitute a breach of any of its Operating Documents or Organizational Documents, any agreement or instrument to which such Guarantor is a party, or any law, order, regulation, decree or award of any governmental authority or arbitral body to which it or its properties or operations is subject.

     12. Expenses. Each Guarantor agrees to be jointly and severally liable for the payment of all reasonable fees and expenses, including attorneys' fees, incurred by any Secured Party in connection with the enforcement of this Guaranty Agreement, whether or not suit be brought.

     13. Reinstatement. Each Guarantor agrees that this Guaranty Agreement shall continue to be effective or be reinstated, as the case may be, at any time payment received by any Secured Party in respect of any Borrowers' Liabilities is rescinded or must be restored for any reason.

     14. Attorney-in-Fact. To the extent permitted by law, each Guarantor hereby appoints the Administrative Agent, for the benefit of the Secured Parties, as such Guarantor's attorney-in-fact for the purposes of carrying out the provisions of this Guaranty Agreement and taking any action and executing any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an interest and is irrevocable; provided, that the Administrative Agent shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of an Event of Default.

     15. Reliance. Each Guarantor represents and warrants to the Administrative Agent, for the benefit of the Secured Parties, that: (a) such Guarantor has adequate means to obtain on a continuing basis (i) from the Borrowers, information concerning the Borrowers and the Borrowers' financial condition and affairs and (ii) from other reliable sources, such other information as it deems material in deciding to provide this Guaranty Agreement ("Other Information"), and has full and complete access to the Borrowers' books and records and to such Other Information; (b) such Guarantor is not relying on any Secured Party or its or their employees, directors, agents or other representatives or affiliates, to provide any such information, now or in the future; (c) such Guarantor has been furnished with and reviewed the terms of the Credit Agreement and such other Loan Documents as it has requested, is executing this Guaranty Agreement freely and deliberately, and understands the obligations and financial risk undertaken by providing this Guaranty Agreement; (d) such Guarantor has relied solely on the Guarantor's own independent investigation, appraisal and analysis of the Borrowers, the Borrowers' financial condition and affairs, the "Other Information", and such other matters as it deems material in deciding to provide this Guaranty Agreement and is fully aware of the same; and (e) such Guarantor has not depended or relied on any Secured Party or its or their employees, directors, agents or other representatives or affiliates, for any information whatsoever concerning the Borrowers or the Borrowers' financial condition and affairs or any other matters material to such Guarantor's decision to provide this Guaranty Agreement, or for any counseling, guidance, or special consideration or any promise therefor with respect to such decision. Each Guarantor agrees that no Secured Party has any duty or responsibility whatsoever, now or in the future, to provide to such Guarantor any information concerning the Borrowers or the Borrowers' financial condition and affairs, or any Other Information, other than as expressly provided herein, and that, if such Guarantor receives any such information from any Secured Party or its or their employees, directors, agents or other representatives or affiliates, such Guarantor will independently verify the information and will not rely on any Secured Party or its or their employees, directors, agents or other representatives or affiliates, with respect to such information.

         16. Rules of Interpretation. The rules of interpretation contained in Sections 1.2(c) through 1.2(l) of the Credit Agreement shall be applicable to this Guaranty Agreement and are hereby incorporated by reference. All representations and warranties contained herein shall survive the delivery of documents and any extension of credit referred to herein or guaranteed hereby.

     17. Entire Agreement. This Guaranty Agreement, together with the Credit Agreement and other Loan Documents, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations, agreements, understandings, inducements, commitments or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Except as provided in Section 23, neither this Guaranty Agreement nor any portion or provision hereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than as provided in the Credit Agreement.

     18. Binding Agreement; Assignment. This Guaranty Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and to their respective heirs, legal representatives, successors and assigns; provided, however, that no Guarantor shall be permitted to assign any of its rights, powers, duties or obligations under this Guaranty Agreement or any other interest herein without the prior written consent of the Administrative Agent. Without limiting the generality of the foregoing sentence of this Section 18, any Lender may assign to one or more Persons, or grant to one or more Persons participations in or to, all or any part of its rights and obligations under the Credit Agreement (to the extent permitted by the Credit Agreement); and to the extent of any such assignment or participation such other Person shall, to the fullest extent permitted by law, thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject however, to the provisions of the Credit Agreement, including
Article XII thereof (concerning the Administrative Agent) and Section 13.1 thereof concerning assignments and participations. All references herein to the Administrative Agent shall include any successor thereof.

     19. Swap Agreements. All obligations of the Borrowers under Swap Agreements to which any Lender or its affiliates are a party shall be deemed to be Borrowers' Liabilities, and each Lender or affiliate of a Lender party to any such Swap Agreement shall be deemed to be a Secured Party hereunder with respect to such Borrowers' Liabilities; provided, however, that such obligations shall cease to be Borrower's Liabilities at such time as such Person (or affiliate of such Person) shall cease to be a "Lender" under the Credit Agreement.

     20. Severability. The provisions of this Guaranty Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Guaranty Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

     21. Counterparts. This Guaranty Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Guaranty Agreement to produce or account for more than one such counterpart executed by the Guarantor against whom enforcement is sought.

     22. Indemnification. Without limitation of Section 13.9 of the Credit Agreement or any other indemnification provision in any Loan Document, each Guarantor agrees to indemnify and hold harmless each Secured Party and each of their affiliates and their respective officers, directors, employees, agents, and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of defense in connection therewith) the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans or other extension of credit under the Loan Documents, except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this
Section 22 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by such Guarantor or any other Credit Party, any of their respective directors, shareholders or creditors, or an Indemnified Party or any other Person, or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. Each Guarantor agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to it, any of its subsidiaries or affiliates, or any security holders or creditors thereof arising out of, related to or in connection with the transactions contemplated herein, except to the extent that such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have directly resulted from such Indemnified Party's gross negligence or willful misconduct. Each Guarantor agrees not to assert any claim against any Secured Party, any of its affiliates, or any of their directors, officers, employees, attorneys, agents, or advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Loan Documents, any of the transactions contemplated therein or the actual or proposed use of the proceeds of the Loans or other extension of credit under the Loan Documents. The agreements in this Section 22 shall survive repayment of all of the Guarantors' Obligations and the termination or expiration of this Guaranty Agreement in any manner, including but not limited to termination upon occurrence of the Facility Termination Date.

     23. Termination. Subject to reinstatement pursuant to Section 13 hereof, this Guaranty Agreement and all of the Guarantors' Obligations hereunder (excluding those obligations and liabilities that expressly survive such termination) shall terminate on the Facility Termination Date.

     24. Remedies Cumulative; Late Payments. All remedies hereunder are cumulative and are not exclusive of any other rights and remedies of the Administrative Agent or any other Secured Party provided by law or under the Credit Agreement, the other Loan Documents or other applicable agreements or instruments. The making of the Loans and other extensions of credit to the Borrowers pursuant to the Credit Agreement shall be conclusively presumed to have been made or extended, respectively, in reliance upon each Guarantor's guaranty of the Borrowers' Liabilities pursuant to the terms hereof. Any amounts not paid when due under this Guaranty Agreement shall bear interest at the Default Rate.

     25. Notices. Any notice required or permitted hereunder shall be given, (a) with respect to each Guarantor, at the address of the Borrowers indicated in
Section 13.2 of the Credit Agreement and (b) with respect to the Administrative Agent or any other Secured Party, at the Administrative Agent's address indicated in Section 13.2 of the Credit Agreement. All such addresses may be modified, and all such notices shall be given and shall be effective, as provided in Section 13.2 of the Credit Agreement.

     26. Governing Law; Venue; Waiver of Jury Trial.

          (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

          (b) EACH GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF MECKLENBURG, STATE OF NORTH CAROLINA, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, SUCH GUARANTOR EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

          (c) EACH GUARANTOR AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF FOR NOTICES TO SUCH GUARANTOR IN EFFECT PURSUANT TO SECTION 25 HEREOF, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF NORTH CAROLINA.

          (d) NOTHING CONTAINED IN SUBSECTIONS (b) or (c) HEREOF SHALL PRECLUDE THE ADMINISTRATIVE AGENT FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT IN THE COURTS OF ANY JURISDICTION WHERE ANY GUARANTOR OR ANY OF SUCH GUARANTOR'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, OBJECTION TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY ANY SUCH OTHER COURT OR COURTS WHICH NOW OR HEREAFTER MAY BE AVAILABLE UNDER APPLICABLE LAW.

          (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, EACH GUARANTOR AND THE ADMINISTRATIVE AGENT ON BEHALF OF THE SECURED PARTIES HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT ANY SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION, SUIT OR PROCEEDING.

          (f) EACH GUARANTOR HEREBY EXPRESSLY WAIVES ANY OBJECTION IT MAY HAVE THAT ANY COURT TO WHOSE JURISDICTION IT HAS SUBMITTED PURSUANT TO THE TERMS HEREOF IS AN INCONVENIENT FORUM.

                            [Signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Guaranty Agreement as of the day and year first written above.

                                            GUARANTORS:


                                            ____________________________________
WITNESS:

                                            By:_________________________________
___________________________________         Name:_______________________________
                                            Title:______________________________
___________________________________



                                            Administrative Agent:

                                            BANK OF AMERICA, N.A., as
                                            Administrative Agent for the Lenders


                                            By:_________________________________
                                            Name:_______________________________
                                            Title:   ___________________________




                             Signature Page 1 of 1

                                    EXHIBIT J

                          [Form of Security Agreement]

     THIS SECURITY AGREEMENT (this "Security Agreement") is made and entered into as of __________, ____ by PEPSIAMERICAS, INC., a Delaware corporation and DAKBEV, LLC, a limited liability company organized under the laws of Delaware (collectively, the "Borrowers" and a "Grantor"), and EACH OF THE UNDERSIGNED SUBSIDIARIES OF THE BORROWERS (each a "Guarantor" and a "Grantor", and collectively with the Borrowers, the "Grantors"), and BANK OF AMERICA, N. A., a national banking association, as Agent (the "Administrative Agent") for each of the lenders (the "Lenders" and collectively with the Administrative Agent, the "Secured Parties") now or hereafter party to the Credit Agreement (as defined below). All capitalized terms used but not otherwise defined herein or pursuant to Section 1 hereof shall have the respective meanings assigned thereto in the Credit Agreement (as defined below).

                               W I T N E S E T H:

     WHEREAS, the Secured Parties have agreed to provide to the Borrowers a certain term loan facility and a revolving credit facility with a letter of credit sublimit and swing line facility pursuant to the Credit Agreement dated as of October 15, 1999 by and among the Borrowers, the Administrative Agent and the Lenders (as from time to time amended, revised, modified, supplemented or amended and restated, the "Credit Agreement"); and

     WHEREAS, as collateral security for payment and performance of its Obligations, the Borrowers are willing to grant to the Administrative Agent for the benefit of the Secured Parties a security interest in certain of their personal property and assets pursuant to the terms of this Security Agreement; and

     WHEREAS, each Guarantor will materially benefit from the Loans and Advances to be made, and the Letters of Credit to be issued, under the Credit Agreement and each Guarantor is a party to a Facility Guaranty pursuant to which each Guarantor guarantees the Obligations of the Borrowers; and

     WHEREAS, as collateral security for payment and performance by each Guarantor of its Guarantor's Obligations (as defined in the Facility Guaranty to which such Guarantor is a party), each Guarantor is willing to grant to the Administrative Agent for the benefit of the Secured Parties a security interest in certain of their personal property and assets pursuant to the terms of this Security Agreement; and

     WHEREAS, the Secured Parties are unwilling to enter into the Loan Documents unless the Borrowers and the Guarantors enters into this Security Agreement;

     NOW, THEREFORE, in order to induce the Secured Parties to enter into the Loan Documents and to make Loans and issue Letters of Credit, and in further consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

     1. Certain Definitions. Terms used in this Security Agreement, not otherwise expressly defined herein or in the Credit Agreement, and for which meanings are provided in the Uniform Commercial Code of the State of North Carolina (the "UCC"), shall have such meanings. The parties agree that with respect to terms that describe items or types of Collateral, the parties intend to and do hereby give effect, upon their respective effective dates, to revisions to the UCC effective after the date hereof to the extent, but only to the extent, such revisions either (i) provide meanings of terms not previously defined as items or types of property or (ii) expand the items of or interests in property that are included within a previously defined term, with the effect that each of such terms describing items or types of property shall at all times be interpreted in its broadest sense. The term "Qualifying Control Agreement" shall have the meaning set forth on Schedule 1 hereto.

     2. Grant of Security Interest. Each Borrower hereby grants as collateral security for the payment, performance and satisfaction of all of the Borrowers' Obligations, and each Guarantor hereby grants as collateral security for the payment, performance and satisfaction of all of its Guarantor's Obligations (as defined in its Facility Guaranty) and the prompt payment and performance when due of its obligations and liabilities hereunder (collectively, the "Secured Obligations"), to the Administrative Agent for the benefit of the Secured Parties a continuing first priority security interest in and to, and collaterally assigns to the Administrative Agent for the benefit of the Secured Parties, certain of the personal property of such Grantor or in which such Grantor has or may have or acquire an interest, whether now owned or existing or hereafter created, acquired or arising and wheresoever located, including the following:

     (a) All accounts, and including accounts receivable, contracts (so long as it does not violate the terms of such contract), bills, acceptances, choses in action, and other forms of monetary obligations at any time owing to such Grantor arising out of property sold, leased, licensed, assigned or otherwise disposed of or for services rendered or to be rendered by such Grantor, and all of such Grantor's rights with respect to any property represented thereby, whether or not delivered, property returned by customers and all rights as an unpaid vendor or lienor, including rights of stoppage in transit and of recovering possession by proceedings including replevin and reclamation (collectively referred to hereinafter as "Accounts");

     (b) All inventory, including all goods manufactured or acquired for sale or lease, and any piece goods, raw materials, work in process and finished merchandise, component materials, and all supplies, goods, incidentals, office supplies, packaging materials and any and all items used or consumed in the operation of the business of such Grantor or which may contribute to the finished product or to the sale, promotion and shipment thereof, in which such Grantor now or at any time hereafter may have an interest, whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of such Grantor or is held by such Grantor or by others for such Grantor's account (collectively referred to hereinafter as "Inventory");

     (c) the Mortgage Notes and the Delta Subordinated Notes;

     (d) All documents, including warehouse receipts, bills of lading and other documents of title (collectively referred to hereinafter as "Documents");

     (e) All supporting obligations pertaining to any of the foregoing, including all letter of credit rights (including rights to proceeds of letters of credit), and all guaranties and other Contingent Obligations of any Person (collectively referred to hereinafter as "Supporting Obligations");

     (f) All proceeds received by a Grantor from the sale of any rights contained in any Beverage Agreement;

     (g) All books and records relating to any of the foregoing (including customer data, credit files, ledgers, computer programs, printouts, and other computer materials and records (and all media on which such data, files, programs, materials and records are or may be stored)); and

     (h) All proceeds, products and replacements of, accessions to, and substitutions for, any of the foregoing, including without limitation proceeds of insurance policies insuring any of the foregoing.

     All of the property and interests in property described in subsections (a) through (h) are herein collectively referred to as the "Collateral."

     3. Perfection. At the time of execution of this Security Agreement, each Grantor shall have:

     (a) furnished the Administrative Agent with properly executed financing statements in form, number and substance suitable for filing, sufficient under applicable law, and satisfactory to the Administrative Agent in order that upon the filing of the same the Administrative Agent, for the benefit of the Secured Parties, shall have a duly perfected security interest in all Collateral in which a security interest can be perfected by the filing of financing statements;

     (b) to the extent expressly required by the terms hereof or of the Credit Agreement, or otherwise as the Administrative Agent may reasonably request in order to carry out the transactions contemplated by the terms hereof or of the Credit Agreement, furnished the Administrative Agent with properly executed Qualifying Control Agreements, registrars' certificates, issuer acknowledgments of the Administrative Agent's interest in letter of credit rights, as appropriate, with respect to Collateral in which either (i) a security interest can be perfected only by control, or (ii) a security interest perfected by control shall have priority as against a security interest perfected by Persons not having control, in each case in form and substance acceptable to the Administrative Agent and sufficient under applicable law so that the Administrative Agent, for the benefit of the Secured Parties, shall have a security interest in all such Collateral perfected by control; and

     (c) to the extent expressly required by the terms hereof or of the Credit Agreement, or otherwise as the Administrative Agent may request, delivered to the Administrative Agent or, if the Administrative Agent shall specifically consent in each instance, an agent or bailee of the Administrative Agent who has acknowledged such status in a properly executed Qualifying Control Agreement possession of all Collateral with respect to which either a security interest can be perfected only by possession or a security interest perfected by possession shall have priority as against Persons not having possession, and including in the case of Instruments, Documents, and Investment Property in the form of certificated securities, duly executed endorsements or stock powers in blank, as the case may be, affixed thereto in form and substance acceptable to the Administrative Agent and sufficient under applicable law so that the Administrative Agent, for the benefit of the Secured Parties, shall have a security interest in all such Collateral perfected by possession;

subject  in each case only to Liens  allowed  to exist and have  priority  under
Section 10.3 of the Credit Agreement ("Permitted Liens"). All financing statements (including all amendments thereto and continuations thereof), control agreements, certificates, acknowledgments, stock powers and other documents, electronic identification, restrictive legends, and instruments furnished in connection with the creation, enforcement, protection, perfection or priority of the Administrative Agent's security interest in Collateral, including such items as are described above in this Section 3 are sometimes referred to herein as "Perfection Documents." The delivery of possession of items of or evidencing Collateral, causing other Persons to execute and deliver Perfection Documents as appropriate, the filing or recordation of Perfection Documents, and the taking of such other actions as may be necessary or advisable in the determination of the Administrative Agent to create, enforce, protect, perfect, or establish or maintain the priority of, the security interest of the Administrative Agent for the benefit of the Secured Parties in the Collateral is sometimes referred to herein as "Perfection Action."

     4. Maintenance of Security Interest; Further Assurances.

     (a) Each Grantor will from time to time at its own expense, deliver specific assignments of Collateral or such other Perfection Documents, and take such other or additional Perfection Action, as may be required by the terms of the Loan Documents or as the Administrative Agent may reasonably request in connection with the administration or enforcement of this Security Agreement or related to the Collateral or any part thereof in order to carry out the terms of this Security Agreement, to perfect, protect, maintain the priority of or enforce the Administrative Agent's security interest in the Collateral, subject only to Permitted Liens, or otherwise to better assure and confirm unto the Administrative Agent its rights, powers and remedies for the benefit of the Secured Parties hereunder. Without limiting the foregoing, each Grantor hereby irrevocably authorizes the Administrative Agent to file (with, or to the extent permitted by applicable law, without the signature of the Grantor appearing thereon) financing statements or other Perfection Documents (including copies thereof) showing such Grantor as "debtor" at such time or times and in all filing offices as the Administrative Agent may from time to time determine to be necessary or advisable to perfect or protect the rights of the Administrative Agent and the Secured Parties hereunder, or otherwise to give effect to the transactions herein contemplated.

     (b) With respect to any and all Collateral, each Grantor agrees to do and cause to be done all things necessary to perfect, maintain the priority of and keep in full force the security interest granted in favor of the Administrative Agent for the benefit of the Secured Parties, including, but not limited to, the prompt payment upon demand therefor by the Administrative Agent of all fees and expenses (including documentary stamp, excise or intangibles taxes) incurred in connection with the preparation, delivery, or filing of any Perfection Document or the taking of any Perfection Action to perfect, protect or enforce a security interest in Collateral in favor of the Administrative Agent for the benefit of the Secured Parties, subject only to Permitted Liens. All amounts not so paid when due shall constitute additional Secured Obligations and (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

     (c) Each Grantor agrees to maintain among its books and records appropriate notations or evidence of, and to make or cause to be made appropriate disclosure upon its financial statements of, the security interest granted hereunder to the Administrative Agent for the benefit of the Secured Parties.

     5. Receipt of Payment. In the event an Event of Default shall occur and be continuing and a Grantor (or any of its affiliates, subsidiaries, stockholders, directors, officers, employees or agents) shall receive any proceeds of Collateral, including without limitation monies, checks, notes, drafts or any other items of payment, each Grantor shall hold all such items of payment in trust for the Administrative Agent for the benefit of the Secured Parties, and as the property of the Administrative Agent for the benefit of the Secured Parties, separate from the funds and other property of such Grantor, and no later than the first Business Day following the receipt thereof, at the election of the Administrative Agent, such Grantor shall cause such Collateral to be forwarded to the Administrative Agent for its custody, possession and disposition on behalf of the Secured Parties in accordance with the terms hereof and of the other Loan Documents.

     6. Preservation and Protection of Collateral.

     (a) The Administrative Agent shall be under no duty or liability with respect to the collection, protection or preservation of the Collateral, or otherwise, except to the extent expressly contemplated under Section 25. Each Grantor shall be responsible for the safekeeping of its Collateral, and in no event shall the Administrative Agent have any responsibility for (i) any loss or damage thereto or destruction thereof occurring or arising in any manner or fashion from any cause, (ii) any diminution in the value thereof, or (iii) any act or default of any carrier, warehouseman, bailee or forwarding agency thereof or other Person in any way dealing with or handling such Collateral.

     (b) Each Grantor shall keep and maintain its tangible personal property Collateral in good operating condition and repair, ordinary wear and tear excepted. No Grantor shall permit any such items to become a fixture to real property or accessions to other personal property.

     (c) Each Grantor agrees (i) to pay when due all taxes, charges and assessments against the Collateral in which it has any interest, unless being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves have been established in accordance with GAAP applied on a Consistent Basis and evidenced to the reasonable satisfaction of the Administrative Agent and provided that all enforcement proceedings in the nature of levy or foreclosure are effectively stayed, and (ii) to cause to be terminated and released all Liens (other than Permitted Liens) on the Collateral. Upon the failure of any Grantor to so pay or contest such taxes, charges, or assessments, or cause such Liens to be terminated, the Administrative Agent at its option may pay or contest any of them or amounts relating thereto (the Administrative Agent having the sole right to determine the legality or validity and the amount necessary to discharge such taxes, charges, Liens or assessments) but shall not have any obligation to make any such payment or contest. All sums so disbursed by the Administrative Agent, including reasonable attorneys' fees, court costs, expenses and other charges related thereto, shall be payable on demand by the applicable Grantor to the Administrative Agent and shall be additional Secured Obligations secured by the Collateral, and any amounts not so paid on demand (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

     7. Status of Grantors and Collateral Generally. Each Grantor represents and warrants to, and covenants with, the Administrative Agent for the benefit of the Secured Parties, with respect to itself and the Collateral as to which it has or acquires any interest, that:

     (a) It is (or as to Collateral acquired after the date hereof will be upon the acquisition of the same) and, except as permitted by the Credit Agreement and subsection (b) of this Section 7, will continue to be, the owner of the Collateral, free and clear of all Liens, other than the security interest hereunder in favor of the Administrative Agent for the benefit of the Secured Parties and Permitted Liens, and that it will at its own cost and expense defend such Collateral and any products and proceeds thereof against all claims and demands of all Persons (other than holders of Permitted Liens) at any time claiming the same or any interest therein adverse to the Secured Parties. Upon the failure of any Grantor to so defend, the Administrative Agent may do so at its option but shall not have any obligation to do so. All sums so disbursed by the Administrative Agent, including reasonable attorneys' fees, court costs, expenses and other charges related thereto, shall be payable on demand by the applicable Grantor to the Administrative Agent and shall be additional Secured Obligations secured by the Collateral, and any amounts not so paid on demand (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

     (b) It shall not (i) sell, assign, transfer, lease, license or otherwise dispose of any of, or grant any option with respect to, the Collateral, except for dispositions permitted under the Credit Agreement, (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral except for the security interests created by this Security Agreement and Permitted Liens, or
(iii) take any other action in connection with any of the Collateral that would materially impair the value of the interest or rights of such Grantor in the Collateral taken as a whole or that would materially impair the interest or rights of the Administrative Agent for the benefit of the Secured Parties.

     (c) It has full power, legal right and lawful authority to enter into this Security Agreement and to perform its terms, including the grant of the security interests in the Collateral herein provided for.

     (d) No authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required either (i) for the grant by such Grantor of the security interests granted hereby or for the execution, delivery or performance of this Security Agreement by such Grantor, or (ii) for the perfection of or the exercise by the Administrative Agent, on behalf of the Secured Parties, of its rights and remedies hereunder, except for action required by the Uniform Commercial Code to perfect the security interest conferred hereunder.

     (e) No effective financing statement or other Perfection Document similar in effect, nor any other Perfection Action, covering all or any part of the Collateral purported to be granted or taken by or on behalf of such Grantor (or by or on behalf of any other Person and which remains effective as against all or any part of the Collateral) has been filed in any recording office, delivered to another Person for filing (whether upon the occurrence of a contingency or otherwise), or otherwise taken, as the case may be, except such as pertain to Permitted Liens and such as may have been filed for the benefit of, delivered to, or taken in favor of, the Administrative Agent for the benefit of the Secured Parties in connection with the security interests conferred hereunder.

     (f) Schedule 7(f) attached hereto contains true and complete information as to each of the following: (i) the exact legal name of each Grantor as it appears in its Organizational Documents as of the date hereof and at any time during the five (5) year period ending as of the date hereof (the "Covered Period"), (ii) the jurisdiction of formation and form of organization of each Grantor, (iii) each address of the chief executive office of each Grantor as of the date hereof and at any time during the Covered Period, (iv) all trade names or trade styles used by such Grantor as of the date hereof and at any time during the Covered Period, (v) the address of each location of such Grantor at which any tangible personal property Collateral (including Account Records and Account Documents) is located at the date hereof or has been located at any time during the Covered Period, (vi) with respect to each location described in clause (v) that is not owned beneficially and of record by such Grantor, the name and address of the owner thereof; and (vii) the name of each Person other than such Grantor and the address of such Person at which any tangible personal property Collateral of such Grantor is held under any warehouse, consignment, bailment or other arrangement as of the date hereof. No Grantor shall change its name, change its jurisdiction of formation (whether by reincorporation, merger or otherwise), change the location of its chief executive office, utilize any additional location where tangible personal property Collateral (including Account Records and Account Documents) may be located, change or use any additional or different trade name or style, except in each case upon giving not less than thirty (30) days' prior written notice to the Administrative Agent and taking or causing to be taken at such Grantor's expense all such Perfection Action, including the delivery of such Perfection Documents, as may be reasonably requested by the Administrative Agent to perfect or protect, or maintain the perfection and priority of, the Lien of the Administrative Agent for the benefit of the Secured Parties in Collateral contemplated hereunder.

     (g) No Grantor shall engage in any consignment transaction in respect of any of the Collateral, whether as consignee or consignor.

     (h) No Grantor shall cause, suffer or permit any of the tangible personal property Collateral (i) to be evidenced by any document of title (except for shipping documents as necessary or customary to effect the delivery of inventory to customers in the ordinary course of business) or (ii) to be in the possession, custody or control of any warehouseman or other bailee unless such location and Person are set forth on Schedule 7(f) or the Administrative Agent shall have received not less than 30 days' prior written notice of each such transaction, the Administrative Agent shall have received a duly executed Qualifying Control Agreement from such bailee, and the Grantor shall have caused at its expense to be prepared and executed such additional Perfection Documents and to be taken such other Perfection Action as the Administrative Agent may deem necessary or advisable to carry out the transactions contemplated by this Security Agreement.

     (i) No tangible personal property Collateral is or shall be located at any location that is leased by such Grantor from any other Person, unless (x) such location and lessor is set forth on Schedule 7(f) attached hereto or such Grantor provides not less than thirty (30) days' prior written notice thereof to the Administrative Agent, (y) such lessor acknowledges the Lien in favor of the Administrative Agent for the benefit of the Secured Parties conferred hereunder and waives its statutory and consensual liens and rights with respect to such Collateral in form and substance acceptable to the Administrative Agent and delivered in writing to the Administrative Agent prior to any Collateral being located at any such location, and (z) the Grantor shall have caused at its expense to be prepared and executed such additional Perfection Documents and to be taken such other Perfection Action as the Administrative Agent may deem necessary or advisable to carry out the transactions contemplated by this Security Agreement.

     8. Inspection. The Administrative Agent (by any of its officers, employees and agents), on behalf of the Secured Parties, shall have the right upon prior notice to an executive officer of any Grantor, and at any reasonable times during such Grantor's usual business hours, to inspect the Collateral, all records related thereto (and to make extracts or copies from such records), and the premises upon which any of the Collateral is located, to discuss such Grantor's affairs and finances with any Person (other than Persons obligated on any Accounts ("Account Debtors") except as expressly otherwise permitted in the Loan Documents) and to verify with any Person other than (except as expressly otherwise permitted in the Loan Documents) Account Debtors the amount, quality, quantity, value and condition of, or any other matter relating to, the
Collateral and, if an Event of Default has occurred and is continuing, to discuss such Grantor's affairs and finances with such Grantor's Account Debtors and to verify the amount, quality, value and condition of, or any other matter relating to, the Collateral with such Account Debtors. Upon or after the occurrence and during the continuation of an Event of Default, the Administrative Agent may at any time and from time to time employ and maintain on such Grantor's premises a custodian selected by the Administrative Agent who shall have full authority to do all acts necessary to protect the Administrative Agent's (for the benefit of the Secured Parties) interest. All expenses incurred by the Administrative Agent, on behalf of the Secured Parties, by reason of the employment of such custodian shall be paid by such Grantor on demand from time to time and shall be added to the Secured Obligations secured by the Collateral, and any amounts not so paid on demand (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

     9. Specific Collateral.

     (a) Accounts. With respect to its Accounts whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties that:

          (i) Each Grantor shall keep accurate and complete records of its Accounts ("Account Records") and from time to time at reasonable intervals designated by the Administrative Agent such Grantor shall provide the Administrative Agent with a schedule of Accounts in form and substance acceptable to the Administrative Agent describing all Accounts created or acquired by such Grantor ("Schedule of Accounts"); provided, however, that such Grantor's failure to execute and deliver any such Schedule of Accounts shall not affect or limit the Administrative Agent's security interest or other rights in and to any Accounts for the benefit of the Secured Parties. If requested by the Administrative Agent, each Grantor shall furnish the Administrative Agent with copies of proof of delivery and other documents relating to the Accounts so scheduled, including without limitation repayment histories and present status reports (collectively, "Account Documents") and such other matter and information relating to the status of then existing Accounts as the Administrative Agent shall reasonably request.

          (ii) All Account Records and Account Documents are and shall at all times be located only at such Grantor's current chief executive office as set forth on Schedule 7(f) attached hereto, such other locations as are specifically identified on Schedule 7(f) attached hereto as an "Account Documents location," or as to which the Grantor has complied with Section 7(f) hereof.

          (iii) The Accounts are genuine, are in all respects what they purport to be, are not evidenced by an instrument or document or, if evidenced by an instrument or document, are only evidenced by one original instrument or document.

          (iv) The Accounts cover bona fide sales and deliveries of Inventory usually dealt in by such Grantor, or the rendition by such Grantor of services, to an Account Debtor in the ordinary course of business.

          (v) The amounts of the face value of any Account shown or reflected on any Schedule of Accounts, invoice statement, or certificate delivered to the Administrative Agent, are actually owing to such Grantor and are not contingent for any reason; and there are no setoffs, discounts, allowances, claims, counterclaims or disputes of any kind or description in an amount greater than $100,000 in the aggregate, or greater than $25,000 individually, existing or asserted with respect thereto and such Grantor has not made any agreement with any Account Debtor thereunder for any deduction therefrom, except as may be stated in the Schedule of Accounts and reflected in the calculation of the face value of each respective invoice related thereto.

          (vi) Except for conditions generally applicable to such Grantor's industry and markets, there are no facts, events, or occurrences known to such Grantor pertaining particularly to any Accounts which are reasonably expected to materially impair in any way the validity, collectibility or enforcement of Accounts that would reasonably be likely, in the aggregate, to be of material economic value, or in the aggregate materially reduce the amount payable thereunder from the amount of the invoice face value shown on any Schedule of Accounts, or on any certificate, contract, invoice or statement delivered to the Administrative Agent with respect thereto.

          (vii) The goods or services giving rise thereto are not, and were not at the time of the sale or performance thereof, subject to any Lien, claim, encumbrance or security interest, except those of the Administrative Agent for the benefit of Secured Parties and Permitted Liens.

          (viii) In the event any amounts due and owing in excess of $25,000 individually, or $100,000 in the aggregate amount, are in dispute between any Account Debtor and a Grantor (which shall include without limitation any dispute in which an offset claim or counterclaim may result), such Grantor shall provide the Administrative Agent with written notice thereof as soon as practicable, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy.

     (b) Inventory. With respect to its Inventory whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties that:

          (i) Each Grantor shall keep accurate and complete records itemizing and describing the kind, type, location and quantity of Inventory, its cost therefor and the selling price of Inventory held for sale, and the daily withdrawals therefrom and additions thereto, and shall furnish to the Administrative Agent from time to time at reasonable intervals designated by the Administrative Agent, a current schedule of Inventory ("Schedule of Inventory") based upon its most recent physical inventory and its daily inventory records. Each Grantor shall conduct a physical inventory no less frequently than annually, and shall furnish to the Administrative Agent such other documents and reports thereof as the Administrative Agent shall reasonably request with respect to the Inventory.

          (ii) All Inventory is and shall at all times be located only at such Grantor's locations as set forth on Schedule 7(f) attached hereto or at such other locations as to which such Grantor has complied with Section 7(f) hereof. No Grantor shall, other than in the ordinary course of business in connection with its sale, lease, license or other permitted disposition, remove any Inventory having an aggregate value in excess of that stated in the preceding sentence from such locations.

          (iii) If any Account Debtor returns any Inventory to a Grantor after shipment thereof, and such return generates a credit in excess of $25,000 on any individual Account or $100,000 in the aggregate on any Accounts of such Account Debtor, such Grantor shall notify the Administrative Agent in writing of the same as soon as practicable.

     (c) Supporting Obligations. With respect to its Supporting Obligations whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties that:

          (i) Each Grantor shall from time to time at the Administrative Agent's request, furnish a current list identifying in reasonable detail each Supporting Obligation relating to any Collateral from a single obligor in excess of $25,000, and (ii) upon the request of the Administrative Agent from time to time following the occurrence and during the continuance of any Default or Event of Default, deliver to the Administrative Agent the originals of all documents evidencing or constituting Supporting Obligations, together with such other documentation (executed as appropriate by the Grantor) and information as may be necessary to enable the Administrative Agent to realize upon the Supporting Obligations in accordance with their respective terms or transfer the Supporting Obligations as may be permitted under the Loan Documents or by applicable law.

          (ii) With respect to each letter of credit that constitutes a Supporting Obligation and has an aggregate stated amount available to be drawn in excess of $25,000, each Grantor shall, at the request of the Administrative Agent, cause the issuer thereof to execute and deliver to the Administrative Agent a Qualifying Control Agreement.

     10. Casualty and Liability Insurance Required.

     (a) Each Grantor will keep the Collateral continuously insured against such risks as are customarily insured against by businesses of like size and type engaged in the same or similar operations including:

          (i) casualty insurance on the Inventory in an amount not less than the full insurable value thereof, against loss or damage by theft, fire, lightning and other hazards ordinarily included under uniform broad form standard extended coverage policies, limited only as may be provided in the standard broad form of extended coverage endorsement at the time in use in the states in which the Collateral is located;

          (ii) comprehensive general liability insurance against claims for bodily injury, death or property damage occurring with or about such Collateral (such coverage to include provisions waiving subrogation against the Secured Parties), with the Administrative Agent and the Lenders as additional insureds thereunder, in amounts as shall be reasonably satisfactory to Administrative Agent;

          (iii) liability insurance with respect to the operation of its facilities under the workers' compensation laws of the states in which such Collateral is located, in amounts as shall be reasonably satisfactory to Administrative Agent; and

          (iv) business interruption insurance in amounts as shall be reasonably satisfactory to Administrative Agent.

     (b) Each insurance  policy obtained in satisfaction of the  requirements of
Section 10(a):

          (i) may be provided by blanket policies now or hereafter maintained by each or any Grantor or by a Borrower;

          (ii) shall be issued by such insurer (or insurers) as shall be financially responsible, of recognized standing and reasonably acceptable to the Administrative Agent;

          (iii) shall be in such form and have such provisions (including without limitation the loss payable clause, the waiver of subrogation clause, the deductible amount, if any, and the standard mortgagee endorsement clause) as are generally considered standard provisions for the type of insurance involved and are reasonably acceptable in all respects to the Administrative Agent;

          (iv) shall prohibit cancellation or substantial modification, termination or lapse in coverage by the insurer without at least 30 days' prior written notice to the Administrative Agent, except for non-payment of premium, as to which such policies shall provide for at least ten (10) days' prior written notice to the Administrative Agent;

          (v) without limiting the generality of the foregoing, all insurance policies where applicable under Section 10(a)(i) carried on the Collateral shall name the Administrative Agent, for the benefit of the Secured Parties, as loss payee and the Administrative Agent and Lenders as parties insured thereunder in respect of any claim for payment.

     (c) Prior to expiration of any such policy, such Grantor shall furnish the Administrative Agent with evidence satisfactory to the Administrative Agent that the policy or certificate has been renewed or replaced or is no longer required by this Security Agreement.

     (d) Each Grantor hereby makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent), for the benefit of the Secured Parties, as such Grantor's true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item or payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance, which appointment is coupled with an interest and is irrevocable; provided, however, that the powers pursuant to such appointment shall be exercisable only upon the occurrence and during the continuation of an Event of Default.

     (e) In the event such Grantor shall fail to maintain, or fail to cause to be maintained, the full insurance coverage required hereunder or shall fail to keep any of its Collateral in good repair and good operating condition, the Administrative Agent may (but shall be under no obligation to), without waiving or releasing any Secured Obligation or Default or Event of Default by such Grantor hereunder, contract for the required policies of insurance and pay the premiums on the same or make any required repairs, renewals and replacements; and all sums so disbursed by Administrative Agent, including reasonable attorneys' fees, court costs, expenses and other charges related thereto, shall be payable on demand by such Grantor to the Administrative Agent, shall be additional Secured Obligations secured by the Collateral, and (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

     (f) Each Grantor agrees that to the extent that it shall fail to maintain, or fail to cause to be maintained, the full insurance coverage required by
Section 10(a), it shall in the event of any loss or casualty pay promptly to the Administrative Agent, for the benefit of the Secured Parties, to be held in a separate account for application in accordance with the provisions of Sections 10(h), such amount as would have been received as Net Proceeds (as hereinafter defined) by the Administrative Agent, for the benefit of the Secured Parties, under the provisions of Section 10(h) had such insurance been carried to the extent required.

     (g) The Net Proceeds of the insurance carried pursuant to the provisions of Sections 10(a)(ii) and 10(a)(iii) shall be applied by such Grantor toward satisfaction of the claim or liability with respect to which such insurance proceeds may be paid. So long as no Default or Event of Default has occurred, the Net Proceeds of insurance carried pursuant to the provisions of Section 10(a)(iv) shall be paid to such Grantor.

     (h) The Net Proceeds of the insurance carried with respect to the Collateral pursuant to the provisions of Section 10(a)(i) hereof shall be paid to such Grantor and held by such Grantor in a separate account and applied, as long as no Event of Default shall have occurred and be continuing, as follows: after any loss under any such insurance and payment of the proceeds of such insurance, each Grantor shall have a period of 30 days after payment of the insurance proceeds with respect to such loss to elect to either (x) apply such Net Proceeds to repair or replace the Collateral so damaged, (y) deliver such Net Proceeds to the Administrative Agent, for the benefit of the Secured Parties, as additional Collateral or (z) apply such Net Proceeds to the acquisition of tangible assets constituting Collateral used or useful in the conduct of the business of such Grantor, subject to the provisions of this Security Agreement. If such Grantor elects to repair or replace the Collateral so damaged, such Grantor agrees the Collateral shall be repaired to a condition substantially similar to or of better quality or higher value than its condition prior to damage or replaced with Collateral in a condition substantially similar to or of better quality or higher value than the condition of the Collateral so replaced prior to damage. At all times during which an Event of Default shall have occurred and be continuing, the Administrative Agent shall be entitled to receive direct and immediate payment of the proceeds of such insurance and such Grantor shall take all action as the Administrative Agent may reasonably request to accomplish such payment. Notwithstanding the foregoing, in the event such Grantor shall receive any such proceeds, such Grantor shall immediately deliver such proceeds to such Administrative Agent for the benefit of the Secured Parties as additional Collateral, and pending such delivery shall hold such proceeds in trust for the benefit of the Secured Parties and keep the same segregated from its other funds.

     (i) "Net Proceeds" when used with respect to any insurance proceeds shall mean the gross proceeds from such proceeds, award or other amount, less all taxes, fees and expenses (including attorneys' fees) incurred in the realization thereof.

     (j) In case of any material damage to, destruction or loss of, or claim or proceeding against, all or any material part of the Collateral pledged hereunder by a Grantor, such Grantor shall give prompt notice thereof to the Administrative Agent. Each such notice shall describe generally the nature and extent of such damage, destruction, loss, claim or proceeding. Subject to
Section 10(d), each Grantor is hereby authorized and empowered to adjust or compromise any loss under any such insurance other than losses relating to claims made directly against any Secured Party as to which the insurance described in Section 10(a)(ii) or (iii) is applicable.

     (k) The provisions contained in this Security Agreement pertaining to insurance shall be cumulative with any additional provisions imposing additional insurance requirements with respect to the Collateral or any other property on which a Lien is conferred under any Security Instrument.

     11. Rights and Remedies Upon Event of Default. Upon and after an Event of Default, the Administrative Agent shall have the following rights and remedies on behalf of the Secured Parties in addition to any rights and remedies set forth elsewhere in this Security Agreement or the other Loan Documents, all of which may be exercised with or, if allowed by law, without notice to a Grantor:

     (a) All of the rights and remedies of a secured party under the UCC or under other applicable law, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, to the extent permitted by law, in addition to any other rights and remedies contained in this Security Agreement or any other Loan Document;

     (b) The right to foreclose the Liens and security interests created under this Security Agreement by any available judicial procedure or without judicial process;

     (c) The right to (i) enter upon the premises of a Grantor through self-help and without judicial process, without first obtaining a final judgment or giving such Grantor notice or opportunity for a hearing on the validity of the Administrative Agent's claim and without any obligation to pay rent to such Grantor, or any other place or places where any Collateral is located and kept, and remove the Collateral therefrom to the premises of the Administrative Agent or any agent of the Administrative Agent, for such time as the Administrative Agent may desire, in order effectively to collect or liquidate the Collateral,
(ii) require such Grantor or any bailee or other agent of such Grantor to assemble the Collateral and make it available to the Administrative Agent at a place to be designated by the Administrative Agent that is reasonably convenient to both parties, and (iii) notify any or all Persons party to a Qualifying Control Agreement or who otherwise have possession of or control over any Collateral of the occurrence of an Event of Default and other appropriate circumstances, and exercise control over and take possession or custody of any or all Collateral in the possession, custody or control of such other Persons;

     (d) The right to (i) exercise all of a Grantor's rights and remedies with respect to the collection of Accounts, Instruments, and Supporting Obligations (collectively, "Payment Collateral"), including the right to demand payment thereof and enforce payment, by legal proceedings or otherwise; (ii) settle, adjust, compromise, extend or renew all or any Payment Collateral or any legal proceedings pertaining thereto; (iii) discharge and release all or any Payment Collateral; (iv) take control, in any manner, of any item of payment or proceeds referred to in Section 5 above; (v) prepare, file and sign a Grantor's name on any Proof of Claim in bankruptcy, notice of Lien, assignment or satisfaction of Lien or similar document in any action or proceeding adverse to any obligor under any Payment Collateral or otherwise in connection with any Payment Collateral; (vi) endorse the name of a Grantor upon any document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to any Collateral; (vii) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to any Collateral to which a Grantor has access; (viii) open such Grantor's mail and collect any and all amounts due to such Grantor from any Account Debtors or other obligor in respect of Payment Collateral; (ix) take over such Grantor's post office boxes or make other arrangements as the Administrative Agent, on behalf of the Secured Parties, deems necessary to receive such Grantor's mail, including notifying the post office authorities to change the address for delivery of such Grantor's mail to such address as the Administrative Agent, on behalf of the Secured Parties, may designate; (x) notify any or all Account Debtors or other obligor on any Payment Collateral that such Payment Collateral has been assigned to the Administrative Agent for the benefit of the Secured Parties and that the Administrative Agent has a security interest therein for the benefit of the Secured Parties (provided that the Administrative Agent may at any time give such notice to an Account Debtor that is a department, agency or authority of the United States government); each Grantor hereby agrees that any such notice, in the Administrative Agent's sole discretion, may (but need not) be sent on such Grantor's stationery, in which event such Grantor shall co-sign such notice with the Administrative Agent; and (xi) do all acts and things and execute all documents necessary, in Administrative Agent's sole discretion, to collect the Payment Collateral; and

         (e) Subject to the terms of the applicable Beverage Agreement, the right to sell all or any Collateral in its then existing condition, or after any further manufacturing or processing thereof, at such time or times, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, with or without representations and warranties, all as the Administrative Agent, in its sole discretion, may deem advisable. The Administrative Agent shall have the right to conduct such sales on a Grantor's premises or elsewhere and shall have the right to use a Grantor's premises without charge for such sales for such time or times as the Administrative Agent may see fit. The Administrative Agent may, if it deems it reasonable, postpone or adjourn any sale of the Collateral from time to time by an announcement at the time and place of such postponed or adjourned sale, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that the Administrative Agent has no obligation to preserve rights to the Collateral against prior parties or to marshall any Collateral for the benefit of any Person. Subject to the terms of the applicable Beverage Agreement, the Administrative Agent for the benefit of the Secured Parties is hereby granted a license or other right to use, without charge, each Grantor's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral and a Grantor's rights under any license and any franchise agreement shall inure to the Administrative Agent's benefit. If any of the Collateral shall require repairs, maintenance, preparation or the like, or is in process or other unfinished state, the Administrative Agent shall have the right, but shall not be obligated, to perform such repairs, maintenance, preparation, processing or completion of manufacturing for the purpose of putting the same in such saleable form as the Administrative Agent shall deem appropriate, but the Administrative Agent shall have the right to sell or dispose of the Collateral without such processing and no Grantor shall have any claim against the Administrative Agent for the value that may have been added to such Collateral with such processing. In addition, each Grantor agrees that in the event notice is necessary under applicable law, written notice mailed to such Grantor in the manner specified herein seven (7) days prior to the date of public sale of any of the Collateral or prior to the date after which any private sale or other disposition of the Collateral will be made shall constitute commercially reasonable notice to such Grantor. All notice is hereby waived with respect to any of the Collateral which threatens to decline speedily in value or is of a type customarily sold on a recognized market. The Administrative Agent may purchase all or any part of the Collateral at public or, if permitted by law, private sale, free from any right of redemption which is hereby expressly waived by such Grantor and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Secured Obligations. Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of certain of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable state law, and may be otherwise delayed or adversely affected in effecting any sale by reason of present or future restrictions thereon imposed by governmental authorities ("Affected Collateral"), and that as a consequence of such prohibitions and restrictions the Administrative Agent may be compelled (i) to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire Affected Collateral for their own account, for investment and not with a view to the distribution or resale thereof, or (ii) to seek regulatory approval of any proposed sale or sales, or (iii) to limit the amount of Affected Collateral sold to any Person or group. Each Grantor agrees and acknowledges that private sales so made may be at prices and upon terms less favorable to such Grantor than if such Affected Collateral was sold either at public sales or at private sales not subject to other regulatory restrictions, and that the Administrative Agent has no obligation to delay the sale of any Affected Collateral for the period of time necessary to permit the Grantor or any other Person to register or otherwise qualify them under or exempt them from any applicable restriction, even if such Grantor or other Person would agree to register or otherwise qualify or exempt such Affected Collateral so as to permit a public sale under the Securities Act or applicable state law. Each Grantor further agrees, to the extent permitted by applicable law, that the use of private sales made under the foregoing circumstances to dispose of Affected Collateral shall be deemed to be dispositions in a commercially reasonable manner. Each Grantor hereby acknowledges that a ready market may not exist for Affected Collateral that is not traded on a national securities exchange or quoted on an automated quotation system.

The net cash proceeds resulting from the collection, liquidation, sale, or other disposition of the Collateral shall be applied first to the expenses (including all attorneys' fees) of retaking, holding, storing, processing and preparing for sale, selling, collecting, liquidating and the like, and then to the satisfaction of all Secured Obligations in accordance with the terms of Section
11.5 of the Credit Agreement. Each Grantor shall be liable to the Administrative Agent, for the benefit of the Secured Parties, and shall pay to the Administrative Agent, for the benefit of the Secured Parties, on demand any deficiency which may remain after such sale, disposition, collection or liquidation of the Collateral.

         12. Attorney-in-Fact. Each Grantor hereby appoints the Administrative Agent as the Grantor's attorney-in-fact for the purposes of carrying out the provisions of this Security Agreement and taking any action and executing any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest; provided, that the Administrative Agent shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of an Event of Default. Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right and power

     (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

     (b) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) above;

     (c) to endorse such Grantor's name on any checks, notes, drafts or any other payment relating to or constituting proceeds of the Collateral which comes into the Administrative Agent's possession or the Administrative Agent's control, and deposit the same to the account of the Administrative Agent, for the benefit of the Secured Parties, on account and for payment of the Secured Obligations.

     (d) to file any claims or take any action or institute any proceedings that the Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agent, for the benefit of the Secured Parties, with respect to any of the Collateral; and

     (e) to  execute,  in  connection  with  any sale or  other  disposition  of
Collateral  provided  for  herein,  any  endorsement,   assignments,   or  other
instruments of conveyance or transfer with respect thereto.

     13. Reinstatement. The granting of a security interest in the Collateral and the other provisions hereof shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by any Secured Party, whether upon the insolvency, bankruptcy or reorganization of any Grantor or any other Credit Party or otherwise, all as though such payment had not been made. The provisions of this Section 13 shall survive repayment of all of the Secured Obligations and the termination or expiration of this Security Agreement in any manner, including but not limited to termination upon occurrence of the Facility Termination Date.

     14. Certain Waivers by the Grantors. Each Grantor waives to the extent permitted by applicable law (a) any right to require any Secured Party or any other obligee of the Secured Obligations to (x) proceed against any Person or entity, including without limitation any Credit Party, (y) proceed against or exhaust any Collateral or other collateral for the Secured Obligations, or (z) pursue any other remedy in its power; (b) any defense arising by reason of any disability or other defense of any other Person, or by reason of the cessation from any cause whatsoever of the liability of any other Person or entity, (c) any right of subrogation, (d) any right to enforce any remedy which any Secured Party or any other obligee of the Secured Obligations now has or may hereafter have against any other Person and any benefit of and any right to participate in any collateral or security whatsoever now or hereafter held by the
Administrative Agent for the benefit of the Secured Parties. Each Grantor authorizes each Secured Party and each other obligee of the Secured Obligations without notice (except notice required by applicable law) or demand and without affecting its liability hereunder or under the Loan Documents from time to time to: (i) take and hold security, other than the Collateral herein described, for the payment of such Secured Obligations or any part thereof, and exchange, enforce, waive and release the Collateral herein described or any part thereof or any such other security; and (ii) apply such Collateral or other security and direct the order or manner of sale thereof as such Secured Party or obligee in its discretion may determine.

     The Administrative Agent may at any time deliver (without representation, recourse or warranty) the Collateral or any part thereof to a Grantor and the receipt thereof by such Grantor shall be a complete and full acquittance for the Collateral so delivered, and the Administrative Agent shall thereafter be discharged from any liability or responsibility therefor.

         15. Continued Powers. Until the Facility Termination Date shall have occurred, the power of sale and other rights, powers and remedies granted to the Administrative Agent for the benefit of the Secured Parties hereunder shall continue to exist and may be exercised by the Administrative Agent at any time and from time to time.

     16. Other Rights. The rights, powers and remedies given to the Administrative Agent for the benefit of the Secured Parties by this Security Agreement shall be in addition to all rights, powers and remedies given to the Administrative Agent or any Secured Party under any Related Agreement or by virtue of any statute or rule of law. Any forbearance or failure or delay by the Administrative Agent in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of the Secured Parties shall continue in full force and effect until such right, power or remedy is specifically waived in accordance with the terms of the Credit Agreement.

     17. Anti-Marshaling Provisions. The right is hereby given by each Grantor to the Administrative Agent, for the benefit of the Secured Parties, to make releases (whether in whole or in part) of all or any part of the Collateral agreeable to the Administrative Agent without notice to, or the consent, approval or agreement of other parties and interests, including junior lienors, which releases shall not impair in any manner the validity of or priority of the Liens and security interests in the remaining Collateral conferred hereunder, nor release any Grantor from personal liability for the Secured Obligations. Notwithstanding the existence of any other security interest in the Collateral held by the Administrative Agent, for the benefit of the Secured Parties, the Administrative Agent shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided in this Security Agreement. Each Grantor hereby waives any and all right to require the marshaling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein or in any Related Agreement.

     18. Entire Agreement. This Security Agreement, together with the Credit Agreement and other Loan Documents, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as contained in the Loan Documents. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Neither this Security Agreement nor any portion or provision hereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than as provided in the Credit Agreement.

     19. Third Party Reliance. Each Grantor hereby consents and agrees that all issuers of or obligors in respect of any Collateral, and all securities intermediaries, warehousemen, bailees, public officials and other Persons having any interest in, possession of, control over or right, privilege, duty or discretion in respect of, any Collateral shall be entitled to accept the provisions hereof as conclusive evidence of the right of the Administrative Agent, on behalf of the Secured Parties, to exercise its rights hereunder with respect to the Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by any Grantor or any other Person to any of such Persons.

     20. Binding Agreement; Assignment. This Security Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and to their respective successors and assigns, except that no Grantor shall be permitted to assign this Security Agreement or any interest herein or, except as expressly permitted herein or in the Credit Agreement, in the Collateral or any part thereof, or otherwise, except as expressly permitted herein or in the Credit Agreement, pledge, encumber or grant any option with respect to the Collateral or any part thereof. Without limiting the generality of the foregoing sentence of this Section 20, any Lender may assign to one or more Persons, or grant to one or more Persons participations in or to, all or any part of its rights and obligations under the Credit Agreement (to the extent permitted by the Credit Agreement); and to the extent of any such assignment or participation such other Person shall, to the fullest extent permitted by law, thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject however, to the provisions of the Credit Agreement, including Article XII thereof (concerning the Administrative Agent) and Section 13.1 thereof (concerning assignments and participations). All references herein to the Administrative Agent and to the Secured Parties shall include any successor thereof or permitted assignee, and any other obligees from time to time of the Secured Obligations.

     21. Swap Agreements. All obligations of each Grantor under or in respect of Swap Agreements (which are not prohibited under the terms of the Credit Agreement) to which any Lender or any affiliate of any Lender is a party, shall be deemed to be Secured Obligations secured hereby, and each Lender or affiliate of a Lender party to any such Swap Agreement shall be deemed to be a Secured Party hereunder with respect to such Secured Obligations; provided, however, that such obligations shall cease to be Secured Obligations at such time as such Person (or affiliate of such Person) shall cease to be a "Lender" under the Credit Agreement.

     22. Severability. The provisions of this Security Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Security Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

     23. Counterparts. This Security Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Security Agreement to produce or account for more than one such counterpart executed by the Grantor against whom enforcement is sought.

     24. Termination. Subject to the provisions of Section 13, this Security Agreement and all obligations of the Grantors hereunder (excluding those obligations and liabilities that expressly survive such termination) shall terminate without delivery of any instrument or performance of any act by any party on the Facility Termination Date. Upon such termination of this Security Agreement, the Administrative Agent shall, at the request and sole expense of the Grantors, promptly deliver to the Grantors such termination statements and take such further actions as the Grantors may reasonably request to terminate of record, or otherwise to give appropriate notice of the termination of, any Lien conferred hereunder.

     25. Indemnification. Without limitation of Section 13.9 of the Credit Agreement or any other indemnification provision in any Loan Document, the Grantors agree jointly and severally to indemnify and hold harmless each Secured Party and each of their affiliates, and their respective officers, directors, employees, agents, and advisors (each, an "Indemnified Party"), from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of defense in connection therewith) the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans or other extension of credit under the Loan Documents except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 25 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Grantor or any other Credit Party, any of their respective directors, shareholders or creditors, or an Indemnified Party or any other Person, or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. Each Grantor agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to it, any of its subsidiaries or affiliates, or any security holders or creditors thereof arising out of, related to or in connection with the transactions contemplated herein or in the other Loan Documents, except to the extent that such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have directly resulted from such Indemnified Party's gross negligence or willful misconduct. Each Grantor agrees not to assert any claim against any Secured Party, any of its affiliates, or any of their respective directors, officers, employees, attorneys, agents, or advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Loan Documents, any of the transactions contemplated therein or the actual or proposed use of the proceeds of the Loans or other extensions of credit under the Loan Documents. The agreements in this Section 25 shall survive repayment of all of the Secured Obligations and the termination or expiration of this Security Agreement in any manner, including but not limited to termination upon occurrence of the Facility Termination Date.

     26. Notices. Any notice required or permitted hereunder shall be given (a) with respect to the Borrower, at the address for the giving of notice then in effect under the Credit Agreement, (b) with respect to any Grantor, at the address then in effect for the giving of notices to such Grantor under the Facility Guaranty to which it is a party, and (c) with respect to the Administrative Agent or a Lender, at the Administrative Agent's address indicated in Section 13.2 of the Credit Agreement. All such addresses may be modified, and all such notices shall be given and shall be effective, as provided in Section 13.2 of the Credit Agreement.

     27. Rules of Interpretation. The rules of interpretation contained in Sections 1.2(c) through 1.2(l) of the Credit Agreement shall be applicable to this Security Agreement and are hereby incorporated by reference. All representations and warranties contained herein shall survive the delivery of documents and any extension of credit referred to herein or secured hereby.

     28. Governing Law; Waivers.

          (a) THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE; PROVIDED THAT
     (i) WITH RESPECT TO THOSE INSTANCES IN WHICH THE APPLICABLE CHOICE OF LAWS RULES OF SUCH STATE, INCLUDING SECTION 9-103 OF THE UCC, REQUIRE THAT THE MANNER OF CREATION OF A SECURITY INTEREST IN SPECIFIC COLLATERAL OR THE MANNER OR EFFECT OF PERFECTION OR NONPERFECTION OR THE RULES GOVERNING PRIORITY OF SECURITY INTERESTS ARE TO BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION, THEN THE LAWS OF SUCH OTHER JURISDICTION SHALL GOVERN SUCH MATTERS, (ii) EACH CONTROL AGREEMENT (INCLUDING EACH QUALIFYING CONTROL AGREEMENT) APPLICABLE TO ANY SECURITIES ACCOUNT OR DEPOSIT ACCOUNT SHALL BE GOVERNED BY THE LAWS OF THE JURISDICTION SPECIFIED IN SUCH CONTROL AGREEMENT, OR OTHERWISE BY THE LAWS OF THE JURISDICTION THAT GOVERN THE SECURITIES ACCOUNT OR DEPOSIT ACCOUNT TO WHICH SUCH CONTROL AGREEMENT RELATES, AND (iii) IN THOSE INSTANCES IN WHICH THE LAWS OF THE JURISDICTION IN WHICH COLLATERAL IS LOCATED GOVERN MATTERS PERTAINING TO THE METHODS AND EFFECT OF REALIZING ON COLLATERAL, SUCH LAWS SHALL BE GIVEN EFFECT WITH RESPECT TO SUCH MATTERS.

          (b) EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE
     INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF MECKLENBURG, STATE OF NORTH CAROLINA, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS SECURITY AGREEMENT, EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY HAVE NOW OR HEREAFTER TO THE LAYING OF THE VENUE OR TO THE JURISDICTION OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

          (c)  EACH  GRANTOR  AGREES  THAT  SERVICE  OF  PROCESS  MAY BE MADE BY
     PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF SUCH PARTY PROVIDED IN
     SECTION 26 OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF NORTH CAROLINA.

          (d) NOTHING CONTAINED IN SUBSECTIONS (b) OR (c) HEREOF SHALL PRECLUDE ANY GRANTOR FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR THE OTHER LOAN DOCUMENTS IN THE COURTS OF ANY PLACE WHERE ANY OTHER PARTY OR ANY OF SUCH PARTY'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, EACH GRANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, THE JURISDICTION OF ANY OTHER COURT OR COURTS WHICH NOW OR HEREAFTER, BY REASON OF ITS PRESENT OR FUTURE DOMICILE, OR OTHERWISE, MAY BE AVAILABLE UNDER APPLICABLE LAW.

          (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS SECURITY AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THE FOREGOING, EACH PARTY HEREBY AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY EXPRESSLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION, SUIT OR PROCEEDING.

          (f) EACH GRANTOR HEREBY EXPRESSLY WAIVES ANY OBJECTION IT MAY HAVE THAT ANY COURT TO WHOSE JURISDICTION IT HAS SUBMITTED PURSUANT TO THE TERMS HEREOF IS AN INCONVENIENT FORUM.

                            [Signature pages follow]

     IN WITNESS WHEREOF, the parties have duly executed this Security Agreement on the day and year first written above.

                                    GRANTORS

                                    PEPSI AMERICA, INC.


                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________


                                   DAKBEV, LLC

                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________


                             Signature Page 1 of 2

                                    ADMINISTRATIVE AGENT:

                                    BANK OF AMERICA, N. A., as Administrative
                                    Agent for the Lenders

                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                             Signature Page 2 of 2

                                   SCHEDULE 1

     For purposes of this Security Agreement, a "Qualifying Control Agreement" shall mean each of the following, as applicable to the respective items or types of property in which the Grantor now has or may hereafter acquire an interest:

          (a) With respect to Investment Property credited to any securities account, an agreement executed by the applicable securities intermediary substantially in the form of Schedule 1-A hereto or in such other form as may be consented to by the Administrative Agent in its discretion;

          (b) With respect to deposit accounts or tangible personal property Collateral in the possession, custody or control of any warehouseman or other bailee, an acknowledgment and agreement executed by the depositary institution or bailee (each, a "Custodian"), as the case may be, in form and substance acceptable to the Administrative Agent and in which the Custodian (i) acknowledges the Lien created hereunder (and, in the case of any Custodian of tangible personal property, that such Custodian holds such Collateral for the Administrative Agent for the benefit of the Secured Parties), (ii) agrees to discontinue accepting requests or demands from or on behalf of the applicable Grantor for access to or possession of any Collateral of which it is Custodian upon receipt of notice from the Administrative Agent that a Default or Event of Default has occurred and is continuing (a "Default Notice"), until such time as the Administrative Agent may furnish it with a subsequent notice that such Default or Event of Default has been cured or waived, (iii) agrees to make the Collateral of which it is Custodian available to the Administrative Agent at the request of the Administrative Agent, without requiring further consent from the Grantor, following receipt of any Default Notice from the Administrative Agent, (iv) agrees that it will not consent to or acknowledge any Lien on Collateral of which it is Custodian in favor of any other Person and, as to Deposit Accounts only, agrees that it will not permit any withdrawals from such deposit accounts, until it receives notice from the Administrative Agent that all Liens on such Collateral in favor of the Secured Parties have been released or terminated, (v) agrees to waive or subordinate to the Lien conferred hereunder, on terms acceptable to the Administrative Agent, any lien, claim, or right of setoff or recoupment (whether statutory or consensual) in favor of the Custodian on any of the Collateral; provided, however, deposit account Custodians may retain a prior Lien solely for the payment of routine deposit account maintenance and activity charges, and
     (vi) in the case of any warehouseman or other bailee of tangible personal property collateral, agrees to deliver (and accompanies such agreement with any then existing) warehouse receipts or other Documents pertaining to such Collateral ;

          (c) With respect to letter of credit rights (including those constituting Supporting Obligations), an acknowledgment and agreement of the issuer (the "Issuer") of the related letter of credit in form and substance acceptable to the Administrative Agent and in which the Issuer
     (i) acknowledges the Lien in favor of the Administrative Agent conferred hereunder in proceeds of drawings under the related letter of credit, (ii) agrees that it will not acknowledge any Lien in favor of any other Person on letter of credit rights until it receives notice from the Administrative Agent that all Liens on such Collateral in favor of the Secured Parties have been released or terminated, and (iii) to the extent not inconsistent with the express terms of the related letter of credit, agrees that upon receipt of notice from the Administrative Agent that an Event of Default has occurred and is continuing, it will make all payments of drawings honored by it under the related letter of credit to the Administrative Agent, notwithstanding any contrary instruction received from the Grantor; and

          (d) With respect to any Investment Property (x) that is not (i) a certificated security or (ii) a security entitlement maintained in a securities account and (y) as to which a registrar (the "Registrar") has been or is at any time appointed to maintain records for the registry of the ownership or transfer of ownership of such Investment Property, an acknowledgment and agreement of the Registrar in form and substance acceptable to the Administrative Agent and in which the Registrar (i) acknowledges that the Grantor is at the date of such acknowledgment the sole record and, to its knowledge, beneficial owner of the Investment Property, (ii) acknowledges the Lien in favor of the Administrative Agent conferred hereunder and that such Lien will be reflected on the registry for such Investment Property, (iii) agrees that it will not register any
     transfer  of  such  Investment   Property  nor  register,   consent  to  or
     acknowledge any Lien in favor of any other Person on such Investment Property, without the prior written consent of the Administrative Agent in each instance, until it receives notice from the Administrative Agent that all Liens on such Collateral in favor of the Secured Parties have been released or terminated, and (iv) agrees that upon receipt of notice from the Administrative Agent that an Event of Default has occurred and is continuing and that the Investment Property identified in such notice have been transferred to a transferee identified in such notice, it will duly record such transfer of Investment Property on the appropriate registry without requiring further consent from the Grantor and shall thereafter treat such transferee as the sole record and beneficial owner of such Investment Property pending further transfer, notwithstanding any contrary instruction received from the Grantor.

                                  SCHEDULE 1-A

                            ACCOUNT CONTROL AGREEMENT

     Bank of America, N.A., as Administrative Agent (in such capacity, the "Administrative Agent") for the Lenders (the "Lenders" and, together with the Administrative Agent, the "Secured Parties") under that certain Credit Agreement dated as of October 15, 1999 (as amended, supplemented or restated from time to time, the "Credit Agreement") among the Administrative Agent, the Lenders, and ________________ ("Debtor"), the undersigned Broker-Dealer ("Broker"), and Debtor hereby agree as follows:

                                    PREAMBLE:

     1. Broker has established a securities account number __________ in the name of Debtor (the "Account").

     2. Debtor has granted the Administrative Agent a security interest in the Account for the benefit of the Secured Parties pursuant to agreement.

     3. Administrative Agent, Debtor and Broker are entering into this Agreement to provide for the control of the Account and to perfect the security interest of Administrative Agent in the Account.

                                     TERMS:

     Section 1. The Account. Broker hereby represents and warrants to Administrative Agent and Debtor that (a) the Account has been established in the name of Debtor as recited above, (b) Exhibit A hereto is a complete and accurate statement of the Account and the financial assets carried therein and any free credit balance thereunder as of the date thereof, (c) Exhibit A does not reflect any financial assets which are registered in the name of Debtor, payable to its order, or specially endorsed to it, which have not been endorsed to Broker or in blank, (d) the security entitlements arising out of the financial assets carried in the Account and such free credit balance are valid and legally binding obligations of Broker, and (e) except for the claims and interest of Administrative Agent and Debtor in the Account (subject to any claim in favor of Broker permitted under Section 2), Broker does not know any of claim to or interest in Account. Broker will treat all property held by it in the Account as financial assets under Article 8 of the Uniform Commercial Code of the State of _________________ (the "State").

     Section 2. Priority of Lien. Broker hereby acknowledges the security interest granted to Administrative Agent for the benefit of the Secured Parties by Debtor. Broker hereby confirms that the Account is a cash account and that it will not advance any margin or other credit to Debtor therein, either directly by executing purchase orders in excess of any credit balance or money market mutual funds held in the Account, executing sell orders on securities not held in the Account, or by allowing Debtor to trade in instruments such as options and commodities contracts that create similar obligations, nor hypothecate any securities carried in the Account. Broker hereby subordinates, to Administrative Agent's security interest in the Account and to the payment and performance of all obligations and liabilities of Debtor to any of the Secured Parties secured by the Account, all liens, encumbrances, claims and rights of setoff or recoupment it may have against the Account or any property in the Account and agrees that, except for payment of its customary fees and commissions pursuant to its agreement with Debtor pertaining to the Account (the "Customer Agreement") and for payment of the purchase price of property purchased for the Account in compliance with this Agreement, it will not assert any such lien, encumbrance, claim or right against the Account or any property in the Account. In the event that, notwithstanding the foregoing subordination, Broker shall receive any cash or other property in respect of any subordinated claim, lien, or right, Broker shall hold such cash or other property in trust for Administrative Agent and, pending delivery thereof to Administrative Agent, maintain such cash or other property in a segregated account. Broker will not agree with any third party that Broker will comply with entitlement orders concerning the Account originated by such third party without the prior written consent of Administrative Agent and Debtor.

     Section 3. Control. Broker will comply with entitlement orders originated by Administrative Agent concerning the Account without further consent by Debtor. Except as otherwise provided in Section 2 above and 4 below, Broker may make trades of financial assets held in the Account at the direction of Debtor, or his authorized representatives, and comply with entitlement orders concerning the Account from Debtor, or its authorized representatives, until such time as Administrative Agent delivers a written notice to Broker that Administrative Agent is thereby exercising exclusive control over the Account. Such notice may be referred to herein as the "Notice of Exclusive Control."

     After Broker receives the Notice of Exclusive Control, it will immediately cease complying with entitlement orders or other directions concerning the Account originated by Debtor or its representatives.

     Section 4. No Withdrawals. Notwithstanding the provisions of Section 3 above, Broker shall neither accept nor comply with any entitlement order from Debtor withdrawing any financial assets from the Account nor deliver any such financial assets (or dividends or income received in respect of such property) to Debtor nor pay any free credit balance or other amount owing from Broker to Debtor with respect to the Account without the specific prior written consent of Administrative Agent, except that until Broker receives a Notice of Exclusive Control, Broker may distribute to Debtor all interest and regular cash dividends received in respect of property in the Account.

     Section 5. Statements, Confirmations and Notices of Adverse Claims. Broker will send copies of all statements, confirmations and other correspondence concerning the Account simultaneously to each of Debtor and Administrative Agent at the address set forth in the heading of this Agreement. If any person asserts any lien, encumbrance or claim in or against the Account or in any financial asset carried therein adverse to Debtor or Administrative Agent, Broker will promptly notify Administrative Agent and Debtor thereof.

     Section 6. Responsibility of Broker. Except for permitting a withdrawal or payment in violation of Section 4 above or advancing margin or other credit to Debtor in violation of Section 2 above, Broker shall have no responsibility or liability to Administrative Agent for making trades of financial assets held in the Account at the direction of Debtor, or his authorized representatives, or complying with entitlement orders concerning the Account from Debtor, or his authorized representatives, which are received by Broker before Broker receives a Notice of Exclusive Control. Broker shall have no responsibility or liability to Debtor for complying with a Notice of Exclusive Control or complying with entitlement orders concerning the Account originated by Administrative Agent. Broker shall have no duty to investigate or make any determination as to whether a default exists under the Credit Agreement or any other agreement between Debtor and any Secured Party and shall comply with a Notice of Exclusive Control even if it believes that no such default exists. This Agreement does not create any obligation or duty of Broker other than those expressly set forth herein.

     Section 7. Tax Reporting. All items of income, gain, expense, and loss recognized in the Account shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name of taxpayer identification number of Debtor.

     Section 8. Customer Agreement. In the event of a conflict between this Agreement and any other agreement between the Broker and the Debtor, the terms of this Agreement will prevail. Regardless of any provision in such agreement, the State shall be deemed to be Broker's location for the purposes of this Agreement and the perfection and priority of Administrative Agent's security interest in the Account.

     Section 9. Termination. The rights and powers granted herein to Administrative Agent have been granted in order to perfect its security interest for the benefit of the Secured Parties in the Account, are powers coupled with an interest and will neither be affected by the death, dissolution or insolvency of Debtor nor by the lapse of time. The obligations and agreements of Broker under Section 2, 3, 4 and 5 above shall continue in effect until the security interest of Administrative Agent in the Account has been terminated and Administrative Agent has notified Broker of such termination in writing. Upon receipt of such notice the obligations of Broker under Section 2, 3, 4 and 5 above with respect to the operation and maintenance of the Account after the receipt of such notice shall terminate, Administrative Agent shall have no further right to originate entitlement orders concerning the Account and Broker may take such steps as Debtor may request to vest full ownership and control of Account in Debtor including, but not limited to, transferring all of the financial assets and credit balances in the Account to another securities account in the name of Debtor or its designee. Broker may terminate this Agreement only upon not less than thirty (30) days' prior written notice to Administrative Agent.

     Section 10. This Agreement. This Agreement, the schedules and exhibits hereto and the agreements and instruments required to be executed and delivered hereunder set forth the entire agreement of the parties with respect to the subject matter hereof and supersede and discharge all prior agreements (written or oral) and negotiations and all contemporaneous oral agreements concerning such subject matter and negotiations. There are no oral conditions precedent to the effectiveness of this Agreement.

     Section 11. Amendments. No amendment, modification or termination of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by the party to be charged.

     Section 12. Severability. If any term or provision set forth in this Agreement shall be invalid or unenforceable, the remainder of this Agreement, or the application of such terms or provisions to persons or circumstances, other than those to which it is held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.

     Section 13. Successors. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives, and the assignees of any Secured Party.

     Section 14. Rules of Construction. In this Agreement, words in the singular number include the plural, and in the plural include the singular; words of the masculine gender include the feminine and the neuter, and when the sense so indicates words of the neuter gender may refer to any gender and the word "or" is disjunctive, but not exclusive. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit or describe the scope or intent of the provisions of this Agreement.

     Section 15. Notices. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth immediately following the signature of its authorized representative set forth below. Any party may change his address for notices in the manner set forth above.

     Section 16. Financial Assets. All property credited to the Account will be treated as financial assets under Article 8 of the Uniform Commercial Code of the State.

     Section 17. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

     Section 18. Choice of Law. The parties hereto agree that certain material events, occurrences and transactions relating to this Agreement bear a reasonable relationship to the State. The validity, terms, performance and enforcement of this Agreement shall be governed by those laws of the State which are applicable to agreements which are negotiated, executed, delivered and performed solely in the State.

                                  SIGNATURES:

                                  BANK OF AMERICA, N.A., as Administrative Agent

                                  By:______________________________________
                                  Name:____________________________________
                                  Title:___________________________________

                                  Address for Notices:
                                  Fax: (    ) ____ - ________


                                  DEBTOR:


                                  By:______________________________________
                                  Name:____________________________________
                                  Title:___________________________________

                                  Address for Notices:
                                  Fax: (    ) ____ - ________


                                  [BROKER NAME]


                                  By:______________________________________
                                  Name:____________________________________
                                  Title:___________________________________

                                  Address for Notices:
                                  Fax: (    ) ____ - ________

                                  SCHEDULE 7(f)

                               Grantor Information

      I.           II.                III.               IV.            V.                    VI.                     VII.
                                                                   Collateral       Name and Address         Relationship of
                                                                   Locations (and   of Owner of              Persons lised in VI to
              Jurisdiction of   Address of Chief                   Type             Collateral Location      Grantor (e.g., lessor,
Name          Formation         Executive Office    Trade Styles   of Collateral)   (if other than Grantor   warehousemen)
----          ---------         ----------------    ------------   --------------   -----------------------  ----------------------


                                  SCHEDULE 9(e)

                               Investment Property

                               Securities Accounts                      Other Investment Property
                               -------------------                      -------------------------

             Name and Address of      Securities Account   Name and Type    Quantity of Shares    Certificate
             Securities Intermediary  Number               of Issuer        or Other Interest     Number(s)

Grantor


                                  SCHEDULE 9(f)

                                Deposit Accounts

                               Name and Address of Depository                         Certificate of Deposit No.
Grantor                        Depository Institution              Account No.              (if applicable)



                                 SCHEDULE 9(i)

                             Commercial Tort Claims

Grantor         Adverse Party(ies)          Nature of Claim      Status of Claim

                                    EXHIBIT K

                           [Form of Pledge Agreement]

                           SECURITIES PLEDGE AGREEMENT
                                   (Borrower)

     THIS SECURITIES PLEDGE AGREEMENT (this "Pledge Agreement") is made and entered into as of this 15 day of October, 1999 by and among PEPSIAMERICAS, INC., a Delaware corporation and DAKBEV, LLC, a limited liability company organized under the laws of Delaware (individually, the "Pledgor" and collectively, the "Pledgors") and BANK OF AMERICA, N. A., a national banking association, as Administrative Agent (as defined in the Credit Agreement referred to below) for each of the Lenders (as defined in the Credit Agreement referred to below and, collectively with the Administrative Agent, the "Secured Parties") now or hereafter party to the Credit Agreement (as defined below). All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Credit Agreement.

                              W I T N E S S E T H:

     WHEREAS, the Secured Parties have agreed to provide to the Pledgors a revolving credit facility with a letter of credit sublimit and term loan facilities pursuant to the Credit Agreement dated as of October 15, 1999 among the Pledgors, the Administrative Agent and the Lenders (as from time to time amended, revised, modified, supplemented, or amended and restated, the "Credit Agreement"); and

     WHEREAS, as collateral security for the payment and performance of its Obligations, each Pledgor is willing to pledge and grant to the Administrative Agent for the benefit of the Secured Parties a security interest in (i) 65% of the Voting Securities and 100% of the other Subsidiary Securities of each of its Direct Foreign Subsidiaries, and (ii) all of the Subsidiary Securities of all other Subsidiaries, in each case, whether now existing or hereafter created or acquired (collectively, the "Pledged Interests"), and certain related property, including without limitation the Pledged Interests more particularly described on Schedule I hereto (such Subsidiaries, together with all other Subsidiaries whose Subsidiary Securities may be required to be subject to this Pledge Agreement from time to time, are hereinafter referred to collectively as the "Pledged Subsidiaries"); and

     WHEREAS, the Lenders are unwilling to enter into the Loan Documents unless each Pledgor enters into this Stock Pledge Agreement;

     NOW, THEREFORE, in order to induce the Secured Parties to enter into the Loan Documents and to make the credit facilities provided for therein available to or for the account of the Pledgors, and in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

1.   Pledge of Pledged Interests; Other Collateral.

          (a) As collateral security for the payment and performance by each Pledgor of its now or hereafter existing Obligations (the "Secured Obligations"), the Pledgors hereby grant, pledge and collaterally assign to the Administrative Agent for the benefit of the Secured Parties a first priority security interest in all of the following items of property in which it now has or may at any time hereafter acquire an interest, and wheresoever located:

               (i) the Pledged Interests; and

               (ii) all cash, securities, dividends, rights, and other property at any time and from time to time (x) declared or distributed in respect of or in exchange for or on conversion of any Pledged Interest, or (y) by its or their terms exchangeable or exercisable for or convertible into any Pledged Interest; and

               (iii) all other property hereafter delivered to the Administrative Agent in substitution for or as an addition to any of the foregoing, and all certificates and instruments representing or evidencing such property, all security entitlements constituting any Pledged Interest, and all securities accounts to which may at any time be credited any or all of the Pledged Interests; and

               (iv) all proceeds of any of the foregoing.

All such Pledged Interests, certificates, instruments, cash, securities, interests, dividends, rights and other property referred to in clauses (i) through (iv) of this Section 1 are herein collectively referred to as the "Collateral."

          (b) Subject to Section 10(a), each Pledgor agrees to deliver all certificates, instruments or other documents representing any Collateral to the Administrative Agent at such location as the Administrative Agent shall from time to time designate by written notice pursuant to Section 23 for its custody at all times until termination of this Pledge Agreement, together with such instruments of assignment and transfer as requested by the Administrative Agent.

          (c) Each Pledgor agrees to execute and deliver, or cause to be executed and delivered by other Persons, at Pledgor's expense, all share certificates, documents, instruments, agreements, financing statements (and amendments thereto and continuations thereof), assignments, control agreements, or other writings as the Administrative Agent may request from time to time to carry out the terms of this Pledge Agreement or to protect or enforce the Administrative Agent's Lien and security interest in the Collateral hereunder granted to the Administrative Agent for the benefit of the Secured Parties and further agrees to do and cause to be done upon the Administrative Agent's request, at Pledgor's expense, all things determined by the Administrative Agent to be necessary or advisable to perfect and keep in full force and effect the Lien in the Collateral hereunder granted to the Administrative Agent for the benefit of the Secured Parties, including the prompt payment of all out-of-pocket fees and expenses incurred in connection with any filings made to perfect or continue the Lien and security interest in the Collateral hereunder granted in favor of the Administrative Agent for the benefit of the Secured Parties. Each Pledgor hereby irrevocably authorizes the Administrative Agent to execute and file, with or if permitted by applicable law without the signature of the Pledgors, all such financing statements and amendments thereto and continuations thereof reflecting Administrative Agent as "debtor" and the Administrative Agent as "secured party," as the Administrative Agent may at any time deem necessary or advisable to carry out the purposes of this Pledge Agreement.

          (d) All filing fees, advances, charges, costs and expenses, including reasonable attorneys' fees, incurred or paid by the Administrative Agent or any Lender in exercising any right, power or remedy conferred by this Pledge Agreement, or in the enforcement thereof, shall become a part of the Secured Obligations secured hereunder and shall be paid to the Administrative Agent for the benefit of the Secured Parties by the Pledgors immediately upon demand therefor, and any amounts not so paid on demand (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

          (e) Each Pledgor agrees to register and cause to be registered the interest of the Administrative Agent, for the benefit of the Secured Parties, in the Collateral on its own books and records and the registration books of each of the Pledged Subsidiaries.

     2. Status of Pledged Interests. Each Pledgor hereby represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties that:

          (a) All of the Pledged Interests are and shall at all times be validly issued and outstanding, fully paid and nonassessable and constitute (i) 65% of the issued and outstanding Voting Securities and 100% of the other issued and outstanding Subsidiary Securities of each Direct Foreign Subsidiary and (ii) all of the issued and outstanding Subsidiary Securities of all other Domestic Subsidiaries, and are accurately described on
     Schedule I.

          (b) The Pledgor is and shall at all times be the sole registered and record and beneficial owner of the Pledged Interests, free and clear of all Liens, charges, equities, encumbrances and restrictions on pledge or transfer (other than the pledge hereunder and applicable restrictions pursuant to federal and state and applicable foreign securities laws).

          (c) At no time shall any Pledged Interests (i) be held or maintained in the form of a security entitlement or credited to any securities account and (ii) which constitute a "security" (or as to which the related Pledged Subsidiary has elected to have treated as a "security") under Article 8 of the Uniform Commercial Code of the State of North Carolina or of any other jurisdiction whose laws may govern (the "UCC") be maintained in the form of uncertificated securities. With respect to Pledged Interests that are "securities" under the UCC, or as to which the issuer has elected at any time to have such interests treated as "securities" under the UCC, such Pledged Interests are, and shall at all times be, represented by the share certificates listed on Schedule I hereto, which share certificates, with stock powers duly executed in blank by the Pledgor, have been delivered to the Administrative Agent or are being delivered to the Administrative Agent simultaneously herewith or, in the case of Additional Interests as defined in Section 22, shall be delivered pursuant to Section 22. With respect to Pledged Interests that are not "securities" under the UCC and the applicable Pledged Subsidiary has not elected to have such interests treated as "securities" under the UCC, the Pledgor has simultaneously herewith delivered to the Administrative Agent (or has previously delivered to the Administrative Agent or, in the case of Additional Interests as defined in Section 22, shall deliver pursuant to Section 22) a control agreement (or appropriate amendments thereto) duly executed by the Registrar of the applicable Pledged Subsidiary, in form and substance acceptable to the Administrative Agent and in which the Registrar (A) acknowledges that the Pledgor is at the date of such acknowledgment the sole record, and to its knowledge, beneficial owner of the Pledged Interests, (B) acknowledges the Lien in favor of the Administrative Agent for the benefit of the Secured Parties conferred hereunder and that such Lien will be reflected on the registry for such Pledged Interests, (C) agrees that it will not consent to, effect, acknowledge or register any transfer of such Pledged Interests nor acknowledge or register any Lien in favor of any other Person on such Pledged Interests, without the prior written consent of the Administrative Agent in each instance, until it receives notice from the Administrative Agent that all Liens on such
     Collateral in favor of the Secured Parties have been released or terminated, and (D) agrees that upon receipt of notice from the Administrative Agent that an Event of Default has occurred and is continuing and that the Pledged Interests identified in such notice have been transferred to a transferee (including any Secured Party) identified in such notice, it will duly record such transfer of such Pledged Interests on the appropriate registry without requiring further consent from the Pledgor and shall thereafter treat the transferee as the sole record and beneficial owner of such Pledged Interests pending further transfer, in each case notwithstanding any contrary instruction received from the Pledgor. In addition, with respect to all Pledged Interests, the Pledgor has simultaneously herewith delivered to the Administrative Agent (or has previously delivered to the Administrative Agent or, in the case of
     Additional Interests shall deliver pursuant to Section 22) Uniform Commercial Code financing statements on Form UCC-1 (or appropriate amendments thereto) duly executed by or on behalf of the Pledgor as "debtor" and naming the Administrative Agent for the benefit of the Secured Parties as "secured party," in form, substance and number sufficient in the reasonable opinion of the Administrative Agent to be filed in all UCC filing offices and in all jurisdictions in which filing is necessary or advisable to perfect in favor of the Administrative Agent for the benefit of the Secured Parties the Lien on such Pledged Interests, together with all required filing fees. Without limiting the foregoing provisions of this
     Section 2(c), with respect to any Pledged Interests issued by any Direct Foreign Subsidiary, Pledgor shall deliver or cause to be delivered, (i) in addition to or in substitution for all or any of the foregoing items, as the Administrative Agent may elect, such other instruments, certificates, agreements, notices, filings, and other documents, and take or cause to be taken such other action, as the Administrative Agent may determine to be necessary or advisable under the laws of the jurisdiction of formation of such Direct Foreign Subsidiary, to grant, perfect and protect as a first priority lien in such Collateral in favor of the Administrative Agent for the benefit of the Lenders, and (ii) an opinion of counsel acceptable in form and substance to the Administrative Agent issued by a law firm acceptable to the Administrative Agent licensed to practice law in such foreign jurisdiction, addressing with respect to such Pledged Interests the matters described in Section 9.20(g)(iii) and (v) of the Credit Agreement.

          (d) It has full corporate power, legal right and lawful authority to execute this Pledge Agreement and to pledge, assign and transfer its Pledged Interests in the manner and form hereof.

          (e) The pledge, assignment and delivery of its Pledged Interests (along with undated stock powers executed in blank, financing statements and control agreements) to the Administrative Agent for the benefit of the Secured Parties pursuant to this Pledge Agreement creates or continues, as applicable, a valid and perfected first priority security interest in such Pledged Interests in favor of the Administrative Agent for the benefit of the Secured Parties, securing the payment of the Secured Obligations, assuming, in the case of the Pledged Interests which constitute certificated "securities" under the UCC, continuous and uninterrupted possession by or on behalf of the Administrative Agent.

          (f) Except as otherwise expressly provided herein or in the Credit Agreement, none of the Pledged Interests (nor any interest therein or thereto) shall be sold, transferred or assigned without the Administrative Agent's prior written consent, which may be withheld for any reason.

          (g) It shall at all times cause the Pledged Interests that constitute "securities" (or as to which the issuer elects to have treated as "securities") under the UCC to be represented by the certificates now and hereafter delivered to the Administrative Agent in accordance with Sections 1, 2 and 22 hereof and that it shall cause each of the Pledged Subsidiaries not to issue any Subsidiary Securities, or securities convertible into, or exchangeable or exercisable for, Subsidiary Securities, at any time during the term of this Pledge Agreement unless the Pledged Interests of such Pledge Subsidiary are issued solely to either (y) the Pledgor who shall immediately comply with Sections 2 and 22 hereof with respect to such property or (z) another Credit Party who shall immediately pledge such additional Subsidiary Securities to the Administrative Agent for the benefit of the Secured Parties on substantially identical terms as are contained herein and deliver or cause to be delivered the appropriate documents described in Section 2(c) hereof to the Administrative Agent and take such further actions as the Administrative Agent may deem necessary in order to perfect a first priority security interest in such Subsidiary Securities.

          (h) Pledgor shall not cause, suffer or permit to occur a change in the identity of any Registrar for any Pledged Interests except upon giving not less than ten (10) days' prior written notice to the Administrative Agent and providing evidence reasonably satisfactory to the Administrative Agent (which shall include the written acknowledgment of such new Registrar if the Administrative Agent shall elect) of continuing compliance with the provisions of Sections 1(e) and 2(c) hereof.

     3. Preservation and Protection of Collateral.

          (a) The Administrative Agent shall be under no duty or liability with respect to the collection, protection or preservation of the Collateral, or otherwise, beyond the use of reasonable care in the custody and preservation thereof while in its possession.

          (b) Each Pledgor agrees to pay when due all taxes, charges, Liens and assessments against the Collateral, unless being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves have been established in accordance with GAAP applied on a Consistent Basis and evidenced to the satisfaction of the Administrative Agent and provided that all enforcement proceedings in the nature of levy or foreclosure are effectively stayed. Upon the failure of the Pledgor to so pay or contest such taxes, charges, Liens or assessments, or upon the failure of the Pledgor to pay any amount pursuant to Section 1(c), the Administrative Agent at its option may pay or contest any of them (the Administrative Agent having the sole right to determine the legality or validity and the amount necessary to discharge such taxes, charges, Liens or assessments) but shall not have any obligation to make any such payment or contest. All sums so disbursed by the Administrative Agent, including reasonable attorneys' fees, court costs, expenses and other charges related thereto, shall be payable on demand by the Pledgor to the Administrative Agent and shall be additional Secured Obligations secured by the Collateral, and any amounts not so paid on demand (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

     4. Default. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent is given full power and authority, then or at any time thereafter, to sell, assign, deliver or collect the whole or any part of the Collateral, or any substitute therefor or any addition thereto, in one or more sales, with or without any previous demands or demand of performance or, to the extent permitted by law, notice or advertisement, in such order as the Administrative Agent may elect; and any such sale may be made either at public or private sale at the Administrative Agent's place of business or elsewhere, either for cash or upon credit or for future delivery, at such price or prices as the Administrative Agent may reasonably deem fair; and the Administrative Agent or any other Secured Party may be the purchaser of any or all Collateral so sold and hold the same thereafter in its own right free from any claim of the Pledgors or right of redemption. Demands of performance, advertisements and presence of property and sale and notice of sale are hereby waived to the extent permissible by law. Any sale hereunder may be conducted by an auctioneer or any officer or agent of the Administrative Agent. Pledgors recognize that the Administrative Agent may be unable to effect a public sale of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable state law, and may be otherwise delayed or adversely affected in effecting any sale by reason of present or future restrictions thereon imposed by governmental authorities, and that as a consequence of such prohibitions and restrictions the Administrative Agent may be compelled (i) to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof, or (ii) to seek regulatory approval of any proposed sale or sales, or (iii) to limit the amount of Collateral sold to any Person or group. Each Pledgor agrees and acknowledges that private sales so made may be at prices and upon terms less favorable to Pledgor than if such Collateral was sold either at public sales or at private sales not subject to other regulatory restrictions, and that the Administrative Agent has no obligation to delay the sale of any of the Collateral for the period of time necessary to permit the Pledged Subsidiary to register or otherwise qualify them, even if such Pledged Subsidiary would agree to register or otherwise qualify such Collateral for public sale under the Securities Act or applicable state law. Each Pledgor further agrees, to the extent permitted by applicable law, that the use of private sales made under the foregoing circumstances to dispose of the Collateral shall be deemed to be dispositions in a commercially reasonable manner. Each Pledgor hereby acknowledges that a ready market may not exist for the Pledged Interests if they are not traded on a national securities exchange or quoted on an automated quotation system and agrees and acknowledges that in such event the Pledged Interests may be sold for an amount less than a pro rata share of the fair market value of the Pledged Subsidiary's assets minus its liabilities. In addition to the foregoing, the Secured Parties may exercise such other rights and remedies as may be available under the Loan Documents, at law (including without limitation the UCC) or in equity.

     5. Proceeds of Sale. The proceeds of the sale of any of the Collateral and all sums received or collected from or on account of such Collateral shall be applied by the Administrative Agent for the benefit of the Secured Parties in the manner provided in Section 11.5 of the Credit Agreement.

     6. Presentments, Demands and Notices. The Administrative Agent shall not be under any duty or obligation whatsoever to make or give any presentments, demands for performances, notices of nonperformance, protests, notice of protest or notice of dishonor in connection with any obligations or evidences of indebtedness held thereby as collateral, or in connection with any obligations or evidences of indebtedness which constitute in whole or in part the Secured Obligations secured hereunder.

     7. Attorney-in-Fact. Each Pledgor hereby appoints the Administrative Agent as such Pledgor's attorney-in-fact for the purposes of carrying out the provisions of this Pledge Agreement and taking any action and executing any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest; provided, that the Administrative Agent shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of a Default or an Event of Default. Without limiting the generality of the foregoing, upon the occurrence and during the continuance of a Default or an Event of Default, the Administrative Agent shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to such Pledgor representing any dividend, interest payment, principal payment or other distribution payable or distributable in respect to the Collateral or any part thereof and to give full discharge for the same.

     8. Reinstatement. The granting of a security interest in the Collateral and the other provisions hereof shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by any Secured Party, whether upon the insolvency, bankruptcy or reorganization of the Pledgor or any other Credit Party or otherwise, all as though such payment had not been made. The provisions of this Section 8 shall survive repayment of all of the Secured Obligations and the termination or expiration of this Pledge Agreement in any manner, including but not limited to termination upon occurrence of the Facility Termination Date.

     9. Waiver by the Pledgors. Each Pledgor waives to the extent permitted by applicable law (a) any right to require any Secured Party or any other obligee of the Secured Obligations to (x) proceed against any Person or entity, including without limitation any Credit Party, (y) proceed against or exhaust any Collateral or other collateral for the Secured Obligations, or (z) pursue any other remedy in its power; (b) any defense arising by reason of any disability or other defense of any other Person, or by reason of the cessation from any cause whatsoever of the liability of any other Person or entity, (c) any right of subrogation, (d) any right to enforce any remedy which any Secured Party or any other obligee of the Secured Obligations now has or may hereafter have against any other Person and any benefit of and any right to participate in any collateral or security whatsoever now or hereafter held by the
Administrative Agent for the benefit of the Secured Parties. Each Pledgor authorizes each Secured Party and each other obligee of the Secured Obligations without notice (except notice required by applicable law) or demand and without affecting its liability hereunder or under the Loan Documents from time to time to: (i) take and hold security, other than the Collateral herein described, for the payment of such Secured Obligations or any part thereof, and exchange, enforce, waive and release the Collateral herein described or any part thereof or any such other security; and (ii) apply such Collateral or other security and direct the order or manner of sale thereof as such Secured Party or obligee in its discretion may determine.

     The Administrative Agent may at any time deliver (without representation, recourse or warranty) the Collateral or any part thereof to the Pledgors and the receipt thereof by the Pledgors shall be a complete and full acquittance for the Collateral so delivered, and the Administrative Agent shall thereafter be discharged from any liability or responsibility therefor.

     10. Dividends and Voting Rights.

          (a) All dividends and other distributions with respect to any of the Pledged Interests shall be subject to the pledge hereunder, provided, however, that cash dividends paid to the appropriate Pledgor as record owner of the Pledged Interests, to the extent permitted by the Credit Agreement to be declared and paid, may be retained by such Pledgor so long as no Default or Event of Default shall have occurred and be continuing, free from any Liens hereunder.

          (b) So long as no Default or Event of Default shall have occurred and be continuing, the registration of the Collateral in the name of the Pledgor as record and beneficial owner shall not be changed and the Pledgor shall be entitled to exercise all voting and other rights and powers pertaining to the Collateral for all purposes not inconsistent with the terms hereof.

          (c) Upon the occurrence and during the continuance of any Default or Event of Default, all rights of the Pledgor to receive and retain cash dividends and other distributions upon the Collateral pursuant to subsection (a) above shall cease and shall thereupon be vested in the
     Administrative Agent for the benefit of the Secured Parties, and the Pledgor shall, or shall cause, all such cash dividends and other distributions with respect to the Pledged Interests to be promptly delivered to the Administrative Agent (together, if the Administrative Agent shall request, with the documents described in Sections 1(c) and 2(c) hereof or other negotiable documents or instruments so distributed) to be held, released or disposed of by it hereunder or, at the option of the Administrative Agent, to be applied to the Secured Obligations.

          (d) Upon the occurrence and during the continuance of any Default or Event of Default, at the option of the Administrative Agent, all rights of the Pledgor to exercise the voting or consensual rights and powers which it is authorized to exercise pursuant to subsection (b) above shall cease and the Administrative Agent may thereupon (but shall not be obligated to), at its request, cause such Collateral to be registered in the name of the Administrative Agent or its nominee or agent for the benefit of the Secured Parties and/or exercise such voting or consensual rights and powers as appertain to ownership of such Collateral, and to that end the Pledgor hereby appoints the Administrative Agent as its proxy, with full power of substitution, to vote and exercise all other rights as a shareholder with respect to such Pledged Interests hereunder upon the occurrence and during the continuance of any Default or Event of Default, which proxy is coupled with an interest and is irrevocable until the Facility Termination Date, and the Pledgor hereby agrees to provide such further proxies as the Administrative Agent may request; provided, however, that the Administrative Agent in its discretion may from time to time refrain from exercising, and shall not be obligated to exercise, any such voting or consensual rights or such proxy.

     11. Continued Powers. Until the Facility Termination Date shall have occurred, the power of sale and other rights, powers and remedies granted to the Administrative Agent for the benefit of the Secured Parties hereunder shall continue to exist and may be exercised by the Administrative Agent at any time and from time to time.

     12. Other Rights. The rights, powers and remedies given to the Administrative Agent for the benefit of the Secured Parties by this Pledge Agreement shall be in addition to all rights, powers and remedies given to the Administrative Agent or any Secured Party under any Related Agreement or by virtue of any statute or rule of law. Any forbearance or failure or delay by the Administrative Agent in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of the Secured Parties shall continue in full force and effect until such right, power or remedy is specifically waived in accordance with the terms of the Credit Agreement.

     13. Anti-Marshaling Provisions. The right is hereby given by each Pledgor to the Administrative Agent, for the benefit of the Secured Parties, to make releases (whether in whole or in part) of all or any part of the Collateral agreeable to the Administrative Agent without notice to, or the consent, approval or agreement of other parties and interests, including junior lienors, which releases shall not impair in any manner the validity of or priority of the Liens and security interests in the remaining Collateral conferred hereunder, nor release the Pledgor from personal liability for the Secured Obligations. Notwithstanding the existence of any other security interest in the Collateral held by the Administrative Agent, for the benefit of the Secured Parties, the Administrative Agent shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided in this Pledge Agreement. Each Pledgor hereby waives any and all right to require the marshaling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein or in any Related Agreement.

     14. Entire Agreement. This Pledge Agreement, together with the Credit Agreement and other Loan Documents, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Neither this Pledge Agreement nor any portion or provision hereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than as provided in the Credit Agreement.

     15. Further Assurances. Each Pledgor agrees at its own expense to do such further acts and things, and to execute and deliver, and cause to be executed and delivered as may be necessary or advisable to give effect thereto, such additional conveyances, assignments, financing statements, control agreements, documents, certificates, stock powers, agreements and instruments, as the Administrative Agent may at any time reasonably request in connection with the administration or enforcement of this Pledge Agreement or related to the Collateral or any part thereof or in order better to assure and confirm unto the Administrative Agent its rights, powers and remedies for the benefit of the Secured Parties hereunder. Each Pledgor hereby consents and agrees that the Pledged Subsidiaries and their respective Registrars, and all other Persons, shall be entitled to accept the provisions hereof as conclusive evidence of the right of the Administrative Agent, on behalf of the Secured Parties, to exercise its rights, privileges, and remedies hereunder with respect to the Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by the Pledgor or any other Person to any of such Pledged Subsidiaries or Registrars or other Persons.

     16. Binding Agreement; Assignment. This Pledge Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and to their respective successors and assigns, except that the Pledgor shall not be permitted to assign this Pledge Agreement or any interest herein or in the Collateral, or any part thereof, or otherwise pledge, encumber or grant any option with respect to the Collateral, or any part thereof, or any cash or property held by the Administrative Agent as Collateral under this Pledge Agreement. Without limiting the generality of the foregoing sentence of this Section 16, any Lender may assign to one or more Persons, or grant to one or more Persons participations in or to, all or any part of its rights and obligations under the Credit Agreement (to the extent permitted by the Credit Agreement); and to the extent of any such assignment or participation such other Person shall, to the fullest extent permitted by law, thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject however, to the provisions of the Credit Agreement, including Article XII thereof (concerning the Administrative Agent) and Section
13.1 thereof (concerning assignments and participations). All references herein to the Administrative Agent and to the Secured Parties shall include any successor thereof or permitted assignee, and any other obligees from time to time of the Secured Obligations.

     17. Swap Agreements. All obligations of the Pledgor under Swap Agreements (which are not prohibited under the terms of the Credit Agreement) to which any Lender or any affiliate of any Lender is a party, shall be deemed to be Secured Obligations secured hereby, and each Lender or affiliate of a Lender party to any such Swap Agreement shall be deemed to be a Secured Party hereunder with respect to such Secured Obligations; provided, however, that such obligations shall cease to be Secured Obligations at such time as such Person (or affiliate of such Person) shall cease to be a "Lender" under the Credit Agreement.

     18. Severability. The provisions of this Pledge Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Pledge Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

     19. Counterparts. This Pledge Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Pledge Agreement to produce or account for more than one such counterpart executed by the Pledgor against whom enforcement is sought.

     20. Termination. Subject to the provisions of Section 8, this Pledge Agreement and all obligations of each Pledgor hereunder (excluding those obligations and liabilities that expressly survive such termination) shall terminate without delivery of any instrument or performance of any act by any party on the Facility Termination Date. Upon such termination of this Pledge Agreement, the Administrative Agent shall, at the sole expense of the Pledgors, promptly deliver to the Pledgors the certificates evidencing its shares of Pledged Interests (and any other property received as a dividend or distribution or otherwise in respect of such Pledged Interests), together with any cash then constituting the Collateral not then sold or otherwise disposed of in accordance with the provisions hereof, and take such further actions at the request of the Pledgors as may be necessary to effect the same.

     21. Indemnification. Without limitation of Section 13.9 of the Credit Agreement or any other indemnification provision in any Loan Document, each Pledgor agrees to indemnify and hold harmless each Secured Party and each of their affiliates, and their respective officers, directors, employees, agents, and advisors (each, an "Indemnified Party"), from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of defense in connection therewith) the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans or other extension of credit under the Loan Documents, except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this
Section 21 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Pledgor or any other Credit Party, any of their respective directors, shareholders or creditors, or an Indemnified Party or any other Person, or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. Each Pledgor agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to it, any of its subsidiaries or affiliates, or any security holders or creditors thereof arising out of, related to or in connection with the transactions contemplated herein or in the other Loan Documents, except to the extent that such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have directly resulted from such Indemnified Party's gross negligence or willful misconduct. Each Pledgor agrees not to assert any claim against any Secured Party, any of its affiliates, or any of their respective directors, officers, employees, attorneys, agents, or advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Loan Documents, any of the transactions contemplated therein or the actual or proposed use of the proceeds of the Loans or other extensions of credit under the Loan Documents. The agreements in this Section 21 shall survive repayment of all of the Secured Obligations and the termination or expiration of this Pledge Agreement in any manner, including but not limited to termination upon occurrence of the Facility Termination Date.

     22. Additional Interests. If either Pledgor shall at any time acquire or hold any additional Pledged Interests, including any Pledged Interests issued by any Subsidiary not listed on Schedule I hereto which are required to be subject to a Lien pursuant to a Pledge Agreement by the terms hereof or of Article V or any other provision of the Credit Agreement (any such shares being referred to herein as the "Additional Interests"), such Pledgor shall deliver to the Administrative Agent for the benefit of the Secured Parties (i) a revised
Schedule I hereto reflecting the ownership and pledge of such Additional Interests and (ii) a Pledge Agreement Supplement in the form of Exhibit A hereto with respect to such Additional Interests duly completed and executed by the Pledgor and (iii) any other document required in connection with such Additional Interests as described in Section 2(c). The Pledgors shall comply with the requirements of this Section 22 concurrently with the acquisition of any such Additional Interests or, in the case of Additional Interests to which Section
9.20 of the Credit  Agreement  applies,  within  the time  period  specified  in
Article V, Section 9.20 or elsewhere in the Credit Agreement with respect to such Additional Interests; provided, however, that the failure to comply with the provisions of this Section 22 shall not impair the Lien on Additional Interests conferred hereunder.

     23. Notices. Any notice required or permitted hereunder shall be given (a) with respect to the Pledgors, at the address of the Pledgors indicated in
Section 13.2 of the Credit Agreement and (b) with respect to the Administrative Agent or a Lender, at the Administrative Agent's address indicated in Section
13.2 of the Credit Agreement. All such addresses may be modified, and all such notices shall be given and shall be effective, as provided in Section 13.2 of the Credit Agreement.

     24. Rules of Interpretation. The rules of interpretation contained in Sections 1.2(c) through 1.2(l) of the Credit Agreement shall be applicable to this Pledge Agreement and are hereby incorporated by reference. All representations and warranties contained herein shall survive the delivery of documents and any extension of credit referred to herein or secured hereby.

     25. Governing Law; Waivers.

          (a) THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

          (b) EACH PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF MECKLENBURG, STATE OF NORTH CAROLINA, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS PLEDGE AGREEMENT, EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY HAVE NOW OR HEREAFTER TO THE LAYING OF THE VENUE OR TO THE JURISDICTION OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

          (c)  EACH  PLEDGOR  AGREES  THAT  SERVICE  OF  PROCESS  MAY BE MADE BY
     PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF THE PLEDGOR PROVIDED IN
     SECTION 23 OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF NORTH CAROLINA.

          (d) NOTHING CONTAINED IN SUBSECTIONS (b) OR (c) HEREOF SHALL PRECLUDE THE ADMINISTRATIVE AGENT OR ANY LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT OR THE OTHER LOAN DOCUMENTS IN THE COURTS OF ANY PLACE WHERE THE PLEDGORS OR ANY OF THE PLEDGORS' PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, THE PLEDGORS HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVE, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, OBJECTION TO THE EXERCISE OF JURISDICTION OVER THEM AND THEIR PROPERTY BY ANY SUCH OTHER COURT OR COURTS WHICH NOW OR HEREAFTER, BY REASON OF THEIR PRESENT OR FUTURE DOMICILE, OR OTHERWISE, MAY BE AVAILABLE UNDER APPLICABLE LAW.

          (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS PLEDGE AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THE FOREGOING, EACH PARTY HEREBY AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION, SUIT OR PROCEEDING.

          (f) EACH PLEDGOR HEREBY EXPRESSLY WAIVES ANY OBJECTION IT MAY HAVE THAT ANY COURT TO WHOSE JURISDICTION IT HAS SUBMITTED PURSUANT TO THE TERMS HEREOF IS AN INCONVENIENT FORUM.

                            [Signature Pages Follow]

     IN WITNESS WHEREOF, the parties have duly executed this Pledge Agreement on the day and year first written above.

                                    PLEDGORS:

                                    PEPSIAMERICAS, INC.


                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                                    DAKBEV, LLC.

                                    By: ________________________________________
                                            Managing Member
                                    Name:_______________________________________
                                    Title:______________________________________

                             Signature Page 1 of 2

                                     ADMINISTRATIVE AGENT:

                                     BANK OF AMERICA, N. A., as Administrative
                                     Agent for the Lenders

                                    By: ________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                             Signature Page 2 of 2

                                   SCHEDULE I

Name of Pledgor    Name,         Class or Type  Total Amount  Total Amount Total Amount  Certificate  Par Value (if  Name and
                   Jurisdiction  of Pledged     of Class or   of Class or  Pledged       Number (if   applicable)    Title of
                   of Formation  Interest       Type of       Type                       applicable)                 Registrar
                   and Type of                  Pledged       Outstanding
                   Entity of                    Interests
                   Pledged                      Authorized
                   Subsidiary


                                    EXHIBIT A

                           PLEDGE AGREEMENT SUPPLEMENT

     THIS PLEDGE AGREEMENT SUPPLEMENT (as from time to time amended, modified or restated, this " Supplement"), dated as of ______________ ___, ____ is made by and between ____________, a __________ corporation (the "Pledgor"), and BANK OF AMERICA, N. A., a national banking association, as Administrative Agent for each of the Lenders (as described in the Pledge Agreement referred to below) now or hereafter party to the Credit Agreement (as defined in the Pledge Agreement referred to below). All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Pledge Agreement (as defined below).

     WHEREAS, the Pledgor is required under the terms of the Credit Agreement and that certain Securities Pledge Agreement dated as of ________ ___, 1999 the Pledgor in favor of the Administrative Agent for the benefit of the Secured Parties (as from time to time amended, modified, supplemented or amended and restated, the "Pledge Agreement"), to cause certain Pledged Interests held by it and listed on Annex A to this Supplement (the "Additional Interests") to be specifically identified as subject to the Pledge Agreement; and

     WHEREAS, a material part of the consideration given in connection with and as an inducement to the execution and delivery of the Credit Agreement by the Secured Parties was the obligation of the Pledgor to pledge to the
Administrative Agent for the benefit of the Secured Parties the Additional Interests, whether then owned or subsequently acquired or created; and

     WHEREAS, the Pledgor has acquired rights in the Additional Interests and desires to pledge, and evidence its prior pledge, to the Administrative Agent for the benefit of the Secured Parties all of the Additional Interests in accordance with the terms of the Credit Agreement and the Pledge Agreement;

     NOW,   THEREFORE,   the  Pledgor   hereby   agrees  as  follows   with  the
Administrative Agent, for the benefit of the Secured Parties:

     The Pledgor hereby reaffirms and acknowledges the pledge and collateral assignment to, and the grant of security interest in, the Additional Interests contained in the Pledge Agreement and pledges and collaterally assigns to the Administrative Agent for the benefit of the Secured Parties, and grants to the Administrative Agent for the benefit of the Secured Parties a first priority lien and security interest in, the Additional Interests and all of the following:

          (a) all cash, securities, dividends, rights, and other property at any time and from time to time (x) declared or distributed in respect of or in exchange for or on conversion of any or all of the Additional Interests or
     (y) by its or their terms exchangeable or exercisable for or convertible into any Additional Interest or other Pledged Interest;

          (b) all other property hereafter delivered to the Administrative Agent in substitution for or as an addition to any of the foregoing, and all certificates and instruments representing or evidencing such property, all security entitlements constituting Additional Interests, and all securities accounts to which may at any time be credited any or all of the Additional Interests; and

          (c) all proceeds of any of the foregoing.

The Pledgor hereby acknowledges, agrees and confirms by its execution of this Supplement that the Additional Interests constitute "Pledged Interests" under and are subject to the Pledge Agreement, and the items of property referred to in clauses (a) through (c) above (the "Additional Collateral") shall collectively constitute "Collateral" under and are subject to the Pledge Agreement. Each of the representations and warranties with respect to Pledged Interests and Collateral contained in the Pledge Agreement is hereby made by the Pledgor with respect to the Additional Interests and the Additional Collateral, respectively. The Pledgor further represents and warrants that a true, correct and complete revised Schedule I to the Pledge Agreement reflecting the Additional Interests and all other Pledged Interests is attached hereto and hereby incorporated by reference into the Pledge Agreement, and that all other documents required to be furnished to the Administrative Agent pursuant to
Section 2(c) of the Pledge Agreement in connection with the Additional Collateral have been delivered or are being delivered simultaneously herewith to the Administrative Agent.


          IN WITNESS WHEREOF, the Pledgor has caused this Supplement to be duly executed by its authorized officer as of the day and year first above written.

                                    PLEDGOR:

                                    ____________________________________________


                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

Acknowledged and accepted:

BANK OF AMERICA, N. A.,
as Administrative Agent for the Lenders

By:_____________________________________
Name:___________________________________
Title:__________________________________

                                     ANNEX A

         (to Pledge Agreement Supplement of __________ dated __________)

                              Additional Interests

Name of Pledgor    Name,        Class or Type  Total Amount  Total Amount   Total Amount  Certificate   Par Value (if    Name and
                   Jurisdiction of Additional  of Class or   of Class or    Pledged       Number (if    applicable)      Title of
                   of Formation Interest       Type of       Type                         applicable)                    Registrar
                   and Type of                 Additional    Outstanding
                   Entity of                   Interests
                   Pledged                     Authorized
                   Subsidiary


                REVISED SCHEDULE I TO SECURITIES PLEDGE AGREEMENT

                                Date: __________

Name of Pledgor    Name,         Class or Type  Total Amount  Total Amount   Total Amount  Certificate  Par Value (if  Name and
                   Jurisdiction  of Pledged     of Class or   of Class or    Pledged       Number (if   applicable)    Title of
                   of Formation  Interest       Type of       Type                         applicable)                 Registrar
                   and Type of                  Pledged       Outstanding
                   Entity of                    Interests
                   Pledged                      Authorized
                   Subsidiary
